Exhibit 10.1

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 22, 2021 by and among

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation (the “Lead Borrower”),

the Borrowers party hereto (together with the Lead Borrower, the “Borrowers”),

the Facility Guarantors party hereto (the “Facility Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”),

the Lenders party hereto, and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent, among others, have entered into a certain Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Credit Agreement”); and

WHEREAS, the Lead Borrower has requested certain modifications to the Credit Agreement, including, without limitation, an extension of the Maturity Date; and

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

2.

Representations and Warranties. Each Loan Party hereby represents and warrants that immediately after giving effect to this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of such earlier date.

3.	Amendments to Credit Agreement.

a.

Composite Credit Agreement. The Credit Agreement (excluding the schedules and exhibits thereto, which shall remain in full force and effect, except as specifically referenced in clauses (b) through (e) of this Section 3) is hereby amended as set forth in Annex A attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

b.

Schedule 1.1(a) (Lenders and Commitments). Schedule 1.1(a) (Lenders and Commitments) to the Credit Agreement is hereby deleted and replaced in its entirety by the Schedule 1.1(a) (Lenders and Commitments) attached hereto as Annex B.

c.

Other Schedules to Credit Agreement. Each of the schedules to the Credit Agreement (other than Schedule 1.1(a)) is hereby deleted in its entirety and substituted in its stead as of the date hereof is each of the updated schedules delivered to the Administrative Agent on the date hereof.

d.

Exhibit N (Form of Qualifying Pari Passu Intercreditor Agreement). Exhibit N (Form of Qualifying Pari Passu Intercreditor Agreement) to the Credit Agreement is hereby added to the Credit Agreement in the form attached hereto as Annex C.

e.	Exhibit O (Form of Conversion/Continuation). Exhibit O (Form of Conversion/Continuation) to the Credit Agreement is hereby added to the Credit Agreement in the form attached hereto as Annex D.

f.

Security Agreement. The Lenders party hereto, comprising the Required Lenders, hereby authorize the Agents to enter into an amendment to the Security Agreement, pursuant to that certain Confirmation and Third Amendment of Ancillary Loan Documents, dated as of the date hereof (the “Confirmation and Ratification Agreement”), by and among, the Loan Parties and the Agents.

4.

Conditions to Effectiveness. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

a.	Amendment. This Amendment shall have been duly executed and delivered by the Loan Parties, the Agents and the Lenders.

b.

Fee Letter. The Administrative Agent shall have received the Amended and Restated Fee Letter, dated as of the Third Amendment Effective Date (the “Fee Letter”), by and among the Lead Borrower and the Administrative Agent.

c.

Lien Searches. The Administrative Agent shall have received the results of (i) searches of the UCC filings (or equivalent filings) and (ii) tax lien searches, made with respect to the Loan Parties in, with respect to searches in respect of clause (i), the states or other jurisdictions of formation of such Persons and, with respect to searches in respect of clause (ii), such other locations as are satisfactory to the Administrative Agent, together with copies of the financing statements (or, in the case of clause (ii), similar documents) disclosed by such searches.

d.

Corporate Action. All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken. The Administrative Agent shall have received such customary corporate resolutions, certificates and other customary corporate documents as the Administrative Agent shall reasonably request.

e.	Confirmation Agreement. The Administrative Agent shall have received the Confirmation and Ratification Agreement.

f.

Notes. The Administrative Agent shall have received a Revolving Credit Note (to be held by the Administrative Agent pending return of any existing Revolving Credit Note held by such Lender), in favor of each requesting Lender.

g.

Florida Out-of-State Affidavit. The Administrative Agent shall have received a Florida affidavit by each of the Lead Borrower, Burlington Coat Factory of Texas, L.P., a Florida limited partnership and Burlington Coat Factory of Texas, Inc., a Florida corporation (collectively, the “Florida Opinion Parties”), attesting to the out-of-state execution of this Amendment.

h.

Opinions of Counsel. The Administrative Agent shall have received written opinions (addressed to the Administrative Agent, the Collateral Agent, and the Lenders and dated the Third Amendment Effective Date) of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Loan Parties, that this Amendment does not adversely affect the validity under Article 9 of the NY UCC of the security interest granted to the Collateral Agent by the Loan Parties, that this Amendment does not adversely affect the perfection under Article 9 of the applicable UCC of the security interests granted to the Collateral Agent by the Loan Parties domiciled in Delaware and Texas, and covering such other matters relating to this Amendment, the other Loan Documents or the Loan Parties as the Administrative Agent may reasonably request, (ii) Goldman Antonetti & Córdova, LLC, counsel for Burlington Coat Factory of Puerto Rico, LLC, covering matters relating to this Amendment, the other Loan Documents or Burlington Coat Factory of Puerto Rico, LLC as the Administrative Agent may reasonably request, (iii) Akerman LLP, local counsel for the Florida Opinion Parties, covering matters relating to this Amendment, the other Loan Documents and the Florida Loan Parties as the Administrative Agent may reasonably request, and (iv) the assistant general counsel of Burlington Stores, Inc. covering matters relating to this Amendment, the other Loan Documents or the Loan Parties as the Administrative Agent may reasonably request.

i.	No Default. Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

j.

Borrowing Base Certificate; Availability. The Administrative Agent shall have received a Borrowing Base Certificate for the month ended November 27, 2021, dated as of the Third Amendment Effective Date, demonstrating that immediately after giving effect to this Amendment, Availability shall be not less than $400,000,000.

k.	No Material Adverse Effect. No event shall have occurred after January 31, 2021 that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

l.	Financial Projections. The Administrative Agent shall have received updated financial projections in form and substance reasonably satisfactory to the Administrative Agent.

m.

Fees and Expenses. (i) The Administrative Agent, the Arrangers and the Lenders shall have received, or substantially concurrently with the effectiveness of this Amendment, will receive, all applicable fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including pursuant to the Fee Letter, and (ii) all Credit Party Expenses incurred by the Agents on or prior to the Third Amendment Effective Date, including reasonable and documented attorneys’ fees of one counsel, in connection with or relating to this Amendment that have been invoiced at least 3 Business Days prior to the Third Amendment Effective Date shall have been, or substantially concurrently with the effectiveness of this Amendment, will be reimbursed or paid.

Without limiting the generality of the provisions of the last paragraph of Section 8.05 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto.

5.	Post-Closing Obligations.

a.

On or prior to the date that is sixty (60) days after the Third Amendment Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent updated insurance endorsements in form and substance reasonably satisfactory to the Administrative Agent, which endorsements shall comply with the requirements of Section 5.07 of the Amended Credit Agreement.

b.

On or prior to the date that is sixty (60) days after the Third Amendment Effective Date (or such alter date as may be agreed by the Administrative Agent in its sole discretion), the Loan Parties shall deliver to the Administrative Agent a Blocked Account Agreement in form and substance reasonably satisfactory to the Administrative Agent, with respect to the Concentration Account maintained with Bank of America, N.A.

6.

Ratification and Reaffirmation. Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agents, the Issuing Banks and the Lenders under the Amended Credit Agreement, and the other Loan Documents, including, without limitation, the Revolving Credit Loans and other Credit Extensions, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuing Banks and the Agents, as applicable, the Revolving Credit Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Issuing Banks and the Agents, as applicable, under the Amended Credit Agreement and the other Loan Documents and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the Liens, pledges and security interests granted pursuant to the Security Documents and the other Loan Documents are and continue to be valid, fully perfected and enforceable (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries) first priority Liens on, and security interests in, all right, title and interest of the Loan Parties in the Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances (x) having priority by operation of Applicable Law, (y) in favor of the agent under the Term Loan Financing Facility on any Term Loan Priority Collateral, or (z) in favor of the agent, trustee or other secured party in respect of any Qualifying Senior Secured Debt or any Qualifying Other Debt on any Qualifying Senior Collateral. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect.

7.

Binding Effect; Integration, Etc. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns. This Amendment and the Amended Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.

8.

Multiple Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

9.	Governing Law; Jurisdiction; Consent to Service of Process.

a.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

b.

Each Loan Party agrees that any suit for the enforcement of this Amendment may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Amendment hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Amendment against a Loan Party or its properties in the courts of any jurisdiction.

c.

Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Amendment shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

d.

Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Amended Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

10.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,
as Lead Borrower

By:	/s/ David Glick
Name:	David Glick
Title:	Group Senior Vice President, Treasurer and Investor Relations

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Borrowers

By:	/s/ David Glick
Name:	David Glick
Title:	Group Senior Vice President, Treasurer and Investor Relations

THE ENTITIES LISTED ON SCHEDULE II HERETO,
as Facility Guarantors

By:	/s/ David Glick
Name:	David Glick
Title:	Group Senior Vice President, Treasurer and Investor Relations

[Burlington – Signature Page to Third Amendment]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Stephen Garvin
Name:	Stephen Garvin
Title:	Managing Director

[Burlington – Signature Page to Third Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jai Alexander
Name:	Jai Alexander
Title:	Director

U.S. BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By:	/s/ Nicole Manies
Name:	Nicole Manies
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Executive Director

Truist Bank, as a Lender

By:	/s/ Stephen Metts
Name:	Stephen Metts
Title:	Director

PNC Bank, National Association, as a Lender

By:	/s/ Sari Garrick
Name:	Sari Garrick
Title:	Senior Vice President

[Burlington – Signature Page to Third Amendment]

ANNEX A

Composite Credit Agreement

[See Attached]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of September 2, 2011,

as amended on August 13, 2014,

as further amended on June 29, 2018,

and as further amended on December 22, 2021

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

as Lead Borrower

for

THE BORROWERS NAMED HEREIN

THE FACILITY GUARANTORS PARTY HERETO

BANK OF AMERICA, N.A.

as Administrative Agent and Collateral Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

JPMORGAN CHASE BANK, N.A.

as Co-Syndication Agents

TRUIST BANK

U.S. BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

THE LENDERS

NAMED HEREIN

BANK OF AMERICA, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Joint Lead Arrangers

BANK OF AMERICA, N.A.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Joint Bookrunners

i

EXHIBITS

Exhibit A:	Form of Assignment and Acceptance
Exhibit B:	Form of Customs Broker Agreement
Exhibit C:	Notice of Borrowing
Exhibit D:	Form of Revolving Credit Note
Exhibit E:	Form of Swingline Note
Exhibit F:	Form of Joinder
Exhibit G:	Form of Credit Card Notification
Exhibit H:	Form of Compliance Certificate
Exhibit I:	Form of Consolidated Fixed Charge Coverage Ratio Calculation
Exhibit J:	Form of Borrowing Base Certificate
Exhibit K:	Closing Agenda
Exhibit L:	Intercreditor Agreement (including the letter agreement executed on February 24, 2011)
Exhibit M-1:	Form of Tax Status Certificate (Foreign Lenders that are not Partnerships)
Exhibit M-2:	Form of Tax Status Certificate (Foreign Lenders that are Partnerships)
Exhibit M-3:	Form of Tax Status Certificate (Foreign Participants that are not Partnerships)
Exhibit M-4:	Form of Tax Status Certificate (Foreign Participants that are Partnerships)
Exhibit N:	Form of Qualifying Pari Passu Intercreditor Agreement
Exhibit O:	Form of Conversion / Continuation

SCHEDULES

Schedule 1.1(a):	Lenders and Commitments
Schedule 2.18(b):	Credit Card Arrangements
Schedule 2.18(c):	Blocked Accounts
Schedule 3.01:	Organization Information
Schedule 3.05(a):	Title Exceptions
Schedule 3.05(b):	Intellectual Property
Schedule 3.05(c)(i):	Owned Real Estate
Schedule 3.05(c)(ii):	Leased Real Estate
Schedule 3.06(b):	Environmental Matters
Schedule 3.06(c):	Superfund Sites
Schedule 3.06(d):	Real Estate Liens
Schedule 3.12:	Subsidiaries; Joint Ventures
Schedule 3.13:	Insurance
Schedule 3.14:	Collective Bargaining Agreements
Schedule 6.01:	Existing Indebtedness
Schedule 6.02:	Existing Encumbrances
Schedule 6.04:	Existing Investments
Schedule 6.05:	Asset Sales
Schedule 6.07:	Affiliate Transactions

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 2, 2011 (as amended on August 13, 2014, as further amended on June 29, 2018, and as further amended on December 22, 2021), among:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION (in such capacity, the “Lead Borrower”), a corporation organized under the laws of the State of Florida, with its principal executive offices at 2006 Route 130, Burlington, New Jersey 08016, for itself and as agent for the Borrowers and the Other Borrowers; and

THE BORROWERS AND THE FACILITY GUARANTORS from time to time party hereto; and

BANK OF AMERICA, N.A., a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110, as administrative agent (in such capacity, the “Administrative Agent”), and as collateral agent (in such capacity, the “Collateral Agent”), for its own benefit and the benefit of the other Secured Parties;

The LENDERS party hereto;

WELLS FARGO BANK, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A., as Co-Syndication Agents;

TRUIST BANK and U.S. BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents; and

BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners

in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrowers and the Facility Guarantors have entered into a Credit Agreement, dated as of April 13, 2006, as amended and restated by that certain Amended and Restated Credit Agreement, dated as of January 15, 2010 (as amended and in effect on and prior to the Effective Date, collectively, the “Existing Credit Agreement”), among such Borrowers and Facility Guarantors, the “Lenders” as defined therein, Bank of America, N.A. as “Administrative Agent” and “Collateral Agent”, Wells Fargo Retail Finance, LLC and Regions Bank, as “Co-Syndication Agents”, J.P. Morgan Securities Inc. and UBS Securities LLC, as “Co-Documentation Agents”, and General Electric Capital Corporation, U.S. Bank, National Association and Truist Bank, as “Senior Managing Agents”; and

WHEREAS, in accordance with SECTION 9.02 of the Existing Credit Agreement, the Borrowers, the Facility Guarantors, the Lenders and the Agents desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations under the Existing Credit Agreement):

ARTICLE I

SECTION 1.01 Definitions.

As used in this Agreement, the following terms have the meanings specified below:

“ABL Borrowings Amount” means, as of any date (the “Reference Date”), an amount equal to (a) the sum of the aggregate amount of Revolving Credit Loans of the Borrowers outstanding as of the Reference Date and the last day of each of the eleven months ending immediately prior to the Reference Date divided by (b) twelve.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Accommodation Payment” has the meaning provided in Section 9.14(d).

“Account(s)” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.

“ACH” means automated clearing house transfers.

“Acquired EBITDA” means, with respect to any entity or business acquired in a Permitted Acquisition or Person, business unit or business division or other Acquisition or any Unrestricted Subsidiary redesignated as a Restricted Subsidiary (any of the foregoing, an “Acquired Entity”), for any period, the amount of Consolidated EBITDA of such Acquired Entity for such period (determined using such definition as if references to the Parent and its Restricted Subsidiaries therein were to such Acquired Entity and its Restricted Subsidiaries), all as determined on a Consolidated basis for such Acquired Entity in accordance with GAAP.

“Acquired Entity” has the meaning provided in the definition of “Acquired EBITDA.”

“Acquisition” means, with respect to a specified Person, (a) an Investment in or a purchase of a 50% or greater interest in the Capital Stock of any other Person, (b) a purchase or acquisition of all or substantially all of the assets of any other Person, (c) a purchase or acquisition of a Real Estate portfolio or Stores from any other Person, or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a 50% or greater interest in the Capital Stock of, any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” has the meaning provided in Section 9.17.

“Additional Commitment Lender” has the meaning provided in Section 2.02(a).

“Administrative Agent” has the meaning provided in the preamble to this Agreement.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” means this Second Amended and Restated Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means as to any Person: (a) all laws, statutes, rules, regulations, orders, codes, ordinances or other requirements having the force of law; and (b) all court orders, decrees, judgments, injunctions, enforceable notices, binding agreements and/or rulings, in each case of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person.

“Applicable Lenders” means the Required Lenders or all Lenders, as applicable.

“Applicable Margin” means:

(a) From and after the First Amendment Effective Date until November 30, 2014, the percentages set forth in Level II of the pricing grid below; and

(b) (x) On November 30, 2014, and (y) thereafter on the first day of each Fiscal Quarter (each, an “Adjustment Date”), commencing with the Fiscal Quarter beginning on February 1, 2015, the Applicable Margin shall be determined from such pricing grid based upon average daily Availability (i) with respect to clause (x) above, for the period from the First Amendment Effective Date through November 30, 2014, and (ii) with respect to clause (y) above, for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date; provided, however, that until November 30, 2014, the Applicable Margin shall not be established at Level I (even if the Availability requirements for Level I have been met).

Level	Average Daily Availability	LIBOR Applicable Margin	Prime Rate Applicable Margin
I	Equal to or greater than 40% of the Loan Cap	1.125%	0.125%
II	Less than 40% of the Loan Cap	1.375%	0.375%

“Appraised Value” means the net appraised recovery value of the Borrowers’ Inventory as set forth in the Borrowers’ stock ledger (expressed as a percentage of the Cost of such Inventory) as reasonably determined from time to time by reference to the most recent appraisal received by the Agents conducted by an independent appraiser reasonably satisfactory to the Agents.

“Approved Fund” means any Fund that is administered or managed by (a) a Credit Party, (b) an Affiliate of a Credit Party, (c) an entity or an Affiliate of an entity that administers or manages a Credit Party, or (d) the same investment advisor or an advisor under common control with such Credit Party or advisor, as applicable.

“Arrangers” means, collectively, Bank of America and Wells Fargo Bank, National Association.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent and the Lead Borrower.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Availability” means the lesser of (a) or (b), where:

(a) is the result of:

(i) The Total Commitments,

Minus

(ii) The Total Outstandings;

(b) is the result of:

(i) The Borrowing Base, as determined from the most recent Borrowing Base Certificate (delivered by the Lead Borrower to the Administrative Agent pursuant to Section 5.01(f) or Section 5.14 hereof (as may be adjusted from time to time pursuant to SECTION 2.03 hereof));

Minus

(ii) The Total Outstandings.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its reasonable commercial discretion from the perspective of an asset-based lender in the retail industry exercised in good faith as being appropriate (a) to reflect the impediments to the Agent’s ability to realize upon the Collateral included in the Borrowing Base, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect the Borrowing Base and the aggregate value of the Collateral or the validity or enforceability of this Agreement and the other Loan Documents or the material rights and remedies of the Secured Parties hereunder or thereunder, or (d) to reflect any restrictions in the Term Loan Agreement on the incurrence of Indebtedness by the Loan Parties, but only to the extent that such restrictions reduce, or with the passage of time could reduce, the amounts available to be borrowed hereunder (including, without limitation as a result of the Loan Parties’ receipt of net proceeds from asset sales) in order for the Loan Parties to comply with the Term Loan Agreement; provided, that the amount of any Availability Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter that is the basis for the Reserve. Availability Reserves shall include, without limitation, Cash Management Reserves, Debt Maturity Reserves, and Bank Product Reserves.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A., a national banking association, and its Subsidiaries and Affiliates.

“Bank Product Reserves” means, subject to Section 2.03 and the definition of Availability Reserves, such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion from the perspective of an asset-based lender in the retail industry exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (other than Cash Management Services), on account of (a) leasing arrangements, (b) Swap Contracts and (c) supply chain finance services, including, without limitation, trade payable services and supplier accounts receivable purchases.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.10(c) then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 2.10(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.1000% (10.00 basis points) for an Available Tenor of one-month’s duration, 0.1500% (15.00 basis points) for an Available Tenor of three-months’ duration or 0.2500% (25.00 basis points) for an Available Tenor of six-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.1000% (10.00 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines, after consultation with the Lead Borrower, that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Lead Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 2.10(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Lead Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero percent (0%), the Benchmark Replacement will be deemed to be zero percent (0%) for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Lead Borrower.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Lead Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease; provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” means a certificate regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocked Account” has the meaning provided in Section 2.18(c).

“Blocked Account Agreement” has the meaning provided in Section 2.18(c).

“Blocked Account Banks” means the banks with whom deposit accounts (other than Excluded Accounts) are maintained in which material amounts (as reasonably determined by the Administrative Agent) of funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means, collectively, the Lead Borrower, the Borrowers identified on the signature pages hereto and each Other Borrower who becomes a Borrower hereunder in accordance with the terms of this Agreement.

“Borrowing” means (a) the incurrence of Revolving Credit Loans of a single Type, on a single date and having, in the case of LIBOR Rate Loans, a single Interest Period, or (b) the incurrence of a Swingline Loan. A conversion or continuation of Loans in accordance with Section 2.09 shall not constitute a separate Borrowing for purposes of this Agreement or any other Loan Document.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) 90% of the face amount of Eligible Credit Card Receivables of the Borrowers;

plus

(b) the Cost of Eligible Inventory of the Borrowers, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of Eligible Inventory of the Borrowers;

plus

(c) with respect to any Eligible Letter of Credit, without duplication of any Eligible In-Transit Inventory, the Cost of the Inventory supported by such Eligible Letter of Credit when completed, net of Inventory Reserves, multiplied by the Inventory Advance Rate multiplied by the Appraised Value of such Inventory of the Borrowers;

minus

(d) the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning provided in Section 5.01(f).

“Borrowing Request” means a request by the Lead Borrower on behalf of any of the Borrowers for a Borrowing in accordance with SECTION 2.04.

“Breakage Costs” has the meaning provided in Section 2.16(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed; provided, however, that when used in connection with a LIBOR Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to the Loan Parties for any period, the additions to property, plant and equipment and other capital expenditures of the Loan Parties that are (or would be) set forth in a Consolidated statement of cash flows of the Loan Parties for such period prepared in accordance with GAAP; provided that “Capital Expenditures” shall not include (i) any additions to property, plant and equipment and other capital expenditures made with (A) the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary in connection with such capital expenditures, (B) the proceeds from any casualty insurance or condemnation or eminent domain, to the extent that the proceeds therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds, or (C) the proceeds or consideration received from any sale, trade in or other disposition of any Loan Party’s assets (other than assets constituting Collateral consisting of Inventory and Accounts), to the extent that the proceeds and/or consideration therefrom are utilized for capital expenditures within twelve months of the receipt of such proceeds (or, in the case of any disposition of Real Estate committed to be reinvested within twelve (12) months of receipt of such proceeds and actually reinvested within eighteen (18) months of such receipt), (ii) any such expenditures which constitute a Permitted Acquisition, and (iii) any expenditures which are contractually required to be, and are, reimbursed to the Loan Parties in cash by a third party (including landlords) during such period of calculation.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required (or if such lease or other arrangement conveying the right to use had been in effect, would have been required) to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Second Amendment Effective Date; for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (except for temporary treatment of construction related expenditures under EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” which will ultimately be treated as operating leases upon a sale-leaseback transaction).

“Capital Stock” means, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing; provided, that any instrument evidencing Indebtedness convertible or exchangeable for Capital Stock shall not be deemed to be Capital Stock, unless and until any such instruments are so converted or exchanged.

“Cash Collateral Account” means an interest bearing account established by the Loan Parties with the Collateral Agent, for its own benefit and the benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Collateral Agent, in the name of the Collateral Agent or as the Collateral Agent shall otherwise direct, in which deposits are required to be made in accordance with Section 2.13(j).

“Cash Dominion Event” means either (a) the occurrence and continuance of any Specified Default, or (b) the failure of the Borrowers to maintain Specified Availability of at least the greater of (i) ten percent (10%) of the Loan Cap or (ii) $50,000,000, in each case for five (5) consecutive Business Days. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (unless the Administrative Agent otherwise agrees in its reasonable discretion or the Administrative Agent, in its reasonable judgment, has determined that the circumstances surrounding such Specified Default cease to exist) (a) so long as such Specified Default is continuing or has not been waived, and/or (b) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Specified Availability as required hereunder, until Specified Availability has exceeded the greater of (i) ten percent (10%) of the Loan Cap or (ii) $50,000,000 for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Cash Management Reserves” means, subject to Section 2.03 and the definition of Availability Reserves,such reserves as the Administrative Agent, from time to time after the occurrence and during the continuation of a Cash Dominion Event, determines in its reasonable commercial discretion exercised in good faith as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any cash management services or facilities provided to any Loan Party by any Lender or any of its Affiliates, including, without limitation: (a) ACH transactions, (b) controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, (e) purchase cards, and (f) credit or debit cards.

“Cash Receipts” has the meaning provided in Section 2.18(d).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means a domestic Subsidiary substantially all of whose assets consist of the Capital Stock or debt of one or more Foreign Subsidiaries or other CFC Holding Companies.

“Change in Control” means, at any time:

(a) [Reserved]; or

(b) any person or “group” (within the meaning of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 or 13d-5 of the Securities and Exchange Act of 1934, as amended, except that such person shall be deemed to have “beneficial ownership” of all Capital Stock that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more (on a fully diluted basis) of the total then outstanding Capital Stock of Burlington Stores, Inc. entitled to vote for the election of directors of Burlington Stores, Inc.; or

(c) Burlington Stores, Inc. fails at any time to own, directly or indirectly, 100% of the Capital Stock of each Loan Party, except where such failure is as a result of a transaction permitted by the Loan Documents.

“Change in Law” means the occurrence, after the Second Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, provided, however, for purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith and (ii) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or Canadian regulatory authorities, in each case pursuant to Basel III, are deemed to have gone into effect and been adopted after the Second Amendment Effective Date.

“Charges” has the meaning provided in Section 9.13.

“Charter Document” means as to any Person, its partnership agreement, certificate of incorporation, certificate of formation, operating agreement, membership agreement or similar constitutive document or agreement or its by-laws.

“Class” (a) when used with respect to commitments, refers to whether such commitment is a Commitment or an Extended Commitment of a given Extension Series or a New Extended Commitment, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Loans under Extended Commitments of a given Extension Series or Loans under New Extended Commitments, and (c) when used with respect to Lenders, refers to whether such Lenders have a Loan or commitment with respect to a particular Class of Loans or commitments.

“Closing Date” means April 13, 2006.

“Code” means the Internal Revenue Code of 1986 and the Treasury regulations promulgated thereunder, as amended from time to time.

“Co-Documentation Agents” has the meaning provided in the preamble to this Agreement.

“Co-Syndication Agents” has the meaning provided in the preamble to this Agreement.

“Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable Security Document.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Collateral Agent executed by (a) a bailee or other Person in possession of Collateral, or (b) a landlord of Real Estate leased by any Loan Party.

“Collateral Agent” has the meaning provided in the preamble to this Agreement.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment” means, with respect to each Lender, the commitment of such Lender hereunder to make Credit Extensions to the Borrowers in the amount set forth opposite its name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commitment Increase” shall have the meaning provided in Section 2.02(a).

“Commitment Increase Date” shall have the meaning provided in Section 2.02(c).

“Commitment Percentage” shall mean, with respect to each Lender, the percentage determined by dividing the Commitment of such Lender by the Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in the amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto or as may subsequently be set forth in the Register from time to time, as the same may be increased or reduced from time to time pursuant to SECTIONS 2.02 and 2.15 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” has the meaning provided in Section 5.01(d).

“Communication” has the meaning specified in Section 9.06.

“Concentration Account” has the meaning provided in Section 2.18(d).

“Confirmation of Ancillary Documents” means, collectively (i) that certain Confirmation of Ancillary Documents dated as of January 15, 2010 among the Agents and the Loan Parties, and (ii) that certain Confirmation of Ancillary Documents dated as of the Effective Date among the Agents and the Loan Parties.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Restricted Subsidiaries.

“Consolidated EBITDA” means, with respect to the Loan Parties on a Consolidated basis for any period, (i) the sum (without duplication) of (a) Consolidated Net Income for such period, plus in each case without duplication and to the extent deducted in determining Consolidated Net Income for such period (other than in the case of clause (r)), (b) depreciation, amortization, and all other non-cash charges, non-cash expenses or non-cash losses, (c) provisions for Consolidated Taxes based on income, (d) Consolidated Interest Expense, (e) [reserved], (f) all transactional costs, expenses and charges in connection with the consummation of the Third Amendment, and all transactions related thereto (including, without limitation, the payment of fees and expenses in connection therewith), any amendment, waiver or modification of any Loan Document or other Indebtedness and any transaction related to any Investment, Restricted Payment, Permitted Acquisition, Permitted Disposition, issuance of Permitted Indebtedness or issuance of Capital Stock (provided that any such transaction to which any Affiliate of the Loan Parties is party shall comply with Section 6.07 hereof), in each case whether or not consummated, (g) to the extent not already included in Consolidated Net Income, proceeds from business interruption insurance, (h) to the extent not already included in Consolidated Net Income and actually indemnified or reimbursed, or so long as the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any Permitted Acquisition, Permitted Investment or any Permitted Disposition, (i) cash receipts (or reduced cash expenditures) in respect of income received in connection with subleases to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (ii)(b) below for any previous period, (j) the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives) that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments, contract and lease termination expenses and costs related to the opening and closure and/or consolidation of facilities, (k) unusual, nonrecurring, exceptional, extraordinary or nonrecurring expenses, losses or charges, (l) any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap

Obligations or other derivative instruments shall be excluded, (m) gains and losses on the sale, exchange or other disposition of assets outside the ordinary course of business or abandonment of assets and from discontinued operations, (n) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income), (o) any other charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period, including any impairment charges or the impact of purchase accounting, or other items classified by the Lead Borrower as special items, (p) any costs or expense incurred by the Loan Parties or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Capital Stock (other than Disqualified Capital Stock) of the Parent or any parent of the Parent to the extent contributed to the Lead Borrower’s Capital Stock (other than Disqualified Capital Stock), (q) costs related to the implementation of operational and reporting systems and technology initiatives and (r) all items described in Pro Forma Adjustments, minus (ii) the sum of (a) non-cash gains for such period to the extent included in Consolidated Net Income, (b) cash payments made during such period on account of non-cash charges added back in the calculation of Consolidated EBITDA pursuant to clause (i)(b) above for any previous period and (c) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (i)(l) above in a previous period (it being understood that this clause (ii)(c) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income). For the avoidance of doubt, in calculating Consolidated EBITDA, Acquired EBITDA for the relevant period shall be included in such calculation.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Loan Parties for any period, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures during such period, plus (iii) proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary to the extent used to make payments on account of Debt Service Charges to the lenders under the Term Loan Financing Facility, to (b) the sum of (i) Debt Service Charges payable in cash during such period plus (ii) federal, state and foreign income Taxes paid in cash (net of refunds received) during such period, whether accrued or paid in cash during such period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on and prior to such date, taken as one accounting period.

“Consolidated Interest Expense” means, with respect to the Loan Parties on a Consolidated basis for any period, (a) total interest expense (including that attributable to Capital Lease Obligations in accordance with GAAP but excluding any imputed interest as a result of purchase accounting) of the Loan Parties on a Consolidated basis with respect to all outstanding Indebtedness of the Loan Parties, including, without limitation, the Obligations and all commissions, discounts and other fees and charges owed with respect thereto, but excluding amortization or write-off of deferred financing costs and bridge facility fees, all as determined on a Consolidated basis in accordance with GAAP and reduced by interest income received or receivable in cash for such period. For purposes of the foregoing, interest expense of any Loan Party shall be determined after giving effect to any net payments made or received by such Loan Party with respect to interest rate Swap Contracts.

“Consolidated Net Income” means, with respect to the Loan Parties for any period, the net income (or loss) of the Loan Parties on a Consolidated basis for such period taken as a single accounting period determined in accordance with GAAP; provided, however, that there shall be excluded the income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid in cash to such Loan Party and its Restricted Subsidiaries by such Person during such period.

“Consolidated Secured Leverage Ratio” means, as of any date, the ratio of (a) the sum of (i) Consolidated Total Debt (other than any portion of such Consolidated Total Debt that is (x) attributed to Revolving Credit Loans of the Borrowers outstanding at such date or (y) not secured by any Liens on any assets of the Loan Parties) plus (ii) the ABL Borrowings Amount on such date less (iii) unrestricted cash and Cash Equivalents of the Lead Borrower and its Restricted Subsidiaries on such date, to (b) Consolidated EBITDA of the Loan Parties for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, taken as one accounting period.

“Consolidated Taxes” means, as of any date for the applicable period ending on such date with respect to the Loan Parties on a Consolidated basis, the aggregate of all income, withholding, franchise and similar taxes and foreign withholding taxes, as determined in accordance with GAAP, to the extent the same are paid or accrued during such period.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Parent and its Restricted Subsidiaries and that is attributable to assets of the Lead Borrower and its Restricted Subsidiaries at such date or, for the period prior to the time any such statements are so delivered.

“Consolidated Total Debt” means, at any date, the aggregate principal amount of all funded Indebtedness for borrowed money and Capital Lease Obligations of the Loan Parties on a Consolidated basis outstanding at such date in the amount that would be reflected on a balance sheet prepared on such date in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power or by contract. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of purchases, as reported on the Borrowers’ financial stock ledger based upon the Borrowers’ accounting practices in effect on the Third Amendment Effective Date or thereafter consented to by the Administrative Agent, whose consent will not be unreasonably withheld. “Cost” does not include inventory capitalization costs or other non-purchase price charges (except for freight charges with respect to all Inventory (other than unpaid freight charges for Eligible In-Transit Inventory) to the extent treated consistently with the Borrowers’ accounting practices in effect on the Third Amendment Effective Date or thereafter consented to by the Administrative Agent, whose consent will not be unreasonably withheld) used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event” means Specified Availability at any time is less than the greater of (x) $50,000,000 or (y) 10% of the Loan Cap. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing (unless the Administrative Agent otherwise agrees in its reasonable discretion) until such time as Specified Availability is equal to or greater than the greater of (x) $50,000,000 or (y) 10% of the Loan Cap for thirty (30) consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 9.24.

“Credit Card Notifications” has the meaning provided in Section 2.18(c).

“Credit Card Receivables” means each “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a credit card issuer or credit card processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such credit card issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means (a) the Lenders, (b) the Agents and their respective Affiliates and branches, (c) each Issuing Bank, (d) the Arrangers, and (e) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means all of the following to the extent incurred in connection with this Agreement and the other Loan Documents: (a) all reasonable and documented out-of-pocket expenses incurred by the Agents (which in the case of legal expenses shall be limited to the reasonable and documented fees, charges and disbursements of one counsel for the Agents and their Affiliates (plus one local counsel in each other jurisdiction to the extent reasonably necessary)), outside consultants for the Agents consisting of one inventory appraisal firm and one commercial finance examination firm, in connection with the preparation and administration of the Loan Documents, the syndication of the credit facilities provided for herein, or any amendments, modifications or waivers requested by a Loan Party of the provisions hereof or thereof (whether or not any such amendments, modifications or waivers shall be consummated), (b) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all reasonable and documented out-of-pocket expenses incurred by the Agents and, subject to the proviso below any Lender and their respective Affiliates and branches, including the reasonable and documented fees, charges and disbursements of one counsel for the Agents and their Affiliates (plus one local counsel in each other jurisdiction to the extent reasonably necessary) and outside consultants for the Agents (including, without limitation, inventory appraisal firms and commercial finance examination firms, in connection with the enforcement and protection of their rights in connection with the Loan Documents, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or related negotiations in respect of such Revolving Credit Loans or Letters of Credit; provided that the Lenders who are not the Agents shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case each group of similarly situated Lenders, taken as a whole, may engage and be reimbursed for one additional counsel to the affected party). Credit Party Expenses shall not include the allocation of any overhead expenses of any Credit Party. Notwithstanding the foregoing, Credit Party Expenses shall not include expenses for appraisals or commercial finance examinations unless such expenses are otherwise reimbursable pursuant to Section 5.08(b)(i) and (ii).

“Customer Credit Liabilities” means, at any time, the aggregate remaining balance reflected on the books and records of the Parent and its Subsidiaries at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit B among a Borrower, a customs broker or other carrier, and the Collateral Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory or other property for the benefit of the Collateral Agent, and agrees, upon notice from the Collateral Agent (which notice shall be delivered only upon the occurrence and during the continuance of an Event of Default), to hold and dispose of the subject Inventory and other property solely as directed by the Collateral Agent.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties. All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

“Debt Maturity Reserve” means, subject to Section 2.03 and the definition of Availability Reserves, an Availability Reserve established during any Debt Reserve Period, in an amount equal to the then outstanding principal balance of any Indebtedness for borrowed money (other than intercompany Indebtedness and Indebtedness under this Agreement) in an aggregate principal amount outstanding in excess of $50,000,000 on the date which is sixty (60) days prior to the maturity date of such Indebtedness, which Debt Maturity Reserve shall remain in place (but shall be reduced to give effect to any payments or reduction in the principal amount of such Indebtedness made during such Debt Reserve Period to the extent such payments are permitted hereunder) until the earliest of (i) the date such Indebtedness is repaid in whole or in part such that the outstanding principal amount of such Indebtedness is equal to or less than $50,000,000 (including as a result of a Permitted Refinancing of such Indebtedness), (ii) the extension of the maturity date of such Indebtedness to a date which is on or after the date that is the earlier of (a) six months after the Maturity Date and (b) six months after the then maturity date of such Indebtedness, and (iii) the date such Indebtedness ceases to be Indebtedness pursuant to the last sentence of the definition of Indebtedness.

“Debt Reserve Period” means the period beginning on the 60th day prior to the maturity date of any Indebtedness for borrowed money (other than intercompany Indebtedness and Indebtedness under this Agreement) in an aggregate principal amount outstanding in excess of $50,000,000, and in each case ending on the earliest of (i) the date such Indebtedness is repaid in whole or in part such that the outstanding principal amount of such Indebtedness is equal to or less than $50,000,000 (including as a result of a Permitted Refinancing of such Indebtedness), (ii) the extension of the maturity date of such Indebtedness to a date which is on or after the date that is the earlier of (a) six months after the Maturity Date and (b) six months after the then maturity date of such Indebtedness, and (iii) the date such Indebtedness ceases to be Indebtedness pursuant to the last sentence of the definition of Indebtedness. If and to the extent that such Indebtedness is repaid by virtue of any Permitted Refinancing, a subsequent Debt Maturity Reserve may be imposed in an amount equal to the outstanding principal balance of such Indebtedness to the extent that it satisfies the requirements set forth in the definition of Debt Maturity Reserve from and after the date that is sixty (60) days prior to the maturity date of such Permitted Refinancing Indebtedness, until the earliest of the dates set forth in clauses (i) through (iii) above.

“Debt Service Charges” means, for any period, the sum of (a) Consolidated Interest Expense required to be paid or paid in cash, plus (b) scheduled principal amortization payments made or required to be made (after giving effect to any prepayments paid in cash that reduce the amount of such required payments) on account of Indebtedness, including the full amount of any non-recourse Indebtedness (excluding the Obligations, but including, without limitation, Capital Lease Obligations) for such period, plus (c) scheduled mandatory payments on account of Disqualified Capital Stock (whether in the nature of dividends, redemption, repurchase or otherwise) required to be made during such period, in each case determined in accordance with GAAP.

“Default” means any event or condition described in Section 7.01 that constitutes an Event of Default or that upon notice, lapse of any cure period set forth in Section 7.01, or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning provided in SECTION 2.12.

“Defaulting Lender” means, subject to Section 8.15, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Agents, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Lead Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Lead Borrower, to confirm in writing to the Administrative Agent and the Lead Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Lead Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other insolvency law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Lead Borrower, the Issuing Bank, the Swingline Lender and each other Lender promptly following such determination.

“Disbursement Accounts” has the meaning provided in Section 2.18(g).

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) is mandatorily redeemable in whole or in part prior to the Maturity Date as in effect on the date such Capital Stock is issued, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for Indebtedness or any Capital Stock referred to in (a) above prior to the Maturity Date as in effect on the date such Capital Stock is issued, or (c) contains any mandatory repurchase obligation which comes into effect prior to the Maturity Date as in effect on the date such Capital Stock is issued, provided that Capital Stock shall not constitute Disqualified Capital Stock to the extent (i) such redemption or conversion is (x) upon payment in full of the Obligations (other than contingent obligations for which no claim has been made) or (y) upon a “change in control,” asset sale or similar event or (ii) such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent (or any parent entity), the Lead Borrower or the Restricted Subsidiaries or by any such plan to such employees, and such plan requires such Capital Stock to be repurchased by the Lead Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institutions” means (i) (x) any Person listed on Schedule A to the First Amendment and (y) any Affiliate thereof that is either (I) identified in writing by the Lead Borrower to the Administrative Agent and the Lenders from time to time or (II) readily identifiable as such on the basis of its name and (ii) (x) any Person that is a direct competitor of the Lead Borrower or any of its Restricted Subsidiaries and (y) any Affiliate thereof (excluding any Affiliate that is a bona fide debt fund, bank or institutional investor) that is either (I) identified in writing by the Lead Borrower to the Administrative Agent and the Lenders from time to time or (II) readily identifiable as such on the basis of its name; provided that no Person that is already a Lender at the time of such identification by the Lead Borrower to the Administrative Agent shall be deemed a Disqualified Institution.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Documents” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Administrative Agent, or a notification by the Lead Borrower to the Administrative Agent that the Lead Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 2.10(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) the joint election by the Administrative Agent and the Lead Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Earn-Out Obligations” means the maximum amount of all obligations incurred or to be incurred in connection with any Acquisition of a Person pursuant to a Permitted Acquisition or any other Permitted Investment under non-compete agreements, consulting agreements, earn-out agreements and similar deferred purchase agreements.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means September 2, 2011.

“Electronic Copy” has the meaning specified in Section 9.06.

“Electronic Record” has the meaning specified in Section 9.06.

“Electronic Signature” has the meaning specified in Section 9.06.

“Eligible Assignee” means a commercial bank, insurance company, or company engaged in the business of making commercial loans or a commercial finance company, which Person, together with its Affiliates, has a combined capital and surplus in excess of $1,000,000,000, or any Affiliate of any Credit Party under common control with such Credit Party, or an Approved Fund of any Credit Party; provided that in any event, “Eligible Assignee” shall not include (x) any natural person, or (y) any Lender that is a Defaulting Lender at the time of such assignment; provided further that, unless a Specified Default shall have occurred and be continuing, “Eligible Assignee” shall not include Disqualified Institutions.

“Eligible Credit Card Receivables” means, as of any date of determination, Credit Card Receivables due to a Loan Party from major credit card processors (including, but not limited to, VISA, Mastercard, American Express, Diners Club and DiscoverCard) as arise in the ordinary course of business and which have been earned by performance, that are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Credit Card Receivables which do not constitute a “payment intangible” (as defined in the UCC) or an “Account”;

(b) Credit Card Receivables due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of sale, or for such longer period(s) as may be approved by the Administrative Agent in its reasonable discretion;

(c) Credit Card Receivables due from major credit card processors with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Collateral Agent for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, those Liens specified in clauses (a), (b) (e), (r), (ee), (ii) and (ll) of the definition of Permitted Encumbrances and Permitted Encumbrances having priority by operation of Applicable Law over the Lien of the Collateral Agent) (the foregoing not being intended to limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves on account of any such Liens);

(d) Credit Card Receivables due from major credit card processors that are not subject to a first priority (except as provided in clause (c), above) security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties;

(e) Credit Card Receivables due from major credit card processors which are disputed, or with respect to which a claim, counterclaim, offset or chargeback (other than chargebacks in the ordinary course by the credit card processors) has been asserted, by the related credit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(f) Except as otherwise approved by the Administrative Agent, Credit Card Receivables due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Credit Card Receivables from such credit card processor;

(g) Credit Card Receivables arising from private label credit card receivables of the Loan Parties, unless (i) such Credit Card Receivables are processed by third party credit card issuers and/or credit card processors, (ii) the applicable program agreement provides that the applicable credit card issuer and/or credit card processor owns the applicable Credit Card Receivables on a non-recourse basis to the Loan Parties (other than customary non-recourse carve-outs for chargebacks and indemnities), and (iii) the Administrative Agent shall have approved the applicable program agreement in its reasonable discretion; and

(h) Credit Card Receivables due from major credit card processors (other than Visa, Mastercard, American Express, Diners Club and DiscoverCard) which the Administrative Agent determines in its commercial reasonable discretion acting in good faith to be unlikely to be collected.

“Eligible In-Transit Inventory” means, as of any date of determination, without duplication of other Eligible Inventory, Inventory (a) which has been shipped from (i) any location within the United States for receipt by a Loan Party within fifteen (15) days of the date of determination or (ii) any location outside of the United States for receipt by a Loan Party within sixty (60) days of the date of determination, but which, in either case, has not yet been received by a Loan Party, (b) for which the purchase order is in the name of a Loan Party and title has passed to a Loan Party, (c) except as otherwise agreed by the Administrative Agent, for which a Loan Party is designated as “shipper” and/or the consignor and the document of title or waybill reflects a Loan Party as consignee (along with delivery to a Loan Party or its customs broker of the documents of title, to the extent applicable, with respect thereto), (d) as to which the Collateral Agent has control over the documents of title, to the extent applicable, which evidence ownership of the subject Inventory (such as by the delivery of a Customs Broker Agreement and a control agreement with a carrier or freight forwarder), (e) which is insured in accordance with the provisions of this Agreement and the other Loan Documents, including, without limitation marine cargo insurance; and (f) which otherwise is not excluded from the definition of Eligible Inventory; provided that the Administrative Agent may, in its reasonable discretion and upon prior notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event that the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is senior to, or pari passu with, the Lien of the Administrative Agent (such as, without limitation, a right of stoppage in transit), as applicable.

“Eligible Inventory” means, as of any date of determination, without duplication, (a) Eligible In-Transit Inventory, and (b) items of Inventory of a Loan Party that are finished goods, merchantable and readily saleable to the public in the ordinary course that are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be deemed to be Eligible Inventory:

(a) Inventory that is not solely owned by a Loan Party, or is leased by or is on consignment to a Loan Party, or as to which the Loan Parties do not have title thereto;

(b) Inventory (other than any Eligible In-Transit Inventory) that is not located in the United States of America (or Canada, as long as the Administrative Agent shall have received or conducted appraisals of such Canadian Inventory from appraisers reasonably satisfactory to the Administrative Agent) at a location that is owned or leased by the Loan Parties except to the extent that the Loan Parties have furnished the Collateral Agent with any UCC financing statements or PPSA registration statements or other filings that the Collateral Agent may reasonably determine to be necessary to perfect its security interest in such Inventory at such location, and unless otherwise agreed by the Agents, either (i) furnished the Collateral Agent with a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Collateral Agent or (ii) at the option of the Administrative Agent, the Administrative Agent shall have established a rent Reserve in respect of such location (not to exceed two months of rent for such location) in accordance with Section 2.03(b);

(c) Inventory that is located in a distribution center leased by a Loan Party unless either (i) the applicable lessor has delivered to the Collateral Agent a Collateral Access Agreement or (ii) at the option of the Administrative Agent, the Administrative Agent shall have established a rent Reserve in respect of such location (not to exceed two months of rent for such location) in accordance with Section 2.03(b);

(d) Inventory that represents goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete, custom items, work in process, raw materials, or that constitute spare parts, shipping materials or supplies used or consumed in a Borrower’s business, or (iv) are bill and hold goods;

(e) Except as otherwise agreed by the Agents, Inventory that represents goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(f) Inventory that is not subject to a perfected first priority security interest in favor of the Collateral Agent for its own benefit and the benefit of the other Secured Parties (subject only to Permitted Encumbrances having priority by operation of Applicable Law or under clause (a) or (b) of the definition of Permitted Encumbrances);

(g) Inventory which consists of samples, labels, bags, packaging materials, and other similar non-merchandise categories;

(h) Inventory as to which casualty insurance in compliance with the provisions of SECTION 5.07 hereof is not in effect;

(i) Inventory which has been sold but not yet delivered or Inventory to the extent that any Borrower has accepted a deposit therefor; and

(j) except as provided in the proviso below, Inventory acquired in a Permitted Acquisition, unless the Administrative Agent shall have received or conducted (A) appraisals, from appraisers reasonably satisfactory to the Administrative Agent, of such Inventory to be acquired in such Acquisition and (B) such other due diligence as the Agents may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Agents in their reasonable commercial discretion from the perspective of an asset-based lender in the retail industry exercised in good faith. As long as the Administrative Agent has received reasonable prior notice of such Permitted Acquisition and the Loan Parties reasonably cooperate (and cause the Person being acquired to reasonably cooperate) with the Administrative Agent, the Administrative Agent shall use reasonable best efforts to complete such due diligence and a related appraisal on or prior to the closing date of such Permitted Acquisition;

provided that, notwithstanding the foregoing or anything in this Agreement or any other Loan Document to the contrary, Inventory acquired pursuant to a Permitted Acquisition or other Permitted Investment that is of the same type of Inventory or reasonably related to the type of Inventory otherwise included in the Borrowing Base and that has not been subject to an appraisal by the Administrative Agent and that is otherwise not ineligible under any other clause of this definition shall be permitted to be included in the Borrowing Base as Eligible Inventory in an aggregate amount, when taken together with all Eligible Inventory acquired in such transaction, of up to 10% of the aggregate Commitments until the date that is 90 days after the date such Permitted Acquisition or Permitted Investment is consummated.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued; (ii) which Inventory when the purchase thereof is completed would otherwise constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an initial expiry, subject to the proviso hereto, within 120 days after the date of initial issuance of such Commercial Letter of Credit, provided that ninety percent (90%) of the maximum Stated Amount of all such Commercial Letters of Credit shall not, at any time, have an initial expiry greater than ninety (90) days after the original date of issuance of such Commercial Letters of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Loan Party or the Collateral Agent as consignee of such Inventory, and (v) which will constitute Eligible In-Transit Inventory upon satisfaction of the requirements of clause (iv) hereof; provided that the Administrative Agent may, in its reasonable discretion and upon prior notice to the Lead Borrower, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent reasonably determines that such Inventory is subject to any Person’s right or claim which is senior to, or pari passu with, the Lien of the Collateral Agent (such as, without limitation, a right of stoppage in transit).

“Environmental Laws” means all Applicable Laws issued, promulgated or entered into by or with any Governmental Authority, relating in any way to (a) the protection of the environment, (b) the handling, treatment, storage, disposal of Hazardous Materials, (c) exposure of any Person to Hazardous Materials, or the Release or threatened Release of any Hazardous Material to the environment, (d) the assessment or remediation of any such Release or threatened Release of any Hazardous Material to the environment or (e) occupational health or safety matters to the extent relating to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including, without limitation, any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement to the extent that such liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means: (a) any “reportable event,” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30 day notice period is waived);

(b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any ERISA Affiliate of any liability in excess of $75,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (g) the receipt by the Lead Borrower or any ERISA Affiliate of any notice concerning the imposition on it of Withdrawal Liability in excess of $75,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning provided in Section 7.01.

“Excess Availability” means the difference between (a) the Borrowing Base and (b) the Total Outstandings.

“Excluded Accounts” means (i) any zero balance disbursement account, (ii) DDAs disclosed to the Administrative Agent from time to time by the Loan Parties that, at least four days a week (or, if a Cash Dominion Event is continuing (following delivery of notice from the Collateral Agent to the account bank), on each Business Day), sweep down at least once during such day to a balance of not greater than $250,000 into a Blocked Account, (iii) deposit accounts containing an average daily cash balance in any month not to exceed $250,000 individually or $10,000,000 in the aggregate with respect to all such accounts under this clause (iii) (or, in each case, such greater amounts to which the Administrative Agent may agree), (iv) any payroll, payroll tax, tax (including sales tax accounts), employee wage and benefit, and similar accounts funded in the ordinary course of business or required by Applicable Law, (v) trust, escrow, customs and fiduciary accounts, (vi) cash collateral accounts solely holding cash collateral upon which a Permitted Encumbrance exists and (vii) deposit accounts, investment accounts, money market accounts or similar accounts that do not at any time maintain proceeds of ABL Priority Collateral or which accounts contain assets not constituting Collateral.

“Excluded Net Proceeds” means, (i) with respect to any Net Proceeds received from a sale, transfer or disposition of any of the Term Loan Priority Collateral and/or any Qualifying Senior Collateral, such portion of such Net Proceeds that are then required to be paid to the lenders under the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt, (ii) with respect to any Net Proceeds received from any Indebtedness used to refinance the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt or Qualifying Other

Debt that is secured as permitted in accordance with this Agreement, such portion of such Net Proceeds that is required to be paid to the lenders under the Term Loan Financing Facility and/or Qualifying Senior Secured Debt or such Qualifying Other Debt and (iii) such portion of such Net Proceeds that are required to be paid to the lenders under the Term Loan Financing Facility and/or any Qualifying Senior Secured Debt or Qualifying Other Debt.

“Excluded Subsidiary” means each (i) Immaterial Subsidiary, (ii) Foreign Subsidiary, (iii) CFC Holding Company, (iv) Subsidiary that is not a wholly-owned Restricted Subsidiary (other than with respect to directors’ qualifying or nominee shares), (v) captive insurance subsidiary or other special purpose entity, (vi) not-for-profit Subsidiary, (vii) subsidiary prohibited by applicable law or contractual obligation (existing at the time of acquisition thereof (or redesignation) and not created in contemplation of such acquisition) from guaranteeing or granting Liens to secure any of the Obligations or with respect to which any consent, approval, license or authorization from any governmental authority would be required for the provision of any such guaranty, and (viii) Restricted Subsidiary with respect to which the Lead Borrower and the Administrative Agent reasonably agree that the cost or other consequences (including adverse tax consequences) of providing a guaranty of the Obligations outweigh the benefits to the Lenders.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party under the Facility Guarantee of, or the grant under a Loan Document by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 9.22 hereof and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guaranty or security interest becomes illegal.

“Excluded Taxes” means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by such recipient’s net income or overall gross income or receipts (however denominated), franchise Taxes imposed on it (in lieu of such income Taxes) and branch profits (or similar) Taxes imposed on it, in each case, by any jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office, in such jurisdiction or as a result of any other present or former connection of such recipient with the jurisdiction imposing such Taxes (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (b) Taxes imposed pursuant to FATCA, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.24(a)), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender (i) under any law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office other than at the request of a Borrower under SECTION 2.24), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.23(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.23(e).

“Executive Order” has the meaning provided in Section 9.18.

“Existing Credit Agreement” has the meaning provided in the first recital to this Agreement.

“Existing Letters of Credit” means the Letters of Credit issued under the Existing Credit Agreement and outstanding as of the Effective Date.

“Existing Revolver Tranche” has the meaning provided in Section 2.27(a).

“Extended Commitments” has the meaning provided in Section 2.27(a).

“Extending Revolving Credit Lender” has the meaning provided in Section 2.27(b).

“Extension Amendment” has the meaning provided in Section 2.27(d).

“Extension Election” has the meaning provided in Section 2.27(b).

“Extension Request” has the meaning provided in Section 2.27(a).

“Extension Series” has the meaning provided in Section 2.27(a).

“Facility Guarantee” means any Guarantee of the Obligations executed by the Parent and its Restricted Subsidiaries which are or hereafter become Facility Guarantors in favor of the Agents and the other Secured Parties.

“Facility Guarantors” means any Person executing a Facility Guarantee.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Second Amendment Effective Date (or any amended or successor version that is substantively comparable), any current or future Treasury regulations with respect thereto or official governmental interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning set forth in Section 2.10(c).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the Amended and Restated Fee Letter, dated as of the Third Amendment Effective Date, by and among the Lead Borrower and Bank of America, N.A.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Loan Party.

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of August 13, 2014 by and among the Loan Parties party thereto, the Lenders party thereto and the Agents.

“First Amendment Effective Date” shall have the meaning set forth in the First Amendment.

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally consist of (i) in the case of the first, third, fourth, sixth, seventh, ninth and tenth Fiscal Months of each Fiscal Year, four calendar weeks, (ii) in the case of the second, fifth, eighth and eleventh Fiscal Months of each Fiscal Year, five calendar weeks and (iii) in the case of the twelfth Fiscal Month of each Fiscal Year, the period from the first day following the eleventh Fiscal Month of such Fiscal Year through the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarter shall generally end on (i) in the case of the first three Fiscal Quarters of each Fiscal Year, on the date that is 13 weeks after the last day of the preceding Fiscal Quarter and (ii) in the case of the last Fiscal Quarter of each Fiscal Year, on the last day of such Fiscal Year, in accordance with the fiscal accounting calendar of the Parent and its Subsidiaries.

“Fiscal Year” means any period of twelve consecutive Fiscal Months ending on the Saturday closest to January 31 of any calendar year.

“Foreign Assets Control Regulations” has the meaning provided in Section 9.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia, including any CFC.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s pro rata share of the outstanding Letter of Credit Outstandings other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s pro rata share of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fronting Fee” has the meaning set forth in Section 2.19(d) hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“General Intangibles” has the meaning assigned to such term in the Security Agreement.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations, including but not limited to, those in effect on the Third Amendment Effective Date or entered into in connection with any

Permitted Acquisition, Permitted Investment, or Permitted Disposition (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, toxic mold, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Holdings” means Burlington Coat Factory Investments Holdings, Inc., a Delaware corporation.

“IBA” has the meaning set forth in Section 2.10(c).

“Impacted Loans” has the meaning set forth in Section 2.10(c).

“Immaterial Subsidiary” means a Restricted Subsidiary of the Parent for which (a) the assets of such Restricted Subsidiary constitute less than or equal to 3% of the total assets of the Parent and its Restricted Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total assets of the Parent and its Restricted Subsidiaries on a consolidated basis, and (b) the revenues of such Subsidiary account for less than or equal to 3% of the total revenues of the Parent and its Restricted Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total revenues of the Parent and its Restricted Subsidiaries on a consolidated basis. In no event shall Holdings or the Lead Borrower be deemed an “Immaterial Subsidiary.”

“Indebtedness” of any Person means, without duplication:

(a) All obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person);

(b) All obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c) All obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;

(d) All obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses and accounts payable incurred in the ordinary course of business);

(e) All Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse;

(f) All Guarantees by such Person of Indebtedness of others described in clauses (a) through (e), and (g) through (l) hereof;

(g) All Capital Lease Obligations of such Person;

(h) All obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty;

(i) All obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances;

(j) The Swap Termination Value of all Swap Contracts;

(k) The principal and interest portions of all rental obligations of such Person under any Synthetic Lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP;

(l) All mandatory obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person (including, without limitation, Disqualified Capital Stock) to the extent required by GAAP to be accounted for as indebtedness;

Notwithstanding the foregoing, Indebtedness shall not include (A) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capital Lease Obligation, (B) any obligations relating to overdraft protection and netting services and other cash management services, (C) any preferred stock required to be included as Indebtedness in accordance with GAAP, (D) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, “The Effects of Lessee Involvement in Asset Construction” or any similar accounting standard, (E) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (F) operating leases, (G) customary obligations under employment agreements and deferred compensation, (H) deferred revenue and deferred tax liabilities and (I) contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include indebtedness, obligations or other liabilities to the extent that it has been defeased (whether by covenant or legal defeasance), satisfied and discharged, redeemed, cash collateralized or otherwise held in escrow for the purpose of repaying, satisfying, discharging or otherwise redeeming such indebtedness (or, if such escrowed amounts are to be applied to finance an acquisition or other transaction, would be applied to repay, satisfy, discharge or otherwise redeem such indebtedness if such acquisition or transaction does not occur) in connection with the offering or issuance of such indebtedness, obligations or other liabilities or otherwise in connection with any other transaction (including any acquisition) (or that would constitute indebtedness, obligations or liabilities prior to such defeasance, satisfaction and discharge, redemption, cash collateralization, or deposit into escrow) in accordance with the terms of the documents governing such indebtedness, obligations or other liabilities.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in Section 9.03(b).

“Information” has the meaning provided in Section 9.15.

“Instruments” has the meaning assigned to such term in the Security Agreement.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, Internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source and/or business identifiers, all of the goodwill related thereto, and all registrations and applications for registrations thereof; works of authorship and other copyrighted works (including copyrights for computer programs), and all registrations and applications for registrations thereof; inventions (whether or not patentable) and all improvements thereto; patents and patent applications, together with all continuances, continuations, continuations-in-part, divisions, revisions, extensions, reissuances, and reexaminations thereof; industrial design applications and registered industrial designs; proprietary rights in books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data and databases; all other intellectual property and intellectual property rights; all rights to sue and recover at law or in equity for any past, present or future infringement, dilution or misappropriation, or other violation thereof; and all common law and other rights throughout the world in and to all of the foregoing.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent for its own benefit and for the benefit of the other Secured Parties, granting a Lien in the Intellectual Property of the Loan Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date by and among the Agents, JPMorgan Chase Bank, N.A., as successor administrative agent and collateral agent to Bear Stearns Corporate Lending Inc. under the Term Loan Financing Facility, and the Loan Parties, as amended pursuant to that certain letter agreement dated February 24, 2011 among the Agents, the Term Loan Administrative Agent and the Term Loan Collateral Agent, in each case, as attached hereto as Exhibit L and as further amended, restated, supplemented or otherwise modified and in effect from time to time.

“Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first day of each calendar quarter and (b) with respect to any LIBOR Rate Loan, on the last day of the Interest Period applicable to the Borrowing of which such LIBOR Rate Loan is a part, and, in addition, if such LIBOR Rate Loan has an Interest Period of greater than ninety (90) days, on the last day of every third month of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3), or six (6) months, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period of one month or more that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month during which such Interest Period ends) shall end on the last Business Day of the calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date, and (d) notwithstanding the provisions of clause (c), no Interest Period in respect of a LIBOR Borrowing shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBOR Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“Inventory Advance Rate” means (a) during the period from August 1 through November 30 of each calendar year, 92.5%, and (b) at all other times during such calendar year, 90%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, in its reasonable commercial discretion exercised in good faith and not inconsistent with past practice, acting in accordance with industry standards for asset based lending in the retail industry, with respect to changes in the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory.

“Investment” means with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of:

(a) Any Capital Stock of another Person, evidence of Indebtedness or other security of another Person, including any option, warrant or right to acquire the same;

(b) Any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business) to, or guaranty of Indebtedness of, another Person; and

(c) Any Acquisition;

in all cases whether now existing or hereafter made. For purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person.

“ISP” means, with respect to any Standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, individually and collectively, each of Bank of America, PNC Bank, National Association, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and each other Lender reasonably acceptable to both the Administrative Agent and the Lead Borrower that has entered into a letter of credit issuer agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Lead Borrower, as an issuer of Letters of Credit hereunder. Any Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means an agreement, in substantially the form attached hereto as Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Facility Guarantor, as the Administrative Agent may determine.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Commitment hereunder at such time, including the latest maturity or expiration date of any Extended Commitment as extended in accordance with this Agreement from time to time.

“LCT Election” has the meaning provided in SECTION 1.10(a).

“LCT Test Date” has the meaning provided in SECTION 1.10(a).

“Lead Borrower” has the meaning set forth in the Preamble to this Agreement.

“Lease” means any agreement pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lenders” means the Lenders having Commitments from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in Section 9.04(b), each Additional Commitment Lender that becomes a party to this Agreement as set forth in SECTION 2.02, and each New Revolving Commitment Lender that becomes a party to this Agreement as set forth in Section 2.27(c).

“Letter of Credit” means (a) each Existing Letter of Credit, and (b) a letter of credit that is (i) issued by an Issuing Bank pursuant to this Agreement for the account of a Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, issued in connection with the purchase of Inventory by a Borrower and for other purposes for which such Borrower has historically obtained letters of credit, or for any other purpose that is reasonably acceptable to the Administrative Agent (and for which such Issuing Bank is not otherwise prohibited from issuing such letter of credit due to the internal general policies of such Issuing Bank), and (iii) in form reasonably satisfactory to such Issuing Bank.

“Letter of Credit Disbursement” means a payment made by any Issuing Bank to the beneficiary of, and pursuant to, a Letter of Credit.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to Section 2.19(c).

“Letter of Credit Outstandings” means, at any time, the sum of (a) the Stated Amount of all Letters of Credit outstanding at such time, plus, without duplication, (b) all amounts theretofore drawn or paid under Letters of Credit for which the applicable Issuing Bank has not then been reimbursed.

“Letter-of-Credit Rights” has the meaning assigned to such term in the Security Agreement.

“Letter of Credit Sublimit” means, at any time, $100,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement. Without limiting the foregoing, any Issuing Bank may enter into an agreement with the Administrative Agent and the Lead Borrower regarding an individual sublimit with respect to Letters of Credit issued by such Issuing Bank.

“LIBOR” has the meaning specified in the definition of “LIBOR Rate”.

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Rate Loans.

“LIBOR Rate” means:

(a) for any Interest Period with respect to a LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b) for any interest calculation with respect to a Prime Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) London Banking Days prior to such date for U.S. Dollar deposits with a term of one (1) month commencing that day; and

(c) if the LIBOR Rate shall be less than zero percent (0%), such rate shall be deemed zero percent (0%) for purposes of this Agreement.

“LIBOR Rate Loan” means a Loan that bears interest at a rate based on the LIBOR Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Transaction” means (i) any Permitted Acquisition or other similar Investment permitted hereunder whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (iii) any asset sale or other disposition permitted hereunder, or (iv) any declaration of a Restricted Payment in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Capital Stock of Burlington Stores Inc. or any of its Subsidiaries.

“Liquidation” means the exercise by the Agents of those rights and remedies accorded to the Agents under the Loan Documents and Applicable Law as a creditor of the Loan Parties, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Borrowers, acting with the consent of the Administrative Agent, of any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan Account” has the meaning provided in SECTION 2.20.

“Loan Cap” means, at any time of determination, the lesser of (a) the Total Commitments or (b) the Borrowing Base.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantees, the Intercreditor Agreement, the Confirmation of Ancillary Documents, and any other instrument or agreement now or hereafter executed and delivered in connection herewith (excluding agreements entered into in connection with any transaction arising out of any Bank Products or Cash Management Services), each as amended and in effect from time to time.

“Loan Party” or “Loan Parties” means the Borrowers and the Facility Guarantors.

“Loans” means the Revolving Credit Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means any event, facts, or circumstances, which has a material adverse effect on (i) the business, assets, or financial condition of the Loan Parties taken as a whole or (ii) the validity or enforceability of this Agreement or the other Loan Documents, taken as a whole, or the rights or remedies of the Secured Parties hereunder or thereunder, taken as a whole.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties, individually or in the aggregate, having an aggregate principal amount exceeding $75,000,000.

“Maturity Date” means December 22, 2026.

“Maximum Rate” has the meaning provided in Section 9.13.

“Minority Lenders” has the meaning provided in Section 9.02(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds or amounts escrowed pursuant to clause (iv) of this definition, but only as and when received, (ii) in the case of a casualty, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments, in each case net of (b) the sum of (i) Excluded Net Proceeds, (ii) all fees and out-of-pocket fees and expenses (including appraisals, and brokerage, legal, title and recording or transfer tax expenses, underwriting discounts and commissions) paid by any Loan Party or a Restricted Subsidiary to third parties in connection with such event, (iii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by any Loan Party or any of their respective Restricted Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations) secured by a Permitted Encumbrance that is senior to the Lien of the Collateral Agent, (iv) capital gains or other income taxes paid or payable as a result of any such sale or disposition (after taking into account any available tax credits or deductions), and (v) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“New Extended Commitments” has the meaning provided in Section 2.27(c).

“New Revolving Commitment Lenders” has the meaning provided in Section 2.27(c).

“Non-compliance Notice” has the meaning provided in Section 2.06(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means, collectively, (i) Revolving Credit Notes and (ii) the Swingline Note, each as may be amended, supplemented or modified from time to time.

“Obligations” means (a) (i) the principal of, and interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding) on the Revolving Credit Loans and Facility Guarantees, (ii) other amounts owing by the Loan Parties under this Agreement or any other Loan Document in respect of any Letter of Credit, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities (including all fees, costs, expenses and indemnities that accrue after the commencement of any case or proceeding by or against any Borrower or Facility Guarantor under the Bankruptcy Code or any state or federal bankruptcy, insolvency, receivership or similar law, whether or not allowed in such case or proceeding), whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents, (b) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement and the other Loan Documents, and (c) the Other Liabilities; provided that Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Borrower” means each Person who shall from time to time enter into a Joinder Agreement as a “Borrower” hereunder.

“Other Liabilities” means outstanding liabilities with respect to or arising from (a) any Cash Management Services furnished to any of the Loan Parties and/or (b) any Bank Product entered into with any of the Loan Parties, as each may be amended from time to time.

“Other Rate Early Opt-in” means the Administrative Agent and the Lead Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 2.10(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means a Revolving Credit Loan, advance, or providing of credit support (such as the issuance of a Letter of Credit) to the Borrowers to the extent that, immediately after the making of such loan or advance or the providing of such credit support, Availability is less than zero.

“Parent” means Burlington Coat Factory Holdings, LLC.

“Participant” has the meaning provided in Section 9.04(e).

“Participation Register” has the meaning provided in Section 9.04(e).

“Payment Conditions” means, at the time of determination with respect to a Specified Transaction or payment, that either (1) (a) no Specified Default then exists or would arise as a result of the entering into such transaction or the making of such payment, (b) Availability on a Pro Forma Basis for each of the thirty (30) days immediately preceding such Specified Transaction or payment and on the date of such Specified Transaction or payment after giving effect to such Specified Transaction or payment, is equal to or greater than 12.5% of the Loan Cap, and (c) the Consolidated Fixed Charge Coverage Ratio, as calculated (i) on a trailing twelve months basis at all such times that monthly financial statements are required to be delivered under SECTION 5.01(c) and (ii) on a trailing four quarters basis at all other times, in each case after giving effect on a Pro Forma Basis to such Specified Transaction or payment, is equal to or greater than 1.00 to 1.00, or (2) (a) no Specified Default then exists or would arise as a result of the entering into such Specified Transaction or the making of such payment, and (b) Availability on a Pro Forma Basis for each of the thirty (30) days immediately preceding such Specified Transaction or payment and on the date of such Specified Transaction or payment after giving effect to such Specified Transaction or payment, is equal to or greater than 17.5% of the Loan Cap. At any time that Availability is less than 40% of the Loan Cap (on a Pro Forma Basis after giving effect to such transaction or payment), prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent a certification that the conditions set forth in clauses (1)(b) and (c) or clause (2)(b), as applicable, have been satisfied and a calculation of Availability and the Consolidated Fixed Charge Coverage Ratio, if applicable, on a Pro Forma Basis after giving effect to such transaction or payment; provided that this requirement for such certification shall only apply to such Specified Transaction involving consideration or assets with a value, or any payment or payments (or any series of Specified Transactions or payments), in excess of the greater of (x) $25,000,000 and (y) 1.0% of Consolidated Total Assets (measured at the time of incurrence).

“Payment Intangibles” has the meaning assigned to such term in the Security Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition in which each of the following conditions are satisfied:

(a) No Specified Default then exists or would arise from the consummation of such Acquisition;

(b) If any of the proceeds of Credit Extensions are utilized to consummate the Acquisition (and, in the case of clause (ii), the Acquisition is of Capital Stock), then such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate Applicable Law;

(c) [reserved;]

(d) Any material assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Loan Party under this Agreement; and

(e) The Borrowers shall have satisfied the Payment Conditions.

“Permitted Disposition” means any of the following:

(a) licenses of Intellectual Property of a Loan Party or any of its Subsidiaries entered into in the ordinary course of business;

(b) licenses for the conduct of licensed departments within the Loan Parties’ or any of their Restricted Subsidiaries’ Stores in the ordinary course of business;

(c) (1) Permitted Store Closures and (2) as long as no Specified Default hereof then exists or would arise therefrom, bulk sales or other dispositions of the Borrowers’ Inventory not in the ordinary course of business in connection with Store closings, at arm’s length, provided that (i) permanent Store closures (it being agreed that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, and without limitation, Permitted Store Closures shall not constitute permanent Store closures) shall not exceed, in any Fiscal Year of the Parent and its Subsidiaries, 15% of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of Permitted Store Closures) as set forth in the Compliance Certificate delivered pursuant to Section 5.01(d), and (ii) as of any date after the Third Amendment Effective Date, the aggregate number of such permanent Store closures since the Third Amendment

Effective Date shall not exceed, when taken together with (but without duplication of) any Stores disposed of or leased pursuant to clauses (g) and (o)(i) of this definition, 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Third Amendment Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Third Amendment Effective Date (net of Permitted Store Closures) as set forth in the Compliance Certificate delivered pursuant to Section 5.01(d), provided that all sales of Inventory in connection with permanent Store closings in a transaction or series of related transactions which in the aggregate involve Inventory having a value greater than $20,000,000 at Cost shall be in accordance with either (i) liquidation agreements and with professional liquidators reasonably acceptable to the Agents, or (ii) sale agreements with third party operators, the terms of which are reasonably acceptable to the Agents;

(d) without duplication of the provisions of clause (c) of this definition, terminations of Leases in the ordinary course of business;

(e) dispositions of assets (other than assets of the type constituting ABL Priority Collateral), including abandonment of or failure to maintain Intellectual Property that are worn, damaged, obsolete, uneconomical or, in the judgment of a Loan Party, no longer used or useful or necessary in, or material to, its business or that of any Restricted Subsidiary;

(f) sales, transfers and dispositions, including by means of a Division, (i) among the Loan Parties, so long as the Collateral Agent has a perfected first priority lien on the property so sold, transferred to disposed of (subject only to Permitted Encumbrances having priority pursuant to Applicable Law and Permitted Encumbrances under clauses (a) and (b) of such definition) after giving effect to such exchange, transfer or swap, or (ii) among the Loan Parties and their Restricted Subsidiaries; provided that sales, transfers and dispositions under this clause (f)(ii) may not include any assets which constitute ABL Priority Collateral;

(g) without duplication of Dispositions permitted under clause (c) hereof, sales and transfers (including sale-leaseback transactions) of Real Estate and Real Estate Related Assets of any Loan Party or any Restricted Subsidiary (i) to the extent permitted by the Term Loan Agreement, or (ii) if the Term Loan Financing Facility has been repaid in full;

(h) sales, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof;

(i) leases, subleases, licenses and sublicenses of real or personal property (other than Intellectual Property) entered into by Loan Parties and their Restricted Subsidiaries in the ordinary course of business at arm’s length or on market terms;

(j) sales of non-core assets (other than assets constituting ABL Priority Collateral) acquired in connection with Permitted Acquisitions or other Permitted Investments;

(k) as long as no Event of Default would arise therefrom, sales or other dispositions of Permitted Investments described in clauses (a) through and including (j) of the definition thereof;

(l) any disposition of Real Estate to a Governmental Authority as a result of a condemnation of such Real Estate;

(m) the making of Permitted Investments and payments permitted under Section 6.06;

(n) sales, transfers and dispositions as set forth on Schedule 6.05;

(o) (i) leasing of Real Estate (other than any subleases described in subclause (ii) of this clause (o)) no longer used or useful in the business of the Loan Parties to the extent not otherwise prohibited hereunder; provided that the aggregate amount of all Stores leased pursuant to this clause (o)(i), when taken together with (but without duplication of) any Stores permanently closed or disposed of pursuant to clauses (c) and (g) of this definition, shall not exceed 30% of the greater of (x) the number of the Loan Parties’ Stores in existence as of the Third Amendment Effective Date or (y) the number of the Loan Parties’ Stores as of the first day of any Fiscal Year beginning after the Third Amendment Effective Date (net of Permitted Store Closures) as set forth in the Compliance Certificate delivered pursuant to Section 5.01(d) and (ii) subleasing of partial interests in Real Estate (a portion of which shall continue to be used in the business of the Borrowers or any of their Subsidiaries) in the ordinary course of business and which does not materially interfere with the business of the Borrowers and their Subsidiaries;

(p) forgiveness of Permitted Investments;

(q) other dispositions of assets (other than assets constituting ABL Priority Collateral), as long as (A) no Specified Default then exists or would arise therefrom, and (B) in the case of any assets with a fair market value in excess of $20,000,000, such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 75% (i) cash, (ii) Cash Equivalents, (iii) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Lead Borrower or any of its Restricted Subsidiaries (other than liabilities that are expressly subordinated to the Obligations) from all liability on such Indebtedness or other liability in connection with such disposition, (iv) securities, notes or other obligations received by the Lead Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Lead Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such disposition, (v) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such disposition, to the extent that the Lead Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such disposition, (vi) in connection with an asset swap, any assets used or useful in a Loan Parties’ or Restricted Subsidiaries business, all of which shall be deemed “cash”, or (vii) Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed the greater of (x) $35,000,000 and (y) 1.5% of Consolidated Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(r) exchanges or swaps, including, but not limited to, transactions covered by Section 1031 of the Code, of Leases and other Real Estate of the Loan Parties, so long as such exchange or swap is made for fair market value and on an arm’s length basis;

(s) any issuance, sale (including by means of a Division) or pledge of Capital Stock in, or Indebtedness, or other securities of, an Unrestricted Subsidiary;

(t) condemnation or any similar action on assets or casualty or insured damage to assets;

(u) the Lead Borrower and any Restricted Subsidiary may surrender or waive contractual rights and settle or waive contractual or litigation claims;

(v) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(w) any disposition in a single transaction or series of related transactions (other than assets constituting ABL Priority Collateral) that does not result in more than $10,000,000 Net Proceeds;

(x) other dispositions of assets (other than assets included in the Borrowing Base) in an aggregate amount for all Loan Parties not to exceed $50,000,000 in any Fiscal Year, as long as (A) no Event of Default then exists or would arise therefrom, and (B) such sale or transfer is made for fair market value and the consideration received for such sale or transfer is at least 75% cash; and

(y) the incurrence of Permitted Encumbrances, and sales, transfers and other dispositions constituting any Restricted Payment permitted pursuant to the terms of this Agreement.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not required to be paid pursuant to SECTION 5.05;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by Applicable Law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days, (ii) (A) that are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(c) Liens provided in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) Liens to secure or relating to the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds (and Liens arising in accordance with Applicable Law in connection therewith), and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, other land use laws, rights-of-way ,development, site plan or similar agreements and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property when used in a manner consistent with current usage or materially interfere with the ordinary conduct of business of a Loan Party as currently conducted and such other minor title defects, or survey matters that are disclosed by current surveys, but that, in each case, do not interfere with the current use of the property in any material respect;

(g) any Lien on any property or asset of any Loan Party set forth on Schedule 6.02, provided that, if such Lien secures Indebtedness, such Lien shall secure only the Indebtedness listed on Schedule 6.01 as of the Third Amendment Effective Date (and extensions, renewals and replacements thereof permitted under Section 6.01);

(h) Liens on fixed or capital assets acquired by any Loan Party to secure Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of the construction or improvement thereof (other than refinancings thereof permitted hereunder), and (ii) such Liens shall not extend to any other property or assets of the Loan Parties (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);

(i) Liens in favor of the Collateral Agent, for its own benefit and the benefit of the other Secured Parties;

(j) landlords’ and lessors’ Liens in respect of rent not in default for more than sixty (60) days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Second Amendment Effective Date and other Permitted Investments, provided that such Liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens on Real Estate to secure obligations under Permitted Real Estate Financings;

(n) Liens attaching solely to cash advances and earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investment;

(o) Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party;

(p) any Lien existing on any property or asset (other than assets constituting ABL Priority Collateral) prior to the acquisition thereof by a Loan Party or any Restricted Subsidiary or existing on any property or asset (other than assets constituting ABL Priority Collateral) of any Person that became or becomes a Restricted Subsidiary (including as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary) after the Closing Date prior to the time such Person became or becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary as the case may be, (ii) such Lien shall not apply to any other property or asset of a Loan Party or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and Permitted Refinancings thereof;

(q) Liens in favor of customs and revenues authorities in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, (ii)(A) that are being contested in good faith by appropriate proceedings, (B) as to which the applicable Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iii) the existence of which would not reasonably be expected to result in a Material Adverse Effect;

(r) Liens granted by the Loan Parties to the secured parties under the Term Loan Financing Facility and any refinancings thereof permitted hereunder;

(s) any interest or title of a licensor, sublicensor, lessor or sublessor under any license or operating or true lease agreement;

(t) leases or subleases granted to third Persons in the ordinary course of business;

(u) licenses or sublicenses of Intellectual Property granted in the ordinary course of business;

(v) the replacement, refinancing, extension or renewal of any Permitted Encumbrance; provided that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Second Amendment Effective Date or the date such Lien was incurred, as applicable (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender or Liens otherwise permitted hereunder);

(w) Liens on insurance policies and insurance proceeds incurred in the ordinary course of business in connection with the financing of insurance premiums;

(x) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(y) Liens arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein;

(z) Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;

(aa) Liens on deposit accounts or securities accounts in connection with overdraft protection, netting services, other cash management services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(bb) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(cc) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business;

(dd) other Liens (other than Liens on assets constituting ABL Priority Collateral) securing obligations in an amount not to exceed the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets (measured at the time such Liens are created) in the aggregate at any time outstanding;

(ee) Liens on Collateral securing Qualifying Secured Debt;

(ff) purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Capital Stock held by the Loan Parties or any Restricted Subsidiary in joint ventures;

(gg) Liens disclosed as exceptions to coverage in the final title policies and endorsements issued to the Collateral Agent (as defined in the Term Loan Agreement) under the Term Loan Agreement;

(hh) Liens securing any Swap Obligation constituting Permitted Indebtedness hereunder so long as, with respect to any such Swap Obligation owed to a Person who is not a Lender, the fair market value of the collateral securing such Swap Obligations does not exceed $25,000,000 in the aggregate at any time;

(ii) Liens securing Qualifying Other Debt; provided that the pro forma Consolidated Secured Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder is equal to or less than 3.5 to 1.0 and, to the extent such Indebtedness is secured by Liens on Collateral, such Indebtedness is subject to either (i) the Intercreditor Agreement, (ii) a Qualifying Pari Passu Intercreditor Agreement, or (iii) a Qualifying Second Lien Intercreditor Agreement, as applicable;

(jj) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods; and

(kk) Liens securing Indebtedness permitted to be incurred under clause (r) of the definition of Permitted Indebtedness.

The designation of a Lien as a Permitted Encumbrance shall not limit or restrict the ability of the Agents to establish any Reserve relating thereto.

“Permitted Indebtedness” means each of the following:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness set forth on Schedule 6.01;

(c) Indebtedness of (i) any Loan Party to any other Loan Party, and (ii) any Loan Party to any Restricted Subsidiary that is not a Facility Guarantor; provided that any such Indebtedness under this clause (ii) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(d) Guarantees (i) by any Loan Party of Indebtedness or other obligations arising in the ordinary course of business of any other Loan Party or any of its Restricted Subsidiaries to the extent such Indebtedness or other obligations are permitted hereunder and (ii) constituting Permitted Investments permitted under clause (l)(ii) or (w) of the definition thereof;

(e) Indebtedness of any Loan Party to finance the improvement, acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets (including Real Estate), including Capital Lease Obligations (including therein any Indebtedness incurred in connection with sale-leaseback transactions permitted under clause (k) of this definition), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (e) outstanding at any time when aggregated with the amount of Permitted Refinancings in respect thereof pursuant to clause (aa) below, shall not exceed the greater of (x) $75,000,000 and (y) 3.0% of Consolidated Total Assets (measured at the time of incurrence);

(f) Indebtedness under Swap Contracts, other than for speculative purposes, entered into in the ordinary course of business;

(g) Contingent liabilities under surety bonds, customs and appeal bonds, governmental contracts and leases or similar instruments incurred in the ordinary course of business;

(h) [Reserved];

(i) Indebtedness under the Term Loan Financing Facility, provided that in no event shall the principal amount of such Indebtedness at any time outstanding exceed an amount equal to (x) $1,500,000,000 plus (y) the amount of any Incremental Term Loans in an amount not to exceed the Maximum Incremental Amount (as defined in the Term Loan Agreement as in effect on the Third Amendment Effective Date);

(j) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition or other Permitted Investment, provided that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments and Indebtedness described in clause (p)) prior to the Maturity Date as in effect at the time of incurrence thereof, has a maturity which extends beyond the Maturity Date, and is subordinated to the Obligations on terms customary for senior subordinated high yield debt securities (as determined in good faith by the Lead Borrower) or otherwise reasonably acceptable to the Administrative Agent;

(k) Indebtedness incurred in connection with sale-leaseback transactions permitted hereunder;

(l) Subordinated Indebtedness in an amount when aggregated with the amount of Permitted Refinancing in respect thereof pursuant to clause (aa), not to exceed $200,000,000 in the aggregate; and provided that, in each case, such Subordinated Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except pursuant to customary asset sale and similar event and change of control provisions and AHYDO payments) prior to the date that is three months after the Maturity Date in effect at the time of incurrence thereof, and (B) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);

(m) Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(n) Indebtedness of any Loan Party acquired pursuant to a Permitted Acquisition or other Permitted Investment (or Indebtedness assumed at the time and as a result of a Permitted Acquisition or of a Permitted Investment); provided that in each case such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Permitted Investment;

(o) Indebtedness relating to performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business or consistent with past practice;

(p) Indebtedness constituting the obligation to make purchase price adjustments for working capital, indemnities and similar obligations (including earn outs) in connection with Permitted Acquisitions, Permitted Investments and Permitted Dispositions;

(q) Guarantees and letters of credit and surety bonds (other than Guarantees of, or letters of credit and surety bonds related to, Indebtedness) issued in connection with Permitted Acquisitions, Permitted Investments and Permitted Dispositions;

(r) without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder;

(s) Indebtedness due to any landlord in connection with the financing by such landlord of leasehold improvements;

(t) Unsecured Indebtedness of Holdings in an amount not to exceed $100,000,000 in the aggregate (except as increased pursuant to clause (r) of this definition), provided that such Indebtedness (i) shall not have a maturity date or be subject to amortization, mandatory repurchase or redemption (except (a) any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness as a result of a change of control, similar event or asset sale or AHYDO payment or (b) amortization no greater than 1% per annum, in each case shall not violate the foregoing restriction) prior to the date that is six months after the Maturity Date in effect at the time of incurrence thereof, and (ii) shall not be exchangeable or convertible into Disqualified Capital Stock or any other Indebtedness (other than any Indebtedness that is otherwise permitted to be incurred under this Agreement at the time of such exchange or conversion);

(u) other Indebtedness in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 6.0% of Consolidated Total Assets at any time outstanding;

(v) Indebtedness under Permitted Real Estate Financings;

(w) Qualifying Other Debt or Qualifying Secured Debt of any Loan Party that is either:

(i) issued solely for cash consideration and the net proceeds of which are applied to the prepayment (in whole or in part) of the Term Obligations;

(ii) Qualifying Secured Debt and, at the option of the Lead Borrower, Qualifying Other Debt, so long as (x) no Specified Default has occurred and is continuing, (y) if a Covenant Compliance Event has occurred and is continuing, on a Pro Forma Basis, the Loan Parties are in compliance with Section 6.10 hereof, and (z) the aggregate principal amount of such Qualifying Secured Debt and Qualifying Other Debt, when aggregated with the aggregate principal amount of all Incremental Term Loans (as defined in the Term Loan Agreement), would not exceed the Maximum Incremental Amount (as defined in the Term Loan Agreement as in effect on the Third Amendment Effective Date); and

(iii) in the case of Qualifying Other Debt, so long as on a Pro Forma Basis the Consolidated Interest Coverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or are then required to have been delivered hereunder is at least 2.00 to 1.00 for the most recent four Fiscal Quarter period;

(x) Indebtedness with respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(y) Indebtedness consisting of take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(z) Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (z) shall not exceed the greater of (x) $25,000,000 and (y) 1.0% of Consolidated Total Assets;

(aa) Indebtedness incurred in connection with the repurchase of Capital Stock pursuant to Section 6.06; provided that the original principal amount of any such Indebtedness incurred pursuant this clause (aa) shall not exceed the amount of such Capital Stock so repurchased with such Indebtedness (or with the proceeds thereof);

(bb) Indebtedness in an amount equal to 100% of the aggregate Net Proceeds received by Holdings after August 13, 2014 from the issue or sale of Capital Stock (other than Disqualified Capital Stock) plus cash contributed to Holdings and to the extent such Net Proceeds or cash have been contributed as common equity to the Lead Borrower and have not been applied pursuant to Section 6.06(a)(vii), clause (bb) of the definition of “Permitted Investment” or utilized to increase the Available Amount (as defined in the Term Loan Agreement);

(cc) Indebtedness of any Loan Party or of any Restricted Subsidiary that is not a Loan Party to the Specified Captive Insurance Company, in an aggregate principal amount outstanding at any time not to exceed the aggregate amount of Restricted Payments made pursuant to Section 6.06(a)(xiv); and

(dd) Permitted Refinancings of Indebtedness permitted hereunder.

“Permitted Investments” means each of the following:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, Canada, the United Kingdom, any member of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America, Canada, the United Kingdom, or any member of the European Union, as applicable) or any state or state agency thereof, in each case maturing within one (1) year from the date of acquisition thereof;

(b) Investments in commercial paper maturing within one (1) year from the date of acquisition thereof and having, at the date of acquisition, the highest or next highest credit rating obtainable from S&P, Moody’s or Fitch;

(c) Investments in certificates of deposit, overnight bank deposits, banker’s acceptances and time deposits maturing within one (1) year from the date of acquisition thereof which are issued or guaranteed by, or placed with, and demand deposit and money market deposit accounts issued or offered by, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has, at the time of the acquisition thereof, a combined capital and surplus and undivided profits of not less than $100,000,000;

(d) master demand notes and fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer;

(e) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, any constituent country of the United Kingdom, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having, at the time of the acquisition thereof, one of the two highest rating categories obtainable from either Moody’s, S&P or Fitch (or, if at the time, none of the foregoing are issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(f) Indebtedness or preferred stock issued by Persons with, at the time of the acquisition thereof, a rating of “BBB-” or higher from S&P, “Baa3” or higher from Moody’s or “BBB-“ or higher from Fitch (or, if at the time, none of the foregoing are issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(g) bills of exchange issued in the United States, Canada, the United Kingdom, or a member state of the European Union for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(h) instruments and investments of the type and maturity described in clause (a) through (g) denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Lead Borrower, comparable in investment quality to those referred to above;

(i) (i) dollars, British pounds sterling, Euro, or any national currency of any member state of the European Union; or (ii) any other foreign currency held by a Loan Party or any of its Restricted Subsidiaries in the ordinary course of business (notwithstanding the foregoing, cash equivalents shall include amounts denominated in currencies other than set forth in this clause; provided that such amounts are converted into currencies listed in this clause within ten Business Days following the receipt of such amounts);

(j) (i) shares of any money market or mutual fund that has substantially all of its assets invested in the types of investments referred to in clauses (a) through (i), above and (ii) solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (a) through (j)(i) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes;

(k) Investments existing on the Third Amendment Effective Date and set forth on Schedule 6.04;

(l) capital contributions, loans or other Investments made by (i) any Loan Party to any other Loan Party or (ii) as long as no Specified Default then exists or would arise therefrom, any Loan Party to any Restricted Subsidiary or Affiliate of any Loan Party in an aggregate amount not to exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets at any time outstanding, plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment; provided that the aggregate amount of all Investments of the type described in this clause (l)(ii) and clause (w) of this definition may not exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate outstanding at any time plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment;

(m) Guarantees constituting Permitted Indebtedness;

(n) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(o) loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business, provided that all such loans and advances to employees shall not exceed $5,000,000 in the aggregate at any time outstanding, and determined without regard to any write-downs or write-offs thereof;

(p) Investments received from purchasers of assets pursuant to dispositions permitted pursuant to Section 6.05, including, for the avoidance of doubt, in connection with a Division;

(q) Permitted Acquisitions and existing Investments of the Persons acquired in connection with Permitted Acquisitions or other Permitted Investment so long as such Investment was not made in contemplation of such Permitted Acquisition or Permitted Investment;

(r) Swap Agreements entered into in the ordinary course of business for non-speculative purposes;

(s) to the extent permitted by Applicable Law, notes from officers and employees in exchange for equity interests of the Parent (or any direct or indirect parent) purchased by such officers or employees pursuant to a stock ownership or purchase plan or compensation plan;

(t) earnest money required in connection with Permitted Acquisitions and other Permitted Investments;

(u) subject to SECTION 2.18, Investments in deposit accounts opened in the ordinary course of business;

(v) Capital Expenditures;

(w) Guarantees of Indebtedness and other obligations of Subsidiaries that are not Loan Parties not in excess of the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate at any time outstanding plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment, provided that the aggregate amount of all Investments of the type described in this clause (w) and clause (l)(ii) of this definition may not exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate outstanding at any time plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment;

(x) other Investments in an amount not to exceed the greater of (x) $100,000,000 and (y) 4.0% of Consolidated Total Assets (measured as of the time any such Investment is made) in the aggregate outstanding at any time;

(y) other Investments so long as the Payment Conditions are satisfied at the time of such Investment;

(z) Investments made by a Loan Party or any Restricted Subsidiary in any joint venture or any Unrestricted Subsidiary in an aggregate amount of such Investments made after the Closing Date pursuant to this clause (z) by (x) Loan Parties and Restricted Subsidiaries in joint ventures and (y) the Loan Parties and their Restricted Subsidiaries in Unrestricted Subsidiaries provided that the aggregate amount of all Investments of the type described in this clause (z) and clauses (l)(ii) and (w) of this definition may not exceed the greater of $125,000,000 and 5.0% of Consolidated Total Assets in the aggregate outstanding at any time plus such additional amounts to the extent that the Payment Conditions are satisfied at the time of the making of such Investment;

(aa) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under Section 6.04;

(bb) Investments to the extent that payment for such Investments is made solely with Capital Stock (other than any Disqualified Capital Stock) of the Lead Borrower (or any direct or indirect parent) or with the proceeds from an equity contribution initially made to the Parent, in each case to the extent contributed to the non-Disqualified Capital Stock of the Lead Borrower and have not been applied pursuant to Section 6.06(a)(vii) or utilized to also increase the Available Amount as defined in the Term Loan Agreement;

(cc) loans and advances to the Parent (or any direct or indirect parent entity) in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 6.06;

(dd) Investments consisting of purchases and acquisitions of inventory, supplies, material, equipment, or other similar assets in the ordinary course of business;

(ee) cash or property distributed from any Restricted Subsidiary that is not a Loan Party (i) may be contributed to other Restricted Subsidiaries that are not Loan Parties, and (ii) without duplication of amounts that increase the amount available under to any other clause above, may pass through the Lead Borrower and/or any intermediate Restricted Subsidiaries, so long as all part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder; and

(ff) Investments consisting of or made in connection with the incurrence of Permitted Indebtedness, Permitted Encumbrances, Restricted Payments permitted pursuant to SECTION 6.06, fundamental changes permitted pursuant to SECTION 6.03, and Permitted Dispositions;

provided, however, that for purposes of calculation, the amount of any Investment outstanding at any time shall be the aggregate cash Investment less all cash returns, cash dividends and cash distributions (or the fair market value of any non-cash returns, dividends and distributions) received by such Person and less all liabilities expressly assumed by another Person in connection with the sale of such Investment.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its reasonable discretion, which:

(a) is made to maintain, protect or preserve the Collateral and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b) is made to enhance the likelihood of, or maximize the amount of, repayment of any Obligation; or

(c) is made to pay any other amount chargeable to any Borrower hereunder; and

(d) together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base at the time, in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days;

provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.13(g) regarding any Lender’s obligations with respect to Letter of Credit Disbursements or SECTION 2.22 regarding any Lender’s reimbursement obligations with respect to Swingline Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such inadvertent Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the Total Outstandings would exceed the aggregate of the Commitments (as in effect prior to any termination of the Commitments pursuant to Section 7.01 hereof).

“Permitted Real Estate Financing” means any financing by one or more Loan Parties or any of their respective Restricted Subsidiaries that is secured solely by Real Estate of such Loan Parties or such Restricted Subsidiaries, as the case may be; provided that (a) the Indebtedness incurred in connection with such financing shall not be directly or indirectly Guaranteed by, or directly or indirectly collateralized or secured by, or otherwise have any recourse to, such Loan Party or any such Restricted Subsidiary or any of the assets of such Loan Party or such Restricted Subsidiary, other than (i) the Real Estate and Real Estate Related Assets that are the subject of such financing and/or (ii) except for the security described in clause (i), unsecured Guarantees by such Loan Parties and such Restricted Subsidiaries, and by their direct or indirect parent companies, (b) none of the Loan Parties or any of their Restricted Subsidiaries shall provide any other direct or indirect credit support of any kind in respect of such Indebtedness (other than the security interest on the Real Estate that is the subject of such financing and the guarantees as described in clause (a) above, and as provided in clause (c) below), (c) such Loan Parties and Restricted Subsidiaries may be subject to customary representations, warranties, covenants and indemnities in connection with such facilities, (d) such Loan Parties and Restricted Subsidiaries, as the case may be, shall have received proceeds with respect to such financing in an amount not less than 75% of the fair market value of the Real Estate that is the subject of such financing, and (e) the Indebtedness incurred in connection with such financing shall have a final maturity that is no sooner than the date that is three months following the Maturity Date and a weighted average life to maturity that is no shorter than the Loans.

“Permitted Refinancing” means any Indebtedness that replaces, renews, extends or refinances any other Permitted Indebtedness, as long as, after giving effect thereto (i) the principal amount of the Indebtedness outstanding at such time is not increased (except by the amount of any accrued interest, closing costs, expenses, fees, and premium paid in connection with such extension, renewal or replacement plus an amount equal to any unused commitment thereunder), (ii) the result of such refinancing of or replacement shall not be an earlier maturity date or decreased weighted average life, (iii) the obligor or obligors under any such refinancing Indebtedness and the collateral, if applicable, granted pursuant to any such refinancing Indebtedness are the same as (or less than) the obligor(s) and collateral under the Indebtedness being extended, renewed or replaced, (iv) the subordination, to the extent applicable, of the refinancing Indebtedness are not materially less favorable to the Lenders than the subordination terms of the Indebtedness being refinanced (as determined by the Lead Borrower in good faith), and (v) the refinancing Indebtedness is not exchangeable or convertible into any other Indebtedness which does not comply with clauses (i) through (iv) above.

“Permitted Store Closures” means, collectively with any other Store closure that is not permanent, temporary Store closings due to COVID-19 or any other pandemic or similar event, rebrandings, relocations (including as a result of Store consolidations not involving the bulk disposition of Inventory), and refurbishment of Stores.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date among the Loan Parties party thereto and the Collateral Agent for its own benefit and the benefit of the other Secured Parties, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or Permitted Investment, the period beginning on the date such Permitted Acquisition or Permitted Investment is consummated and ending 18 months following the date on which such Permitted Acquisition or Permitted Investment is consummated.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests.

“Prime Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the LIBOR Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Prime Rate is being used as an alternate rate of interest pursuant to Section 2.10 hereof, then the Prime Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Prime Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the Prime Rate in accordance with the provisions of Article II.

“Pro Forma Adjustments” means, for any applicable period that includes all or any part of a Fiscal Quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or the Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, as the case may be, projected by the Lead Borrower in good faith as a result of (a) actions taken (or commenced) during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Lead Borrower in good faith, or (b) any additional costs incurred (or commenced) during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity with the operations of the Loan Parties and their Restricted Subsidiaries; provided that (i) so long as such actions are taken (or commenced) during such Post-Acquisition Period or such costs are incurred (or commenced) during such Post-Acquisition Period, as applicable, the cost savings, operating expense reductions, other operating improvements and initiatives and synergies related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, as the case may be, that such costs savings, operating expense reductions, other operating improvements and initiatives and synergies will be realizable during the entirety of such period, or such additional costs, as applicable, will be incurred during the entirety of such period and (ii) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, for such period; and provided further that any such increase, decrease and other adjustments of such Acquired EBITDA or such Consolidated EBITDA of the Loan Parties, as the case may be, either (x) would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, or (y) shall be factually supportable and shall have been certified by the chief financial officer of the Lead Borrower as having been calculated in good faith and in compliance with the requirements of this definition, provided that any such adjustment pursuant to this clause (y) does not exceed 20% of the most recently calculated Consolidated EBITDA of the Loan Parties and their Restricted Subsidiaries (prior to giving effect to the adjustments pursuant to this sub-clause (y)).

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustments shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a disposition of all or substantially all equity interests in any Subsidiary of the Lead Borrower or any division, product line, or facility used for operations of the Lead Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Lead Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustments pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions and operating initiatives) that are consistent with the definition of Pro Forma Adjustment.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Junior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien on the Collateral which is junior and subordinate to the Lien of the Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Term Loan Collateral Agent on the Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date in effect on the date of incurrence thereof (it being understood that (a) any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness as a result of a change of control, similar event or asset sale or AHYDO payment or (b) amortization no greater than 1% per annum, in each case shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Second Lien Intercreditor Agreement.

“Qualifying Other Debt” means any Indebtedness, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date as in effect on the date of incurrence thereof (it being understood that (a) any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness as a result of a change of control, similar event or asset sale or AHYDO payment or (b) amortization no greater than 1% per annum, in each case shall not violate the foregoing restriction).

“Qualifying Pari Passu Intercreditor Agreement” means an agreement substantially in the form of Exhibit N or in form and substance reasonably satisfactory to the Administrative Agent and entered into by the Term Loan Collateral Agent, the Term Loan Administrative Agent and the agents for the holders of any Qualifying Senior Secured Debt or Qualifying Other Debt that is intended to be secured by Liens on the Collateral ranking pari passu to the Liens securing the Term Obligations and ranking junior to the Lien of the Collateral Agent with respect to the ABL Priority Collateral.

“Qualifying Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent providing that the Liens on the Collateral securing the Obligations and the Term Obligations rank senior in priority to the Liens on the Collateral securing Qualifying Junior Secured Debt or Qualifying Other Debt, which is intended to be secured by Liens ranking junior to the Liens on the Collateral securing the Obligations and the Term Obligations.

“Qualifying Secured Debt” means the collective reference to Qualifying Junior Secured Debt and Qualifying Senior Secured Debt.

“Qualifying Senior Collateral” means any and all “Collateral”, “Pledged Collateral” or words of similar intent as defined in any applicable security document relating to the Qualifying Senior Debt or applicable Qualifying Other Debt and to be defined, when applicable, in a Qualifying Pari Passu Intercreditor Agreement.

“Qualifying Senior Secured Debt” means any Indebtedness of any Loan Party (i) secured by a Lien which is pari passu to the Lien of the Term Loan Collateral Agent on the Collateral and which is junior and subordinate to the Lien of the Collateral Agent with respect to the ABL Priority Collateral, (ii) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Maturity Date in effect on the date of incurrence thereof (it being understood that (a) any required (x) offer to purchase or (y) prepayment obligation in respect of such Indebtedness as a result of a change of control, similar event or asset sale or AHYDO payment or (b) amortization no greater than 1% per annum, in each case shall not violate the foregoing restriction), and (iii) which is subject to the terms of a Qualifying Pari Passu Intercreditor Agreement.

“Real Estate” means all interests in real property now or hereafter owned or held by any Loan Party or Restricted Subsidiary, including all leasehold interests held pursuant to Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party or Restricted Subsidiary, including all easements, rights-of-way, appurtenances and other rights relating thereto and all leases, tenancies, and occupancies thereof.

“Real Estate Related Assets” means, with respect to any Real Estate, fixtures, related improvements, leases, rents and permits, real property rights, related contracts and records and proceeds of each of the foregoing (including, without limitation, insurance proceeds in respect of the foregoing).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Register” has the meaning provided in Section 9.04(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Release” has the meaning provided in Section 101(22) of CERCLA.

“Reports” has the meaning provided in Section 8.13(b).

“Required Lenders” means, at any time, Lenders having Commitments aggregating more than 50% of the Total Commitments, or if the Commitments have been terminated, Lenders whose percentage of the Total Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 50% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.21(c).

“Reserves” means all (if any) Inventory Reserves (including, without limitation, reserves for Shrink), and Availability Reserves (including, without limitation, Cash Management Reserves, Bank Product Reserves and reserves for Customer Credit Liability).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person means any executive officer or financial officer of such Person and any other officer or similar official thereof with responsibility for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any class of Capital Stock of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of a Person or any option, warrant or other right to acquire any Capital Stock of a Person or on account of any return of capital to the Person’s stockholders, partners or members, provided that “Restricted Payments” shall not include any dividends payable solely in Capital Stock of a Loan Party.

“Restricted Subsidiary” means each Subsidiary of the Parent that is not an Unrestricted Subsidiary.

“Revolving Credit Loans” means all loans at any time made by any Lender pursuant to Article II and, to the extent applicable, shall include Swingline Loans made by the Swingline Lender pursuant to SECTION 2.06.

“Revolving Credit Notes” means the promissory notes of the Borrowers substantially in the form of Exhibit D, each payable to a Lender, evidencing the Revolving Credit Loans made to the Borrowers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of comprehensive Sanctions, including a target of any country-wide sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC (“SDN”), OFAC’s consolidated Non-SDN list or any other Sanctions-related list of designated persons maintained by the United States, the United Nations, the United Kingdom or the European Union, (b) any Person located, organized or resident in a Sanctioned Entity, or (c) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (b) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union, or (d) Her Majesty’s Treasury of the United Kingdom.

“Scheduled Unavailability Date” has the meaning provided in SECTION 2.10(b).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of June 29, 2018 by and among the Loan Parties party thereto, the Lenders party thereto and the Agents.

“Second Amendment Effective Date” shall have the meaning set forth in the Second Amendment.

“Secured Party” means (a) each Credit Party, (b) any Lender or any Affiliate of a Lender providing Cash Management Services or entering into or furnishing any Bank Products to or with any Loan Party, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and, subject to any limitations contained in this Agreement, assigns of each of the foregoing.

“Security Agreement” means the Security Agreement dated as of the Closing Date as amended, restated, supplemented or otherwise modified and in effect from time to time among the Loan Parties and the Collateral Agent for its benefit and for the benefit of the other Secured Parties.

“Security Documents” means the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Facility Guarantee, and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Loan Document that creates a Lien in favor of the Collateral Agent to secure any of the Obligations.

“Settlement Date” has the meaning provided in Section 2.22(b).

“Shrink” means Inventory identified by the Borrowers as lost, misplaced, or stolen.

“SOFR” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Early Opt-in” means the Administrative Agent and the Lead Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 2.10(c) and paragraph (1) of the definition of “Benchmark Replacement”.

“Software” has the meaning assigned to such term in the Security Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuation on a going concern basis, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person on a going concern basis is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and generally pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to generally pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Specified Availability” means, as of any date of determination, the sum of: (a) Availability and (b) the lesser of: (i) the amount by which the Borrowing Base exceeds the aggregate Commitments, if a positive number (if not a positive number, zero), and (ii) 5% of the aggregate Commitments.

“Specified Captive Insurance Company” means a captive insurance company that is subject to regulation as a captive insurance company and is a direct or indirect Subsidiary of Burlington Stores, Inc.

“Specified Default” means the occurrence of any Event of Default specified in Section 7.01(a), Section 7.01(b), Section 7.01(c) (but only with respect to any representation made or deemed to be made by or on behalf of any Loan Party in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement), Section 7.01(d) (but only with respect to SECTION 2.18 (but only with respect to Section 2.18(d), Section 2.18(e), Section 2.18(f), and the second sentence of Section 2.18(h)), Section 5.01(f), SECTION 5.07, Section 5.08, SECTION 5.11 and Section 6.10), Section 7.01(h), or Section 7.01(i).

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 9.22).

“Specified Representations” means the representations and warranties made by the Borrowers in the first and second sentences of SECTION 3.01 and SECTIONS 3.02, 3.08, 3.15 (subject to customary limitations on the perfection of Liens on the Collateral in financing commitments obtained in connection with Limited Condition Transactions), 3.16, 3.17 and 3.18.

“Specified Transaction” means any transaction in respect of which compliance with the Payment Conditions are by the terms of this Agreement required to be calculated on a Pro Forma Basis.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the LIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which includes any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to the Agents.

“Subsequent Transaction” has the meaning provided in SECTION 1.10.

“Subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Supermajority Lenders” means, as of any date of determination, Lenders holding more than 66 2/3% of the Total Commitments or, if the Commitments have been terminated, Lenders whose percentage of Total Outstandings (calculated assuming settlement and repayment of all Swingline Loans by the Lenders) aggregate more than 66 2/3% of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders .

“Supporting Obligations” has the meaning assigned to such term in the Security Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Lender” means Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder to the Borrowers hereunder.

“Swingline Loan” means a Revolving Credit Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.06.

“Swingline Loan Ceiling” means $100,000,000, as such amount may be increased or reduced in accordance with the provisions of this Agreement.

“Swingline Note” means the promissory note of the Borrowers substantially in the form of Exhibit E, payable to the Swingline Lender, evidencing the Swingline Loans made by the Swingline Lender to the Borrowers.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, may be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means all current or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority, and all interest, additions to tax, and penalties related thereto.

“Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., as administrative agent (together with its successors and assigns in such capacity) on behalf of the lenders party to the Term Loan Agreement.

“Term Loan Agreement” means that certain Credit Agreement dated February 24, 2011 by and among Burlington Coat Factory Warehouse Corporation, as borrower, the Term Loan Administrative Agent , the Term Loan Collateral Agent and the lenders identified therein, as such Credit Agreement has been replaced in its entirety by that certain Credit Agreement dated August 13, 2014 by and among Burlington Coat Factory Warehouse Corporation, as borrower, the Term Loan Administrative Agent , the Term Loan Collateral Agent and the lenders identified therein, as may be further amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Term Loan Collateral Agent” means JPMorgan Chase Bank, N.A., as collateral agent (together with its successors and assigns in such capacity) on behalf of the “Secured Parties” (as defined in the Term Loan Agreement).

“Term Loan Financing Facility” means the term loan facility established pursuant to the Term Loan Agreement.

“Term Loan Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two (2) Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term Obligations” has the meaning set forth in the Intercreditor Agreement.

“Termination Date” means the earlier of (i) the Latest Maturity Date, (ii) the date on which the Loan Parties terminate all of the Commitments pursuant to SECTION 2.15 hereof, and (iii) the date on which the maturity of the Obligations (other than the Other Liabilities) is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII.

“Third Amendment” means that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of December 22, 2021, by and among the Loan Parties party thereto, the Lenders party thereto and the Agents.

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

“Total Commitments” means the aggregate of the Commitments of all Lenders, as in effect from time to time. On the Third Amendment Effective Date, the Total Commitments are $650,000,000.

“Total Outstandings” means, as of any day, the sum of (a) the principal balance of all Revolving Credit Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Trading with the Enemy Act” has the meaning provided in Section 9.18.

“Type”, when used in reference to any Revolving Credit Loan or Borrowing, refers to whether the rate of interest on such Revolving Credit Loan, or on the Revolving Credit Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Prime Rate, as applicable.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unanimous Consent” means the consent of Lenders (other than Defaulting Lenders) holding 100% of the Commitments (other than Commitments held by a Defaulting Lender).

“Unfinanced Capital Expenditures” means Capital Expenditures paid in cash which are not financed with the proceeds of Indebtedness (other than the Obligations).

“Unrestricted Subsidiary” shall mean

(a) any Subsidiary of the Lead Borrower designated by the board of directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to SECTION 5.14 subsequent to the Second Amendment Effective Date but only to the extent that such Subsidiary:

(i) is not party to any agreement, contract, arrangement or understanding (after giving effect to such designation) with the Lead Borrower or any Restricted Subsidiary of the Lead Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Lead Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Lead Borrower, in each case except as permitted by Section 6.07;

(ii) is a Person with respect to which neither the Lead Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (I) to subscribe for additional Capital Stock or (II) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iii) has not guaranteed or otherwise directly or indirectly provided credit support for any then outstanding Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries which guaranty or credit support would remain in effect after giving effect to such designation; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“Unused Commitment” shall mean, on any day, (a) the then Total Commitments, minus (b) the sum of (i) the principal amount of Revolving Credit Loans of the Borrowers then outstanding, and (ii) the then Letter of Credit Outstandings.

“Unused Fee” has the meaning provided in Section 2.19(b).

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.24.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Terms Generally.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Charter Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) all references to “$” or “dollars” or to amounts of money and all calculations of Availability, Excess Availability, Borrowing Base, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America, and (viii) references to “knowledge” of any Loan Party means the actual knowledge of a Responsible Officer.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Loan Parties and the Administrative Agent and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

SECTION 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements described in SECTION 3.04, except as otherwise specifically prescribed herein and except that the Lead Borrower and its Subsidiaries may change from the retail inventory method to the specific identification method for inventory costing, provided that the Lead Borrower shall give the Administrative Agent reasonable prior notice of such change and the Administrative Agent shall have the ability, in addition to the appraisals and commercial finance examinations permitted pursuant to SECTION 5.08 hereof, to obtain, at the Loan Parties’ expense, an updated appraisal and commercial finance examination in connection with such change, provided further that, in the event that the Administrative Agent has previously scheduled an appraisal and commercial finance examination to be performed within three (3) months after the effective date of such change, the Administrative Agent shall not undergo such additional updated appraisal and commercial finance examination as set forth above. All amounts used for purposes of financial calculations required to be made shall be without duplication. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(b) Issues Related to GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude (a) the effect of purchase accounting adjustments, including the effect of non-cash items resulting from any amortization, write-up, write-down or write-off of any assets or deferred charges (including, without limitation, intangible assets, goodwill and deferred financing costs in connection with any Permitted Acquisition or any merger, consolidation or other similar transaction permitted by this Agreement), (b) the application of ASC 815 (Derivatives and Hedging), ASC 480 (Distinguishing Liabilities from Equity) or ASC 718 (Stock Compensation) (to the extent that the pronouncements in ASC 718 result in recording an equity award as a liability on the Consolidated balance sheet of the Parent and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity), (c) any mark-to-market adjustments to any derivatives (including embedded derivatives contained in other debt or equity instruments under ASC 815), (d) any non-cash compensation charges resulting from the application of ASC 718 and (e) any change to lease accounting rules from those in effect pursuant to ASC 840 (Leases) and other related lease accounting guidance as in effect on the Second Amendment Effective Date. Notwithstanding anything in this Agreement to the contrary, any change in GAAP or the application or interpretation thereof that would require operating leases (or leases that would be operating leases if they existed on the Closing Date) to be treated similarly as a capital lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.

Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 (Financial Instruments) and ASC 470-20 (Debt with Conversion and Other Options) on financial liabilities shall be disregarded.

SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrowers (or otherwise required to be complied with to consummate a transaction) pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit, whether or not such maximum face amount is in effect at such time.

SECTION 1.07 Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

SECTION 1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

SECTION 1.09 Compliance with Article VI. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), disposition, sale, transfer, lease, license, abandonment, Restricted Payment, affiliate transaction, restrictive agreement or prepayment of Indebtedness, or any other transaction (or any portion of any of the foregoing) meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause (or multiple clauses) of such Sections in Article VI (or any clause or multiple clauses of any definition referenced in such Sections in Article VI), then the Lead Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such transaction (or any portion thereof) and shall only be required to include the amount and type of such transaction in one of such clauses; provided that, any such Lien, Investment, Indebtedness, disposition, sale, transfer, lease, license, abandonment, Restricted Payment, affiliate transaction, restrictive agreement or prepayment of Indebtedness, or any other transaction (or any portion of any of the foregoing) made or incurred in reliance on satisfaction of the Payment Conditions may not be later divided, classified or reclassified once made or incurred.

SECTION 1.10 Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(a) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio, and the Consolidated Interest Coverage Ratio or satisfaction of the Payment Conditions, including, but not limited to, in connection with incurrence of Indebtedness, the creation of Liens, the making of any asset sale or other disposition, the making of an Investment or Restricted Payment, the designation of a “Subsidiary” as restricted or unrestricted or the repayment or prepayment of Indebtedness; or

(b) determining compliance with representations and warranties (other than Specified Representations in the case of a Limited Condition Transaction under clause (i) of such definition) and defaults or events of default; or

(c) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets); in each case, at the option of the Lead Borrower (the Lead Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into, the date an irrevocable repayment or prepayment notice is given with respect thereto, or at the time of declaration thereof, as applicable (the “LCT Test Date”) (provided that with respect to any required calculation of the Payment Conditions on the LCT Test Date, such calculation shall be effective only in the event that such Limited Condition Transaction is consummated within 180 days following the LCT Test Date), and if, after giving pro forma effect to the Limited Condition Transaction, the Lead Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test, representations, warranties, defaults, specified defaults, events of default, or basket, such ratio, test, representations, warranties, defaults, specified defaults, events of default, or basket (including with respect to satisfaction of the Payment Conditions in connection therewith) shall be deemed to have been complied with. For the avoidance of doubt, if the Lead Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Total Assets, Consolidated Total Debt, Consolidated Interest Expense, or Consolidated Net Income, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Lead Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for disposition, redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis both (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated, in each case until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated. Notwithstanding the foregoing, the Limited Condition Transaction provisions set forth above shall not apply in respect of the incurrence of any Revolving Credit Loans (or other Credit Extensions) the proceeds of which will be used to finance such Limited Condition Transaction.

SECTION 1.11 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

SECTION 2.01 Commitment of the Lenders.

(a) Each Lender, severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to make Credit Extensions to or for the benefit of the Borrowers, on a revolving basis, subject in each case to the following limitations:

(i) The Total Outstandings shall not at any time cause Availability to be less than zero;

(ii) Letters of Credit shall be available from the Issuing Banks to the Borrowers, provided that the Borrowers shall not at any time permit the aggregate Letter of Credit Outstandings at any time to exceed the Letter of Credit Sublimit;

(iii) No Lender shall be obligated to make any Credit Extension to the Borrowers in excess of such Lender’s Commitment; and

(iv) Subject to all of the other provisions of this Agreement, Revolving Credit Loans to the Borrowers that are repaid may be reborrowed prior to the Termination Date.

(b) Each Borrowing of Revolving Credit Loans to the Borrowers (other than Swingline Loans) shall be made by the Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any Revolving Credit Loan to the Borrowers shall neither relieve any other Lender of its obligation to fund its Revolving Credit Loan to the Borrowers in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.02 Increase in Total Commitments.

(a) Request for Increase. At any time and from time to time prior to the Termination Date, so long as no Default or Event of Default exists or would arise therefrom, the Lead Borrower shall have the right to request an increase of the aggregate of the then outstanding Commitments (including the Letter of Credit Sublimit) by an amount as would cause the Total Commitments not to exceed $950,000,000 in the aggregate. The Administrative Agent and the Lead Borrower shall determine the effective date of such requested increase and any such requested increase shall be first made available to all existing Lenders on a pro rata basis. To the extent that, on or before the tenth (10th) day (or such shorter period as may be agreed by the Administrative Agent) following such request for an increase hereunder, the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, or fail to respond to such request for an increase, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable best efforts to arrange for one or more other Persons to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Total Commitments requested by the Lead Borrower and not accepted by the existing Lenders (each such increase by either means, a “Commitment Increase,” and each Person issuing, or Lender increasing, its Commitment, an “Additional Commitment Lender”), provided, however, that (i) no Lender shall be obligated to provide a Commitment Increase as a result of any such request by the Lead Borrower, (ii) any Additional Commitment Lender which is not an existing Lender shall be subject to the approval of the Administrative Agent, the Issuing Banks and the Lead Borrower (which approval shall not be unreasonably withheld), and (iii) without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Lender under this Agreement be less than $10,000,000. Each Commitment Increase shall be in a minimum aggregate amount of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof.

(b) Conditions to Effectiveness of each Commitment Increase. No Commitment Increase shall become effective unless and until each of the following conditions have been satisfied or waived:

(i) The Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require;

(ii) The Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders and the Arrangers as the Lead Borrower, the Arrangers and such Additional Commitment Lenders shall agree;

(iii) If requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers and dated such date;

(iv) A Revolving Credit Note (to the extent requested) will be issued at the Borrowers’ expense, to each such Additional Commitment Lender, to be in conformity with the requirements of SECTION 2.07 (with appropriate modification) to the extent necessary to reflect the new Commitment of each Additional Commitment Lender; and

(v) The Borrowers and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested in order to effectuate the documentation of the foregoing.

(c) Notification by Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Commitment Increase (with each date of such effectiveness being referred to herein as a “Commitment Increase Date”), and at such time (i) the Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, (ii) Schedule 1.1(a) shall be deemed modified, without further action, to reflect the revised Commitment Percentages of the Lenders and (iii) this Agreement shall be deemed amended, without further action, to the extent necessary to reflect such increased Commitments.

(d) Other Provisions. In connection with Commitment Increases hereunder, the Lenders and the Borrowers agree that, notwithstanding anything to the contrary in this Agreement, (i) the Borrowers shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Credit Loans of certain Lenders, and obtain Revolving Credit Loans from certain other Lenders (including the Additional Commitment Lenders), or (y) take such other actions as reasonably may be required by the Administrative Agent, in each case to the extent necessary so that all of the Lenders effectively participate in each of the outstanding Revolving Credit Loans pro rata on the basis of their Commitment Percentages (determined after giving effect to any increase in the Commitments pursuant to this SECTION 2.02), and (ii) the Borrowers shall pay to the Lenders any costs of the type referred to in Section 2.16(c) in connection with any repayment and/or Revolving Credit Loans required pursuant to preceding clause (i). Without limiting the obligations of the Borrowers provided for in this SECTION 2.02, the Administrative Agent and the Lenders agree that they will use their best efforts to attempt to minimize the costs of the type referred to in Section 2.16(c) which the Borrowers would otherwise incur in connection with the implementation of an increase in the Commitments.

SECTION 2.03 Reserves; Changes to Reserves.

(a) The initial Inventory Reserves and Availability Reserves as of the Effective Date are as set forth in the Borrowing Base Certificate delivered pursuant to Section 4.01(d) hereof.

(b) The Administrative Agent may hereafter establish additional Reserves or change any of the foregoing Reserves, in the exercise of its reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry; provided that such Reserves shall not be established or increased except upon not less than six (6) Business Days’ prior written notice to the Borrowers (during which period the Agents shall be available to discuss any such proposed Reserve with the Borrowers), and the applicable Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its reasonable business judgment acting in accordance with industry standards for asset based lending in the retail industry); provided, further, that during such six (6) Business Day period, the Availability for any request by the Borrowers for a Borrowing of Revolving Credit Loans shall give pro forma effect to such proposed Reserve.

SECTION 2.04 Making of Revolving Credit Loans.

(a) Except as set forth in SECTION 2.09, SECTION 2.10 and SECTION 2.11, Revolving Credit Loans (other than Swingline Loans) shall be either Prime Rate Loans or LIBOR Rate Loans as the Lead Borrower on behalf of the Borrowers may request (which request shall substantially be made in the form attached hereto as Exhibit C or such other form as agreed by the Administrative Agent and the Borrower) subject to and in accordance with this SECTION 2.04. All Swingline Loans shall be only Prime Rate Loans. All Revolving Credit Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Revolving Credit Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Revolving Credit Loan by causing any lending office of such Lender to make such Revolving Credit Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Revolving Credit Loan in accordance with the terms of the applicable Revolving Credit Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers. Subject to the other provisions of this SECTION 2.04 and the provisions of SECTION 2.11, Borrowings of Revolving Credit Loans of more than one Type may be incurred at the same time, but in any event no more than ten (10) Borrowings of LIBOR Rate Loans may be outstanding at any time and no more than two (2) Borrowings of LIBOR Rate Loans having an Interest Period of less than one (1) month may be selected by the Lead Borrower in any thirty (30) day period.

(b) The Lead Borrower shall give the Administrative Agent (w) three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each Borrowing of LIBOR Rate Loans, and (x) prior telephonic notice on the requested date of any Borrowing (thereafter confirmed in writing) of each Borrowing of Prime Rate Loans by the Borrowers. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the requested date of any Borrowing in the case of LIBOR Rate Loans, and on the same Business Day of the requested date of any Borrowing in the case of Prime Rate Loans. Such notice shall be irrevocable (except to the extent set forth in SECTION 2.10 or SECTION 2.11 hereof), shall contain disbursement instructions and shall specify: (i) whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBOR Rate Loans and, if LIBOR Rate Loans, the Interest Period with respect thereto; (ii) the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBOR Rate Loans; and (iii) the date of the proposed Borrowing (which shall be a Business Day). If no election of Interest Period is specified in any such notice for a Borrowing of LIBOR Rate Loans, such notice shall be deemed a request for an Interest Period of one (1) month. If no election is made as to the Type of Revolving Credit Loan, such notice shall be deemed a request for Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110 no later than 3:00 p.m., in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this SECTION 2.04 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In the event a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent, forthwith on demand such corresponding amount, with interest thereon for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Credit Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 5:00 p.m.

(c) To the extent not paid by the Borrowers when due (after taking into consideration any applicable grace period), the Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee payable pursuant to SECTION 2.19 or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.17(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

SECTION 2.05 Overadvances.

(a) The Agents and the Lenders shall have no obligation to make any Revolving Credit Loan (including, without limitation, any Swingline Loan) or to provide any Letter of Credit if an Overadvance would result.

(b) The Administrative Agent may, in its discretion, make Permitted Overadvances to the Borrowers without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances may constitute Swingline Loans. The making of a Permitted Overadvance is for the benefit of the Borrowers and shall constitute a Revolving Credit Loan and an Obligation. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding.

(c) The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.13(f) regarding the Lenders’ obligations to purchase participations with respect to Letter of Credit Disbursements or SECTION 2.22 regarding any Lender’s reimbursement obligations with respect to Swingline Loans.

SECTION 2.06 Swingline Loans.

(a) The Swingline Lender is authorized by the Lenders, and shall make, Swingline Loans at any time (subject to Section 2.06(b)) to the Borrowers up to the amount of the sum of (i) the Swingline Loan Ceiling, upon a notice of Borrowing from Lead Borrower received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 3:00 p.m. on the Business Day on which such Swingline Loan is requested), plus (ii) any Permitted Overadvances; provided that the Swingline Lender shall not be obligated to make any Swingline Loan in its reasonable discretion if any Lender at such time is a Defaulting Lender, unless the Swingline Lender has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Section 8.15(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Swingline Loan then proposed to be issued or (y) that Swingline Loan and all other Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Swingline Loans shall be Prime Rate Loans and shall be subject to periodic settlement with the Lenders under SECTION 2.22 below.

(b) The Lead Borrower’s request for a Swingline Loan shall be deemed a representation that the applicable conditions for borrowing under SECTION 4.02 are satisfied (unless such conditions have been waived). If the conditions for borrowing under SECTION 4.02 cannot in fact be fulfilled, (x) the Lead Borrower shall give immediate notice (a “Non-compliance Notice”) thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Non-compliance Notice, and (y) the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with Section 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one (1) Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans (other than Permitted Overadvances) shall be made pursuant to this Section 2.06(b) if the Total Outstandings would exceed the limitations set forth in SECTION 2.01.

SECTION 2.07 Notes.

(a) Promptly following the request of any Lender, the Revolving Credit Loans made by such Lender shall be evidenced by a Revolving Credit Note, duly executed on behalf of the Borrowers, payable to such Lender in an aggregate principal amount equal to such Lender’s Commitment.

(b) Upon the request of the Swingline Lender, the Revolving Credit Loans made by the Swingline Lender with respect to Swingline Loans shall be evidenced by a Swingline Note, duly executed on behalf of the Borrowers, payable to the Swingline Lender, in an aggregate principal amount equal to the Swingline Loan Ceiling.

(c) Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Revolving Credit Loan from such Lender, each payment and prepayment of principal of any such Revolving Credit Loan, each payment of interest on any such Revolving Credit Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of any Borrower to repay the Revolving Credit Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

(d) Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will promptly issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor at such Lender’s expense.

SECTION 2.08 Interest on Revolving Credit Loans.

(a) Subject to SECTION 2.12, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin for Prime Rate Loans.

(b) Subject to SECTION 2.09 through SECTION 2.12, each LIBOR Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period, plus the Applicable Margin for LIBOR Rate Loans.

(c) Accrued interest on all Revolving Credit Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at the Termination Date and after the Termination Date on demand.

SECTION 2.09 Conversion and Continuation of Revolving Credit Loans.

(a) The Lead Borrower shall have the right at any time, on three (3) Business Days’ prior notice to the Administrative Agent (which notice shall substantially be made in the form attached hereto as Exhibit O or such other form as agreed by the Administrative Agent and the Lead Borrower and, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the date of any conversion), (i) to convert any outstanding Borrowings of Prime Rate Loans to Borrowings of LIBOR Rate Loans, or (ii) to continue an outstanding Borrowing of LIBOR Rate Loans for an additional Interest Period, or (iii) to convert any outstanding Borrowings of LIBOR Rate Loans to a Borrowing of Prime Rate Loans , subject in each case to the following:

(i) No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBOR Rate Loans at any time when any Event of Default has occurred and is continuing (nothing contained herein being deemed to obligate the Borrowers to incur Breakage Costs upon the occurrence and during the continuance of an Event of Default unless the Obligations are accelerated);

(ii) If less than a full Borrowing of Revolving Credit Loans is converted, such conversion shall be made pro rata among the Lenders based upon their Commitment Percentages in accordance with the respective principal amounts of the Revolving Credit Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii) The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBOR Rate Loans shall be in an integral of $1,000,000 and at least $5,000,000;

(iv) Each Lender shall effect each conversion by applying the proceeds of its new LIBOR Rate Loan or Prime Rate Loan, as the case may be, to its Revolving Credit Loan being so converted;

(v) The Interest Period with respect to a Borrowing of LIBOR Rate Loans effected by a conversion or in respect to the Borrowing of LIBOR Rate Loans being continued as LIBOR Rate Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(vi) A Borrowing of LIBOR Rate Loans may be converted only on the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion;

(vii) In no event shall more than ten (10) Borrowings of LIBOR Rate Loans be outstanding at any time or more than two (2) Borrowings of LIBOR Rate Loans having an Interest Period of less than one (1) month be selected by the Lead Borrower in any thirty (30) day period; and

(viii) Each request for a conversion or continuation of a Borrowing of LIBOR Rate Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one (1) month.

(b) If the Lead Borrower does not give notice to convert any Borrowing of LIBOR Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBOR Rate Loans, in each case as provided in Section 2.09(a) above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Prime Rate Loans, at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Revolving Credit Loan made by such Lender.

SECTION 2.10 Inability to Determine Rates.

(a) If in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loan, or (B) (x) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Prime Rate Loan, and (y) the circumstances described in Section 2.10(c)(i) do not apply (in each case with respect to this clause (i), “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower, and each applicable Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Prime Rate, the utilization of the LIBOR Rate component in determining the Prime Rate, shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 2.10(a), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Prime Rate Loans, in the amount specified therein.

(b) Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.10(a), the Administrative Agent, in consultation with the Borrowers, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of Section 2.10(a), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Lead Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Lead Borrower written notice thereof.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, one (1) week, one (1) month, two (2) month, three (3) month, six (6) month and twelve (12) month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S. dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent in consultation with the Lead Borrower that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines in consultation with the Lead Borrower that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Lead Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Lead Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Lead Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Prime Rate Loans. During the period referenced in the foregoing sentence, the component of the Prime Rate based upon the Benchmark will not be used in any determination of the Prime Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective following consultation with the Lead Borrower without any further action or consent of any other party to this Agreement.

(v) The Administrative Agent will promptly notify the Lead Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10(c).

(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

SECTION 2.11 Change in Legality.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any Change in Law occurring after the Second Amendment Effective Date shall make it unlawful for a Lender to make or maintain a LIBOR Rate Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Loan, then, by written notice to the Lead Borrower, such Lender may (x) declare that LIBOR Rate Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Lead Borrower for a LIBOR Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (y) require that all outstanding LIBOR Rate Loans made by such Lender be converted to Prime Rate Loans, in which event all such LIBOR Rate Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in Section 2.09(b). In the event any Lender shall exercise its rights hereunder, all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Rate Loans that would have been made by such Lender or the converted LIBOR Rate Loans of such Lender, shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Rate Loans.

(b) For purposes of this SECTION 2.11, a notice to the Lead Borrower pursuant to Section 2.11(a) above shall be effective, if lawful, and if any LIBOR Rate Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Lead Borrower.

SECTION 2.12 Default Interest.

Effective upon written notice from the Administrative Agent (which notice shall be given only at the direction of the Required Lenders after the occurrence of any Specified Default) and at all times thereafter while such Specified Default is continuing, interest shall accrue on all Loans and other amounts owing by the Borrowers (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days as applicable) (the “Default Rate”) equal to the rate (including the Applicable Margin for Revolving Credit Loans, as applicable) in effect from time to time plus two percent (2.00%) per annum and such interest shall be payable on demand.

SECTION 2.13 Letters of Credit.

(a) Upon the terms and subject to the conditions herein set forth, at any time and from time to time after the date hereof and prior to the Termination Date, the Lead Borrower on behalf of the Borrowers may request an Issuing Bank to issue, and subject to the terms and conditions contained herein, the applicable Issuing Bank shall issue, for the account of the relevant Borrower, one or more Letters of Credit; provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed the Letter of Credit Sublimit, or (ii) the Total Outstandings would exceed the limitations set forth in Section 2.01(a); provided, further, that no Letter of Credit shall be issued unless an Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met (such notice shall be deemed given (x) if the Issuing Bank has not received notice that the conditions have not been met within two Business Days of the initial request to the Issuing Bank and the Administrative Agent pursuant to Section 2.13(h), or (y) if the aggregate undrawn amount under Letters of Credit issued by such Issuing Bank then outstanding does not exceed the amount theretofore agreed to by the Lead Borrower, the Administrative Agent and the Issuing Bank); and provided further that an Issuing Bank shall not be required to issue any such Letter of Credit in its reasonable discretion if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Second Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Second Amendment Effective Date and which the Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, or (C) any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of cash collateral, satisfactory to the Issuing Bank (in its reasonable discretion) with the Borrowers or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 8.15(a)(iv)) with respect to the Defaulting Lender arising from either (x) the Letter of Credit then proposed to be issued or (y) that Letter of Credit and all other Letter of Credit Outstandings as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its reasonable discretion. A permanent reduction of the Total Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Total Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Total Commitments. Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank, provided that (A) until the Administrative Agent advises any such Issuing Bank that the provisions of Section 6.10 have been or would be violated, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and the Issuing Bank, such Issuing Bank shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank may agree.

(b) Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five (5) Business Days prior to the Maturity Date; provided, however, that each Standby Letter of Credit may, upon the request of the Lead Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is five (5) Business Days prior to the Maturity Date unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date)) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of the date which is (i) one (1) year after the date of the issuance of such Commercial Letter of Credit (or such other period as may be acceptable to the Administrative Agent and the applicable Issuing Bank) and (ii) unless cash collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Bank (in which case, the expiry may extend no longer than twelve months after the Maturity Date), five (5) Business Days prior to the Maturity Date.

(d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrowers by paying to the Administrative Agent an amount equal to such drawing not later than 12:00 p.m. on the Business Day immediately following the day that the Lead Borrower receives notice of such drawing and demand for payment by the applicable Issuing Bank, provided that (i) in the absence of written notice to the contrary from the Lead Borrower, and subject to the other provisions of this Agreement, such payments shall be financed when due with a Prime Rate Loan (which may be a Swingline Loan) to the applicable Borrower in an equivalent amount and, to the extent so financed, the respective Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan, and (ii) in the event that the Lead Borrower has notified the Administrative Agent that it will not so finance any such payments, the applicable Borrowers will make payment directly to the applicable Issuing Bank when due. The Administrative Agent shall promptly remit the proceeds from any Loans made pursuant to clause (i) above in reimbursement of a draw under a Letter of Credit to the applicable Issuing Bank. Such Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Lead Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

(e) If any Issuing Bank shall make any Letter of Credit Disbursement, then, unless the applicable Borrowers shall reimburse such Issuing Bank in full on the date provided in SECTION 2.13(d) above, the unpaid amount thereof shall bear interest at the rate per annum then applicable to Prime Rate Loans (except as set forth in the immediately succeeding sentence) for each day from and including the date such payment is made to, but excluding, the date that such Borrowers reimburse such Issuing Bank therefor; provided, however, that, if such Borrowers fail to reimburse any Issuing Bank when due pursuant to this SECTION 2.13(e), then interest shall accrue at the Default Rate. Interest accrued pursuant to this paragraph shall be for the account of, and promptly remitted by the Administrative Agent, upon receipt to, the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to SECTION 2.13(g) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be calculated, with respect to such Lender, at the rate per annum then applicable to Prime Rate Loans.

(f) Immediately upon the issuance of any Letter of Credit by any Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this

Agreement and the other Loan Documents with respect thereto. Upon any change in the Total Commitments pursuant to SECTION 2.02, SECTION 2.15, SECTION 2.17 or Section 9.04 of this Agreement, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders and the Additional Commitment Lenders, if applicable. Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Lender.

(g) In the event that any Issuing Bank makes any Letter of Credit Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to this SECTION 2.13, such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent, for the account of such Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment in dollars and in same day funds. If the applicable Issuing Bank so notifies the Administrative Agent and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. on any Business Day, each such Lender shall make available to the applicable Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Lenders after 11:00 a.m. on the day of receipt, payment shall be made on the immediately following Business Day in same day funds). If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the applicable Issuing Bank, such Lender agrees to pay to such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the Federal Funds Rate. Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.01 or SECTION 2.06, or the occurrence of the Termination Date. The failure of any Lender to make available to the applicable Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to any Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(h) Whenever the Lead Borrower desires that any Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension (other than automatic renewal or extensions) of an outstanding Letter of Credit), the Lead Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two (2) Business Days’ prior written (including, without limitation, by telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by such Issuing Bank and the Lead Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the Stated Amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof. If requested by the applicable Issuing Bank, the Lead

Borrower shall also submit documentation on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit, provided that in the event of a conflict or inconsistency between the terms of such documentation and this Agreement, the terms of this Agreement shall supersede any inconsistent or contrary terms in such documentation and this Agreement shall control.

(i) Subject to the limitations set forth below, the obligations of the Borrowers to reimburse the Issuing Banks for any Letter of Credit Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrowers shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrowers might have or might acquire hereunder as a result of the payment by the applicable Issuing Bank of any draft or the reimbursement by the Borrowers thereof): (i) any lack of validity or enforceability of a Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which a Borrower may have at any time against a beneficiary of any Letter of Credit or against any Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged or fraudulent in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not strictly comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this SECTION 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, any Loan Party’s obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing; provided, that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence, bad faith or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). No Credit Party shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank, provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. Each Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(j) If any Specified Default shall occur and be continuing, on the Business Day that the Lead Borrower receives notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the applicable Loan Parties shall immediately deposit in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings owing by such Loan Parties as of such date, plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in the sole discretion of the Administrative Agent (at the request of the Lead Borrower and at the Borrowers’ risk and expense), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the maturity of the Revolving Credit Loans has been accelerated, shall be applied to satisfy the other respective Obligations of the applicable Borrower. If the applicable Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of a Specified Default, such amount (to the extent not applied as aforesaid) shall be returned promptly to the respective Borrower but in no event later than two (2) Business Days after all Specified Defaults have been cured or waived.

(k) Unless otherwise expressly agreed by the applicable Issuing Bank and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to any Loan Party for, and no Issuing Bank’s rights and remedies against any Loan Party shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

SECTION 2.14 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the LIBOR Rate) or any Issuing Bank; or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Revolving Credit Loan) or to increase the cost in any material amount in excess of those incurred by similarly situated lenders to such Lender or any Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount in any material respect of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Credit Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this SECTION 2.14 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this SECTION 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything in this Agreement to the contrary, no Lender shall demand compensation pursuant to this Section 2.14 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

SECTION 2.15 Termination or Reduction of Commitments.

(a) Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may, at any time, in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided that the notice can be conditioned on the consummation of other events and revoked by the Lead Borrower if the condition is not satisfied. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Commitments of each Lender and (ii) be irrevocable (except as provided in the proviso to the immediately preceding sentence) at the effective time of any such termination or reduction. The Borrowers shall pay to the Administrative Agent for application as provided herein (i) at the effective time of any such termination (but not any partial reduction), all earned and unpaid fees under the Fee Letter and all Unused Fees accrued on the Commitments so terminated, and (iii) at the effective time of any such reduction or termination, any amount by which the Total Outstandings on such date exceed the amount to which the Commitments are to be reduced effective on such date.

(b) Upon the Termination Date, the Commitments of the Lenders and the credit facility provided hereunder shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans and all other outstanding Obligations (other than contingent indemnification obligations for which no claim has been made and Other Liabilities that are permitted by the providers thereof to remain outstanding) then owing by them to the Lenders.

SECTION 2.16 Optional Prepayment of Revolving Credit Loans; Reimbursement of Lenders.

(a) The Borrowers shall have the right at any time and from time to time to prepay without premium or penalty (but subject to payment of Breakage Costs as provided in Section 2.16(b) below) (without a commitment reduction) outstanding Revolving Credit Loans in whole or in part, (x) with respect to LIBOR Rate Loans, upon at least two (2) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 12:00 p.m., and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 12:00 p.m., subject in each case to the following limitations:

(i) Subject to SECTION 2.17, all prepayments shall be paid to the Administrative Agent for application (except as otherwise directed by the applicable Borrower), first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Revolving Credit Loans ratably in accordance with each Lender’s Commitment Percentage, and third, if a Specified Default then exists, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings;

(ii) Subject to the foregoing, outstanding Prime Rate Loans of the Borrowers shall be prepaid before outstanding LIBOR Rate Loans of the Borrowers are prepaid (except as otherwise directed by the Lead Borrower). Each partial prepayment of LIBOR Rate Loans shall be in an integral multiple of $1,000,000 (but in no event less than $5,000,000). No partial prepayment of a Borrowing of LIBOR Rate Loans shall result in the aggregate principal amount of the LIBOR Rate Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Rate Loans are being prepaid in full); and

(iii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Revolving Credit Loans to be prepaid and, in the case of LIBOR Rate Loans, the Borrowing or Borrowings pursuant to which such Revolving Credit Loans were made. Each notice of prepayment shall be revocable. The Administrative Agent shall, promptly after receiving notice from the Lead Borrower hereunder, notify each applicable Lender of the principal amount and Type of the Revolving Credit Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) The Borrowers shall reimburse each Lender as set forth below for any loss (other than loss of anticipated profits) incurred or to be incurred by the Lenders in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence and during the continuance of an Event of Default) of any LIBOR Rate Loan required or permitted under this Agreement, if such Revolving Credit Loan is prepaid other than on the last day of the Interest Period for such Revolving Credit Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under SECTION 2.04 in respect of LIBOR Rate Loans, such Revolving Credit Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder or the delivery of any notice pursuant to SECTION 2.09, SECTION 2.10 or SECTION 2.11, or (iii) in the event that after a Borrower delivers a notice of commitment reduction under SECTION 2.15 or a notice of prepayment under SECTION 2.16 in respect of LIBOR Rate Loans, such commitment reductions or such prepayments are not made on the day specified in such notice of reduction or prepayment. Such loss shall be the amount (herein, collectively, “Breakage Costs”) as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid, not prepaid or not borrowed at a rate of interest equal to the LIBOR Rate for such Revolving Credit Loan (but specifically excluding any Applicable Margin), for the period from the date of such payment or failure to borrow or failure to prepay to the last day (x) in the case of a payment or refinancing of a LIBOR Rate Loan with Prime Rate Loans other than on the last day of the Interest Period for such Revolving Credit Loan or the failure to prepay a LIBOR Rate Loan, of the then current Interest Period for such Revolving Credit Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBOR Rate Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Any Lender demanding reimbursement for such loss shall deliver to the Lead Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

(c) In the event the Borrowers fail to prepay any Revolving Credit Loan on the date specified in any prepayment notice delivered pursuant to Section 2.16(a) (whether or not such prepayment notice is revoked), the Borrowers, within five (5) Business Days after the receipt of the notice described below from any Lender, shall pay to the Administrative Agent, for the account of such Lender, without duplication of any Breakage Costs otherwise due, any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses (other than loss of profits) incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Lead Borrower, from time to time, one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined and such amounts shall be due within ten (10) Business Days after the receipt of such notice.

(d) Whenever any partial prepayment of Revolving Credit Loans are to be applied to LIBOR Rate Loans, such LIBOR Rate Loans shall be prepaid in the chronological order of their Interest Payment Dates or as the Lead Borrower may otherwise designate in writing.

SECTION 2.17 Mandatory Prepayment; Commitment Termination; Cash Collateral.

The outstanding Obligations shall be subject to prepayment as follows:

(a) If at any time the Total Outstandings causes Availability to be less than zero, the Borrowers will, immediately upon notice from the Administrative Agent: (x) prepay the Revolving Credit Loans in an amount necessary to eliminate such deficiency; and (y) if, after giving effect to the prepayment in full of all outstanding Revolving Credit Loans such deficiency has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding.

(b) The Revolving Credit Loans shall be repaid daily in accordance with (and to the extent required under) the provisions of SECTION 2.18, to the extent then applicable.

(c) [reserved.]

(d) Except during the continuance of a Cash Dominion Event, any Cash Receipts and other payments received by the Administrative Agent shall be applied as the Lead Borrower shall direct the Administrative Agent in writing.

(e) The Borrowers shall prepay the Obligations as required pursuant to SECTION 2.15(b).

(f) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid before outstanding LIBOR Rate Loans are prepaid. In order to avoid Breakage Costs, as long as no Specified Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to LIBOR Rate Loans in the Cash Collateral Account and will apply such funds to the applicable LIBOR Rate Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Agents’ rights upon the occurrence and during the continuance of any other Event of Default). A prepayment of the Obligations pursuant to SECTION 2.16 or SECTION 2.17 shall not permanently reduce the Total Commitments.

(g) All credits against the Obligations shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Secured Parties against all claims and actual losses resulting from such dishonor or return.

SECTION 2.18 Cash Management.

(a) Within thirty (30) days of the occurrence of a Specified Default, or immediately upon the occurrence of any other Cash Dominion Event, the Borrowers, upon the written request of any Agent, shall deliver to the Agents a schedule of all DDAs, that to the knowledge of the Responsible Officers of the Loan Parties, are maintained by the Loan Parties, which Schedule includes, with respect to each depository (i) the name and address of such depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b) Schedule 2.18(b) describes, as of the Third Amendment Effective Date, all arrangements to which any Loan Party is a party with respect to the payment to such Loan Party of the proceeds of all credit card charges for sales by such Loan Party.

(c) On or prior to the Third Amendment Effective Date, to the extent not previously delivered, each Loan Party shall:

(i) deliver to the Collateral Agent notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit G which have been executed on behalf of such Loan Party and addressed to such Loan Party’s credit card clearinghouses and processors listed on Schedule 2.18(b); and

(ii) enter into a blocked account agreement (each, a “Blocked Account Agreement”), reasonably satisfactory to the Agents, with any Blocked Account Bank, including, without limitation, with respect to the deposit accounts listed on Schedule 2.18(c) (collectively, the “Blocked Accounts”).

(d) Each Credit Card Notification and Blocked Account Agreement shall require, during the continuance of a Cash Dominion Event (and delivery of notice thereof from the Collateral Agent), the ACH or wire transfer on each Business Day (and whether or not there is then an outstanding balance in the Loan Account) of all available cash receipts (the “Cash Receipts”) to the concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), from:

(i) the sale of Inventory and other Collateral (other than, until the Term Loan Financing Facility is repaid in full, Term Loan Priority Collateral);

(ii) all proceeds of collections of Accounts;

(iii) [reserved];

(iv) each Blocked Account (including all cash deposited therein from each DDA); and

(v) the cash proceeds of all credit card charges.

(e) If, at any time during the continuance of a Cash Dominion Event, any cash or cash equivalents owned by any Loan Party (other than any cash or cash equivalents held in or credited to Excluded Accounts) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement or an Excluded Account, the Collateral Agent may require the applicable Loan Party to close such account and have all funds therein transferred to a Blocked Account, and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement. In addition to the foregoing, during the continuance of a Cash Dominion Event, the Loan Parties shall, upon the reasonable written request of the Collateral Agent, provide the Collateral Agent with an accounting of the contents of the Blocked Accounts, which shall identify, to the reasonable satisfaction of the Collateral Agent, the proceeds from the Term Loan Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account. Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Collateral Agent agrees, to the extent required by the Intercreditor Agreement, to promptly remit to the agent under the Term Loan Financing Facility the proceeds of the Term Loan Priority Collateral received by the Administrative Agent.

(f) The Loan Parties may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject, in the case of new DDAs or Blocked Accounts, to the execution and delivery to the Collateral Agent of appropriate Blocked Account Agreements (except with respect to any Excluded Accounts or unless expressly waived by the Collateral Agent) consistent with the provisions of this SECTION 2.18 and otherwise reasonably satisfactory to the Collateral Agent. The Loan Parties shall furnish the Collateral Agent with prior written notice of their intention to open or close a Blocked Account that is not an Excluded Account, and the Collateral Agent shall promptly notify the Lead Borrower as to whether the Collateral Agent shall require a Blocked Account Agreement with the Person with whom such account will be maintained. Unless consented to in writing by the Collateral Agent, the Borrowers shall not enter into any agreements with credit card processors other than the ones expressly contemplated herein unless contemporaneously therewith, a Credit Card Notification, is executed and delivered to the Collateral Agent.

(g) The Borrowers may also maintain one or more disbursement accounts (the “Disbursement Accounts”) to be used by the Borrowers for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder.

(h) During the continuance of a Cash Dominion Event, the Concentration Account shall at all times be under the sole dominion and control of the Collateral Agent. Each Borrower hereby acknowledges and agrees that during the continuance of a Cash Dominion Event, (i) such Borrower has no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this SECTION 2.18, during the continuation of a Cash Dominion Event, any Borrower receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Borrower for the Collateral Agent, shall not be commingled with any of such Borrower’s other funds or deposited in any account of such Borrower and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Borrower may be instructed by the Collateral Agent.

(i) Any amounts received in the Concentration Account at any time when all of the Obligations then due have been and remain fully repaid shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(j) The Collateral Agent shall promptly (but in any event within one Business Day) furnish written notice to each Person with whom a Blocked Account is maintained of any termination of a Cash Dominion Event.

(k) The following shall apply to deposits and payments under and pursuant to this Agreement:

(i) Funds shall be deemed to have been deposited to the Concentration Account on the Business Day on which deposited, provided that such deposit is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations are being paid in full, by 2:00 p.m. on that Business Day);

(ii) Funds paid to the Administrative Agent, other than by deposit to the Concentration Account, shall be deemed to have been received on the Business Day when they are good and collected funds, provided that such payment is available to the Administrative Agent by 4:00 p.m. on that Business Day (except that if the Obligations or are being paid in full, by 2:00 p.m. on that Business Day);

(iii) If a deposit to the Concentration Account or payment is not available to the Administrative Agent until after 4:00 p.m. on a Business Day, such deposit or payment shall be deemed to have been made at 9:00 a.m. on the then next Business Day;

(iv) If any item deposited to the Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the applicable Loan Account and the Borrowers shall indemnify the Secured Parties against all out-of-pocket claims and losses resulting from such dishonor or return;

(v) All amounts received under this SECTION 2.18 shall be applied in the manner set forth in Section 2.17(f) and in the priority set forth in Section 7.03.

SECTION 2.19 Fees.

(a) The Borrowers shall pay to the Agents and the Arrangers, for their respective accounts, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

(b) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an aggregate fee (the “Unused Fee”) equal to 0.20% per annum (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of their respective Unused Commitment, during the Fiscal Quarter just ended (or relevant period with respect to the payment being made on the first day of the first Fiscal Quarter ending after the Third Amendment Effective Date or on the Termination Date). The Unused Fee shall be paid in arrears, on the first day of each Fiscal Quarter after the execution of this Agreement and on the Termination Date. The Administrative Agent shall pay the Unused Fee to the Lenders upon the Administrative Agent’s receipt of the Unused Fee based upon their pro rata share of an amount equal to the aggregate Unused Fee to all Lenders.

(c) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears, a fee calculated on the basis of a 365 or 366 day year, as applicable and actual days elapsed (each, a “Letter of Credit Fee”), equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the three month period then ended:

(i) Standby Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to the then Applicable Margin for LIBOR Rate Loans;

(ii) Commercial Letters of Credit: for the account of each Lender in accordance with its Commitment Percentage, at a per annum rate equal to fifty percent (50%) of the then Applicable Margin for LIBOR Rate Loans;

(iii) After the occurrence and during the continuance of a Specified Default, at any time that the Administrative Agent is not holding in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings, as of such date, plus accrued and unpaid interest thereon, effective upon written notice from the Administrative Agent (which notice may be given at the election of the Administrative Agent or at the direction of the Required Lenders after the occurrence of any Specified Default), the Letter of Credit Fee shall be increased, at the option of the Administrative Agent or the Required Lenders, by an amount equal to two percent (2%) per annum.

(d) The Borrowers shall pay to each Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for herein, (i) the reasonable and customary fees and charges of such Issuing Bank in connection with the negotiation, settlement and amendment of each Letter of Credit issued by such Issuing Bank, and (ii) a fronting fee (each, a “Fronting Fee”) equal to 1/8 of 1% on the aggregate Stated Amount of all Letters of Credit. Each such Fronting Fee shall be payable on the first day of each Fiscal Quarter and on demand after the Termination Date, in arrears.

(e) All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the account of the Administrative Agent and other Credit Parties as provided herein. Once due, all fees shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.20 Maintenance of Loan Account; Statements of Account.

(a) The Administrative Agent shall maintain an account on its books in the name of the Borrowers (each, the “Loan Account”) which will reflect (i) all Revolving Credit Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all Letter of Credit Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers or from other Persons for the Borrowers’ account, including all amounts received in the Concentration Account from the Blocked Account Banks during the continuance of a Cash Dominion Event, and the amounts so credited shall be applied as set forth in and to the extent required by SECTION 2.17 or 7.03, as applicable. After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges (including interest), loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be deemed presumptively correct.

SECTION 2.21 Payments; Sharing of Setoff.

(a) The Borrowers shall make each payment required to be made hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, of amounts payable under SECTIONS 2.14, 2.16(b), 2.23, 9.03 or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to each Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTIONS 2.14, 2.16(b), 2.23 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, except with respect to LIBOR Borrowings, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBOR Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) All funds received by and available to the Administrative Agent to pay principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due hereunder, shall be applied in accordance with the provisions of SECTION 2.17 or 7.03 ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed drawings under Letters of Credit, interest, fees and other amounts then due to such respective parties. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Revolving Credit Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Revolving Credit Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to the applicable Lender its Commitment Percentage thereof.

(c) Funding By Lenders; Presumption by Administrative Agent.

(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Rate Loans (or in the case of any Borrowing of Prime Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the

Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or in the case of a Borrowing of Prime Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrowers to but excluding the date of payment to the Administrative Agent at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate, and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Prime Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower, prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the applicable Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Banks, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Banks hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Issuing Banks, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender, the Issuing Banks or the Lead Borrower with respect to any amount owing under this Section 2.21 shall be conclusive, absent manifest error.

SECTION 2.22 Settlement Amongst Lenders.

(a) The Swingline Lender may, at any time (but, in any event shall weekly, as provided in Section 2.22(b)), on behalf of the Borrowers (which hereby authorize the Swingline Lender to act on their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Credit Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied. Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Credit Loan for the account of the Swingline Lender. If the Swingline Lender requires a Revolving Credit Loan to be made by the Lenders and the request therefor is received prior to 12:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if the request therefor is received after 12:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

(b) In addition to the settlement of Swingline Loans set forth in clause (a) above, the amount of each Lender’s Commitment Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(c) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Credit Loans made by each Lender with respect to Revolving Credit Loans to the Borrowers shall be equal to such Lender’s applicable Commitment Percentage of

Revolving Credit Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 12:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

SECTION 2.23 Taxes.

(a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, however, that if an applicable withholding agent shall be required to deduct or remit any Indemnified Taxes or Other Taxes from such payments, then (i) in the case of any Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after all required deductions or remittances for such Taxes have been made by the applicable withholding agent (including deductions applicable to additional sums payable under this SECTION 2.23) the applicable Credit Party receives an amount equal to the sum it would have received had no such deductions or remittances been made, (ii) the applicable withholding agent shall make such deductions or remittances and (iii) the applicable withholding agent shall pay the full amount deducted or remitted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrowers shall indemnify each Credit Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by such Credit Party on or with respect to any payment by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document and Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.23) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (whether or not correctly or legally asserted) to the extent not already paid by the Loan Parties pursuant to Section 2.23(a) or (b); provided that if any Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Lender will use reasonable efforts to cooperate with such Borrower to obtain a refund of such taxes so long as such efforts would not, in the sole determination of such Lender, result in any unreimbursed costs or expenses; provided further, that the Borrowers shall not be required to compensate any Lender pursuant to this SECTION 2.23 for any amounts incurred in any fiscal year for which such Lender is claiming compensation if such Lender does not furnish notice of such claim within six (6) months from the end of such fiscal year; provided further, that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Credit Party, or by the Administrative Agent on its own behalf or on behalf of any other Credit Party, setting forth in reasonable detail the manner in which such amount was determined, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall (x) prior to the date hereof in the case of each Lender that is a signatory hereto (or the date of Assignment and Acceptance in the case of a Person that becomes a Lender after the date hereof) and (y) at such times as are reasonably requested by the Lead Borrower or the Administrative Agent, provide the Lead Borrower and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Lead Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Unless the applicable Borrower, the Administrative Agent or the applicable withholding agent has received forms or other documents reasonably satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the applicable Borrower, Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by Applicable Law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing:

(i) Each Lender that is a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a “Domestic Lender”) shall deliver to the applicable Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the applicable Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Foreign Lender shall deliver to the applicable Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the applicable Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two duly completed and executed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(B) two duly completed and executed original copies of Internal Revenue Service Form W-8ECI (or any successor forms);

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in substantially the form of Exhibit M-1, or any other form approved by the Administrative Agent and the applicable Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two duly completed and executed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form);

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership, or is a Participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, or W-8BEN-E, a certificate substantially in the form of Exhibit M-2, M-3 or M-4 (as applicable), Form W-9, or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, a certificate in a form approved by the Administrative Agent and the Lead Borrower shall be provided by such Lender on behalf of such direct or indirect partners); or

(E) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Lead Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent and the Lead Borrower of its legal ineligibility to deliver any such forms, certificates or other evidence.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any documentation or information that such Lender is not legally eligible to deliver.

(f) Should a Lender become subject to Taxes because of its failure to deliver any documentation required hereunder, the Loan Parties shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) If any Loan Party shall be required pursuant to this SECTION 2.23 to pay any additional amount to, or to indemnify, any Credit Party to the extent that such Credit Party becomes subject to Taxes subsequent to the First Amendment Effective Date (or, if applicable, subsequent to the date such Person becomes a party to this Agreement) as a result of any change in the circumstances of such Credit Party (other than a change in Applicable Law), including without limitation a change in the residence, place of incorporation, principal place of business of such Credit Party or a change in the branch or lending office of such Credit Party, as the case may be, such Credit Party shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 2.23(h)(g); provided, however, that such efforts shall not include the taking of any actions by such Credit Party that would result in any tax, costs or other expense to such Credit Party (other than a tax, cost or other expense for which such Credit Party shall have been reimbursed or indemnified by the Loan Parties pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Credit Party have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Credit Party.

(h) If the Administrative Agent or a Lender determines, in its good faith discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes with respect to which any Borrower has paid additional amounts or indemnified a Credit Party pursuant to this SECTION 2.23, it shall pay over such refund with reasonable promptness following the date of its receipt thereof to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or other relevant Loan Party under this SECTION 2.23 with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such Lender or Administrative Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of such Lender or Administrative Agent, agrees to promptly repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This SECTION 2.23 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

(i) If a payment made to a Credit Party would be subject to United States federal withholding Tax imposed by FATCA if such Credit Party fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by FATCA and at such time or times reasonably requested by the Loan Parties or the Administrative Agent any documentation reasonably requested by the Loan Parties or the Administrative Agent sufficient for the Administrative Agent and the Loan Parties to comply with their obligations under FATCA, to determine whether such Credit Party has complied with such applicable reporting requirements, and to determine the amount, if any, required to be withheld. For purposes of this SECTION 2.23(i), “FATCA” shall include any amendments made to FATCA after the Second Amendment Effective Date.

(j) For purposes of determining withholding Taxes imposed under FATCA, from and after the Second Amendment Effective Date, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Extensions as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 2.24 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Credit Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.14 or SECTION 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Second Amendment Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b) If any Lender becomes the subject of a Bail-In Action, requests compensation under SECTION 2.14 or cannot make Revolving Credit Loans under SECTION 2.11 for thirty (30) consecutive days, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.23, or if any Lender is a Defaulting Lender or otherwise defaults in its obligation to fund Revolving Credit Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) the Lead Borrower shall have received the prior written consent of the Administrative Agent, the Issuing Banks and the Swingline Lender, which consent shall not be unreasonably withheld, delayed or conditioned (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under SECTION 2.14 or payments required to be made pursuant to SECTION 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.25 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Revolving Credit Loans and Letters of Credit, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Revolving Credit Loans so made and Letters of Credit so issued as if made directly by the Lenders to such Borrower, notwithstanding the manner by which such Revolving Credit Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any other Borrower.

(b) Each Borrower represents to the Credit Parties that it is an integral part of a consolidated enterprise, and that each Loan Party will receive direct and indirect benefits from the availability of the joint credit facility provided for herein, and from the ability to access the collective credit resources of the consolidated enterprise which the Loan Parties comprise. Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers as if the Borrower which is so assuming and agreeing were each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Revolving Credit Loan. None of the Agents nor any other Credit Party shall have any obligation to see to the application of such proceeds.

(d) The authority of the Lead Borrower to request Revolving Credit Loans and Letters of Credit on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent actually receives written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Financial Officers of each Borrower; and (iii) written notice from such successive Lead Borrower accepting such appointment and acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 2.26 Security Interests in Collateral.

To secure the Secured Obligations (as defined in the Security Agreement), the Borrowers have granted (or shall grant) to the Collateral Agent, for its benefit and the benefit of the other Secured Parties, a security interest in all of the Collateral pursuant to the Security Document, with the priority provided for herein or in the other Loan Documents.

SECTION 2.27 Extension of Commitments.

(a) The Lead Borrower, with the prior consent of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which consent shall not be unreasonably withheld or delayed, may at any time and from time to time request that all or a portion of the Commitments of a given Class (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Commitments (any such Commitments which have been so amended, “Extended Commitments”) and to provide for other terms consistent with this SECTION 2.27; provided that each Extension Series of Extended Commitments incurred under this SECTION 2.27 shall be in a minimum amount equal to $50,000,000. In order to establish any Extended Commitments, the Lead Borrower, with the consent of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which consent shall not be unreasonably withheld or delayed, shall provide a notice to each of the Lenders under the applicable Existing Revolver Tranche (each, an “Extension Request”) setting forth the proposed terms (which shall be determined in consultation with and subject to the prior approval of the Administrative Agent (so long as the Person acting as Administrative Agent has, in its capacity as a “Lender”, Commitments aggregating at least $50,000,000), which approval shall not be unreasonably withheld or delayed) of the Extended Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Commitments under the Existing Revolver Tranche from which such Extended Commitments are to be amended, except that: (i) the maturity date of the Extended Commitments shall be later than the maturity date of the Commitments of such Existing Revolver Tranche, (ii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Commitments); and (iii) all borrowings under the Commitments and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Commitments (and related outstandings), (II) repayments required upon the maturity date of the non-extending Commitments and (III) repayments, prepayments or payments of borrowings under the non-extending Commitments); provided, further, that (A) the conditions precedent to a Borrowing set forth in SECTION 4.02 shall be satisfied as of the date of such Extension Amendment and at the time when any Loans are made in respect of any Extended Commitment, (B) in no event shall the final maturity date of any Extended Commitments of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Commitments hereunder, (C) any such Extended Commitments (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreement (to the extent the Intercreditor Agreement is then in effect) and (D) all documentation in respect of such Extension Amendment shall be consistent with the foregoing in all material respects. Any Extended Commitments amended pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Commitments for all purposes of this Agreement; provided that any Extended Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Revolver Tranche.

(b) The Lead Borrower shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the date on which Lenders under the Existing Revolver Tranche are requested to respond. The procedures to accomplish the purposes of this SECTION 2.27 shall be mutually agreed between the Lead Borrower and the Administrative Agent, in each case, acting reasonably. No Lender shall have any obligation to agree to provide any Extended Commitment pursuant to any Extension Request. Any Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Commitments shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Commitment under the Existing Revolver Tranche which it has elected to request be amended into an Extended Commitment (subject to any minimum denomination requirements as mutually agreed by the Administrative Agent and the Lead Borrower). In the event that the aggregate principal amount of Commitments under the Existing Revolver Tranche in respect of which applicable Lenders shall have accepted the relevant Extension Request exceeds the amount of Extended Commitments requested to be extended pursuant to the Extension Request, Commitments subject to Extension Elections shall be amended to reflect allocations of the Extended Commitments, which Extended Commitments shall be allocated as agreed by Administrative Agent and the Lead Borrower.

(c) Following any Extension Request made by the Lead Borrower in accordance with this SECTION 2.27, if the Lenders shall have declined to agree during the period specified in SECTION 2.27(b) above to provide Extended Commitments in an aggregate principal amount equal to the amount requested by the Lead Borrower in such Extension Request, the Lead Borrower may request that banks, financial institutions or other institutional lenders or investors other than the Lenders or Extending Revolving Credit Lenders (the “New Revolving Commitment Lenders”), which New Revolving Commitment Lenders may elect to provide an Extended Commitment hereunder (a “New Extended Commitment”); provided that such Extended Commitments of such New Revolving Commitment Lenders (i) shall be in an aggregate principal amount for all such New Revolving Commitment Lenders not to exceed the aggregate principal amount of Extended Commitments so declined to be provided by the existing Lenders and (ii) shall be on identical terms to the terms applicable to the terms specified in the applicable Extension Request (and any Extended Commitments provided by existing Lenders in respect thereof); provided further that, as a condition to the effectiveness of any Extended Commitment of any New Revolving Commitment Lender, the Administrative Agent, each Issuing Bank and the Swingline Lender shall have consented (such consent not to be unreasonably withheld or delayed) to each New Revolving Commitment Lender if such consent would be required under SECTION 9.04(b) for an assignment of Commitments to such Person. Notwithstanding anything herein to the contrary, any Extended Commitment provided by New Revolving Commitment Lenders shall be pro rata to each New Revolving Commitment Lender. Upon effectiveness of the Extension Amendment to which each such New Revolving Commitment Lender is a party, (a) the Commitments of all existing Lenders of each Class specified in the Extension Amendment in accordance with this SECTION 2.27 will be permanently reduced pro rata by an aggregate amount equal to the aggregate principal amount of the Extended Commitments of such New Revolving Commitment Lenders and (b) the Commitment of each such New Revolving Commitment Lender will become effective. The Extended Commitments of New Revolving Commitment Lenders will be incorporated as Commitments hereunder in the same manner in which Extended Commitments of existing Lenders are incorporated hereunder pursuant to this SECTION 2.27, and for the avoidance of doubt, all Borrowings and repayments of Revolving Credit Loans from and after the effectiveness of such Extension Amendment shall be made pro rata across all Classes of Commitments including such New Revolving Commitment Lenders (based on the outstanding principal amounts of the respective Classes of Commitments) except for (x) payments of interest and fees at different rates for each Class of Commitments (and related outstanding amounts), (y) repayments required on the Termination Date for any particular Class of Commitments and (z) payments, prepayments or repayments of the borrowings under any non-extending Commitments. Upon the effectiveness of each New Extended Commitment pursuant to this SECTION 2.27(c), (a) each Lender of all applicable existing Classes of Commitments immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each New Revolving Commitment Lender, and each such New Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each Lender of each Class of Commitments (including each such New Revolving Commitment Lender) will equal the percentage of the aggregate Commitments of all Classes of Lenders represented by such Lender’s Commitment and (b) if, on the date of such effectiveness, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such New Extended Commitment be prepaid from the proceeds of Revolving Credit Loans made hereunder under the New Extended Commitments, which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any Breakage Costs incurred by any Lender. Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(d) Extended Commitments and New Extended Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Revolving Credit Lender and each New Revolving Commitment Lender, if any, providing an Extended Commitment or a New Extended Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in SECTIONS 2.27(a), (b) and (c) above (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in SECTION 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Second Amendment Effective Date and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Collateral Agent in order to ensure that the Extended Commitments or the New Extended Commitments, as the case may be, are provided with the benefit of the applicable Loan Documents. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Notwithstanding anything to the contrary contained herein, each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Commitments or the New Extended Commitments, as the case may be, incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Loan Documents (without the consent of the Required Lenders) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Lead Borrower, to effect the provisions of this Section, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment.

(e) Notwithstanding anything to the contrary contained herein, no conversion of Loans pursuant to any Extension Request in accordance with this SECTION 2.27 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to make the Revolving Credit Loans and to issue Letters of Credit, the Loan Parties executing this Agreement or a Joinder hereto, jointly and severally, make the following representations and warranties to each Credit Party with respect to each Loan Party on the First Amendment Effective Date, on the Second Amendment Effective Date and on each other date required by SECTION 4.02 hereof, in each case as of the date such representation and warranty is made unless an earlier date is specified:

SECTION 3.01 Organization; Powers.

Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other applicable entity power and authority to own its property and assets and to carry on its business as now conducted, except, in each case, where the failure to do so, or so possess, individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Each Loan

Party has all requisite organizational power and authority to execute and deliver and perform all its obligations under all Loan Documents to which such Loan Party is a party. Each Loan Party is qualified to do business in, and is in good standing (where such concept exists) in, every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Schedule 3.01 sets forth, as of the Third Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

SECTION 3.02 Authorization; Enforceability.

The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate, membership, partnership or other necessary action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto or thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) with respect to enforceability against Foreign Subsidiaries or under foreign laws, the effect of foreign laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries.

SECTION 3.03 Governmental and Other Approvals; No Conflicts.

The transactions to be entered into and contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings necessary to perfect in the United States Liens created under the Loan Documents and enforce the rights of the Lenders and the Secured Parties under the Loan Documents, in each case to the extent required under the Security Documents, or (iii) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law (except to the extent that such violation would not reasonably be expected to result in a Material Adverse Effect) or the Charter Documents of any Loan Party, (c) do not violate or result in a default (with due notice, lapse of grace period or both) under any indenture or any other agreement, instrument or other evidence of Material Indebtedness, except to the extent that such default would not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents and other Permitted Encumbrances.

SECTION 3.04 Financial Condition.

The Lead Borrower has heretofore furnished to the Agents the Consolidated balance sheet, and statements of operations, stockholders’ equity, and cash flows for the Lead Borrower and its Subsidiaries (i) as of and for the Fiscal Year ended February 3, 2018, audited by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the Fiscal Quarter ended May 5, 2018, certified by a Financial Officer of the Lead Borrower. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Lead Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes. Since February 3, 2018, there has been no event, change, condition or development that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Except as disclosed on Schedule 3.05(a), each Loan Party has title to, or valid leasehold interests in or right to use, all its real and personal property material to its business, except for defects which would not reasonably be expected to have a Material Adverse Effect.

(b) Schedule 3.05(b) sets forth with respect to each Loan Party a list of all registrations and issuances of the United States registered Intellectual Property owned by such Loan Party and all applications for the registrations or issuance thereof as of the Third Amendment Effective Date. To the knowledge of each Loan Party, each such registration, issuance and application is subsisting, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of each Loan Party, the Intellectual Property owned by each Loan Party is valid and enforceable, and no proceeding is pending against any Loan Party challenging the ownership, registration, validity, enforceability or use of any item of Intellectual Property, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. Each Loan Party owns, is licensed, or, to the knowledge of the relevant Loan Party, otherwise has the rights to use, all Intellectual Property used in its business as currently conducted, except to the extent that the failure to so own or have the right to use would not reasonably be expected to have a Material Adverse Effect, and each Loan Party’s use, in the conduct of its business as currently conducted, of Intellectual Property owned by such Loan Party does not infringe upon, misappropriate, dilute or otherwise violate the rights of any other Person, except for any such infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No proceeding is pending (or to the knowledge of each Loan Party, threatened) against any Loan Party in which any Person is alleging that a Loan Party is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Schedule 3.05(c)(i) sets forth the address (including county) of all Real Estate that is owned by the Loan Parties as of the Third Amendment Effective Date. Schedule 3.05(c)(ii) sets forth the address (including county) of all Real Estate that is leased by the Loan Parties as of the Third Amendment Effective Date. Except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Responsible Officers of the Loan Parties each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

SECTION 3.06 Litigation and Environmental Matters.

(a) Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of Responsible Officers of a Loan Party, threatened in writing against or affecting any Loan Party as to which there is a reasonable expectation of an adverse determination which, if adversely determined, would reasonably be expected individually or in the aggregate to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 3.06(b), no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any actual or potential claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, which, in each case, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth on Schedule 3.06(c), to the knowledge of the Loan Parties, no Real Estate or facility owned, operated or leased by any Loan Party is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or similar state “Superfund” list except to the extent that such filings, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d) Except as set forth on Schedule 3.06(d), no Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Estate of the Loan Parties, except to the extent such Lien, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements.

Each Loan Party is in compliance with all Applicable Law and all Material Indebtedness, and no event of default has occurred and is continuing thereunder, except in each case where the failure to comply or the existence of a default, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, each Loan Party has obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of its business, except where the failure to obtain such permits, licenses or other authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party is in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, except where the failure to comply with such terms or conditions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08 Investment Company Status.

No Loan Party is an “investment company” as defined in, and subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09 Taxes.

Each Loan Party has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP, and as to which no Lien has arisen or (b) to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA.

(a) The Loan Parties and their ERISA Affiliates are in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except as would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred subsequent to the issuance of such determination letter which would reasonably be expected to cause such Plan to lose its qualified status. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all accumulated benefit obligations under each Plan subject to ERISA (based on the assumptions used for purposes of the most recent actuarial report prepared by such Plan’s actuaries) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would reasonably be expected to result in a Material Adverse Effect.

(b) The Loan Parties represent and warrant as of the Second Amendment Effective Date that the Loan Parties are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Credit Loans, the Letters of Credit or the Commitments.

SECTION 3.11 Disclosure.

None of the written reports, financial statements, certificates or other written information (other than any projections, pro formas, budgets and general market information) concerning the Loan Parties furnished by or on at the direction of any Loan Party to any Credit Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished (together with the Lead Borrower’s (or its direct or indirect parent entity’s) Annual Reports on Form 10-K for prior fiscal years and Quarterly Reports on Form 10-Q for the fiscal quarters since the last fiscal year-end, Form 8-Ks and Definitive Proxy Statement on Form 14A

for the Lead Borrower’s (or its direct or indirect parent entity’s) annual shareholder meeting)), when taken as a whole, contains, as of the date furnished, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in light of the circumstances under which such statements were made.

SECTION 3.12 Subsidiaries.

Schedule 3.12 sets forth the name of, and the ownership interest of each Loan Party in, each Subsidiary as of the Third Amendment Effective Date; there is no other Capital Stock of any class outstanding as of the Third Amendment Effective Date. To the knowledge of the Loan Parties, all such shares of Capital Stock as of the Third Amendment Effective Date are validly issued, fully paid, and, with respect to corporate shares, non-assessable.

SECTION 3.13 Insurance.

Schedule 3.13 sets forth a description of all business interruption, general liability, directors and officers liability, comprehensive, casualty and other insurance maintained by or on behalf of the Loan Parties as of the Third Amendment Effective Date. Each insurance policy listed on Schedule 3.13 is in full force and effect as of the Third Amendment Effective Date and all premiums in respect thereof that are due and payable as of the Third Amendment Effective Date have been paid and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are in accordance with normal and prudent industry practice. As of the Second Amendment Effective Date, none of the Parent or any of its Subsidiaries (a) has received notice from any insurer (or any agent thereof) that substantial capital improvements or other substantial expenditures will have to be made in order to continue such insurance or (b) has any reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a substantially similar cost.

SECTION 3.14 Labor Matters.

As of the Second Amendment Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the actual knowledge of any Responsible Officer of any Loan Party, threatened, except to the extent that strikes, lockouts or slowdowns would not reasonably be expected to result in a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. Except to the extent that such liability would not reasonably be expected to have a Material Adverse Effect, all payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 3.14, as of the Third Amendment Effective Date no Loan Party is a party to or bound by any material collective bargaining agreement. As of the Second Amendment Effective Date, the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound to the extent that such would be reasonably expected to result in a Material Adverse Effect.

SECTION 3.15 Security Documents.

The Security Documents create in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, legal, valid and enforceable security interests in the Collateral (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (b) any filings and registrations required under Applicable Law to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties (which filings or recordings shall be made to the extent required by any Security Document) and (c) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries), and the Security Documents constitute, or will upon the filing of financing statements or other instruments within the time periods prescribed under Applicable Law and/or the obtaining of “control” in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction, to the extent security interests in such Collateral can be perfected by such filings or control, the creation of a fully perfected and enforceable (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Capital Stock in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries) first priority Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral (to the extent required under the Security Documents), in each case prior and superior in right to any other Person, except for Permitted Encumbrances (x) having priority by operation of Applicable Law, (y) in favor of the agent under the Term Loan Financing Facility on any Term Loan Priority Collateral or (z) in favor of any agent, trustee and/or secured parties in respect of any Qualifying Senior Secured Debt or Qualifying Other Debt on any Qualifying Senior Collateral.

SECTION 3.16 Federal Reserve Regulations.

(a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Revolving Credit Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose in violation of Regulation U or X or (ii) for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.17 Solvency.

The Loan Parties, on a Consolidated basis, are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

SECTION 3.18 Anti-Corruption Laws and Sanctions.

No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee or agent of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities in violation of applicable Sanctions. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee and agent of each such Loan Party and each such Subsidiary, is in compliance with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. No proceeds of any loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, in each case, in violation of applicable Sanctions or otherwise used in any manner that would result in a violation of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person party hereto (including any Credit Party or other individual or entity participating in any transaction).

SECTION 3.19 Affected Financial Institution.

Neither the Lead Borrower nor any Loan Party is an Affected Financial Institution.

SECTION 3.20 Beneficial Ownership Certification. As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date.

The effectiveness of this Agreement was subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a) The Agents (or their counsel) shall have received from each Loan Party and the Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of each such party or (ii) written evidence satisfactory to the Agents (which may include telecopy transmission or electronic pdf copy of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement and all other Loan Documents.

(b) The Agents shall have received a written opinion (addressed to each Agent and the Lenders and dated the Effective Date) of Kirkland & Ellis LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Agents shall reasonably request. The Loan Parties hereby request such counsel to deliver such opinions.

(c) The Agents shall have received Charter Documents and such other documents and certificates as the Agents or their counsel may reasonably request relating to the organization and existence of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Agents and their counsel.

(d) The Administrative Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the Fiscal Month ended on July 30, 2011, and executed by a Financial Officer of the Lead Borrower.

(e) The Agents shall have received a certificate, reasonably satisfactory in form and substance to the Agents, certifying that, after giving effect to the consummation of the transactions contemplated under this Agreement and the other Loan Documents as of the Effective Date, no Default or Event of Default exists and the Loan Parties, taken as a whole, are Solvent.

(f) All necessary governmental and shareholder consents and approvals to the transactions contemplated hereby shall have been obtained except for those that, individually or in the aggregate, would not and would not reasonably be expected to have, a Material Adverse Effect.

(g) No Material Adverse Effect shall have occurred since January 29, 2011.

(h) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects, other than representations and warranties that relate solely to an earlier date, and other than representations and warranties which are qualified by “materiality” or “Material Adverse Effect”, each of which shall be true and correct in all respects.

(i) There shall not be any other Material Indebtedness of the Loan Parties outstanding immediately after the Effective Date other than (i) [Reserved], (ii) the Term Loan Financing Facility, (iii) this Agreement, and (iv) Permitted Indebtedness.

(j) The Administrative Agent shall have received (i) updated financial projections of the Loan Parties for the period from January 30, 2011 through January 30, 2016, on a monthly basis for the first twelve (12) months following January 29, 2011, and on an annual basis thereafter, and (ii) a monthly Availability model for the first twelve (12) months following the Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(k) The Collateral Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases or subordination agreements are being tendered on the Effective Date.

(l) The Agents shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(m) The Agents shall be reasonably satisfied that all fees due at or immediately after the Effective Date and all Credit Party Expenses incurred in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and expenses of counsel to the Agents), shall be paid in full, and all interest, fees and other charges due and owing under the Existing Credit Agreement shall be paid through the Effective Date; provided that, to the extent such fees and other charges must be documented under the Existing Credit Agreement, the Agents shall provide the Lead Borrower with a copy of such documentation no later than five (5) days prior to the Effective Date.

(n) After giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default shall be continuing.

(o) After giving effect to this Agreement and the transactions contemplated hereby, Availability shall be not less than $225,000,000.

(p) The Collateral Agent shall have received the Security Documents and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties.

(q) The Collateral Agent shall have received (i) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect in the United States the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent and (ii) the Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 2.18 hereof.

(r) There shall have been delivered to the Agents and the Arrangers all documentation and other information requested by them that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act (as defined in Section 9.16 below) and the Beneficial Ownership Regulation.

(s) To the extent not otherwise set forth in this Section 4.01, there shall have been delivered to the Agents each of the instruments, agreements, opinions, certificates and other documents identified on the closing agenda attached hereto as Exhibit K.

SECTION 4.02 Conditions Precedent to Each Revolving Credit Loan and Each Letter of Credit.

The obligation of the Lenders to make each Revolving Credit Loan and of the Issuing Banks to issue each Letter of Credit after the Effective Date is also subject to the satisfaction by the Loan Parties or the waiver of each of the following conditions precedent:

(a) The Administrative Agent shall have received a notice with respect to such Borrowing of Revolving Credit Loans or issuance of such Letter of Credit, as the case may be, as required by Article II, and in the case of the issuance of a Letter of Credit, the applicable Issuing Bank shall have received notice with respect thereto in accordance with SECTION 2.13.

(b) All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing of a Revolving Credit Loan or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date, and other than representations and warranties which are qualified by “materiality” or “Material Adverse Effect”, each of which shall be true and correct in all respects.

(c) On the date of each Borrowing of a Revolving Credit Loan hereunder and the issuance of each Letter of Credit and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

The request by the Lead Borrower for, and the acceptance by any Borrower of, each Revolving Credit Loan or Letter of Credit hereunder shall be deemed to be a representation and warranty by the Loan Parties that the conditions specified in this SECTION 4.02 have been satisfied at that time and that after giving effect to such Revolving Credit Loan or Letter of Credit t the Borrowers shall continue to be in compliance with the Borrowing Base. The conditions set forth in this SECTION 4.02 are for the sole benefit of the Administrative Agent and each other Credit Party and may be waived by the Administrative Agent, in whole or in part, without prejudice to the rights of the Administrative Agent or any other Credit Party.

ARTICLE V

AFFIRMATIVE COVENANTS

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 5.01 Financial Statements and Other Information.

The Lead Borrower will furnish to the Administrative Agent:

(a) Within ninety (90) days after the end of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows as of the end of and for such year for Holdings and its Subsidiaries (or, at the option of Holdings, a direct or indirect parent company of Holdings and its Subsidiaries), setting forth in comparative form, the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), all audited and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit (except to the extent such qualification or exception results solely from a current maturity of Indebtedness or an actual or potential default of a financial covenant)), except for the aforementioned projections, to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the applicable Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP;

(b) Within forty-five (45) days after the end of each Fiscal Quarter of Holdings, excluding the last Fiscal Quarter of each Fiscal Year of Holdings, the Consolidated balance sheet and related statements of operations, and Consolidated statements of cash flows for Holdings and its Subsidiaries (or, at the option of Holdings, a direct or indirect parent company of Holdings and its Subsidiaries) as of the end of and for such Fiscal Quarter and the elapsed portion of the Fiscal Year, setting forth in each case, in comparative form the Consolidated figures for the previous Fiscal Year and the figures as set forth in the projections delivered pursuant to SECTION 5.01(e), all such Consolidated figures certified by one of the Lead Borrower’s Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Loan Parties and their Subsidiaries on a Consolidated basis in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes;

(c) [reserved;]

(d) Within 15 days following any delivery of financial statements under clause (a) or clause (b) above, a certificate of a Financial Officer of the Lead Borrower in the form of Exhibit H hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and is continuing and, if a Default or Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings’ (or its direct or indirect parent’s) most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (iii) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary, and (iv) for any period when the financial statements provided pursuant to clause (a) or (b) above (i) are financial statements of any direct or indirect parent company of Holdings and such parent company owns any material assets other than the Lead Borrower and its Subsidiaries or (ii) include the results of any Unrestricted Subsidiary, furnishing, together with such reports, a reasonably detailed explanation of the assets and results of operations included in such financial statements that are attributable to Holdings, the Lead Borrower and the Lead Borrower’s Restricted Subsidiaries, without regard to such other material assets or Unrestricted Subsidiaries;

(e) Within sixty (60) days after the commencement of each Fiscal Year of the Loan Parties, a detailed, Consolidated budget by quarter for the applicable Fiscal Year for Holdings (or its direct or indirect parent) and its Restricted Subsidiaries and including a projected Consolidated income statement, balance sheet, and statement of cash flow, by quarter;

(f) On or prior to the 15th Business Day of each Fiscal Month (or more frequently as the Borrowers may elect), a certificate substantially in the form of Exhibit J (or such other form as the Lead Borrower and the Administrative Agent shall agree) (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrowers, a subsequent date), each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower; provided that (x) if no Revolving Credit Loans shall have been outstanding and the Letter of Credit Outstandings shall have been less than or equal to $100,000,000, in each case for the immediately preceding six (6) consecutive Fiscal Months, such Borrowing Base Certificate shall be furnished on or prior to the 15th Business Day of each Fiscal Quarter showing the Borrowing Base as of the close of business on the immediately preceding Fiscal Quarter, and (y) if Specified Availability is at any time less than the greater of (i) ten (10%) percent of the Loan Cap and (ii) $50,000,000, in each case for five (5) consecutive Business Days, then until Specified Availability exceeds such threshold for thirty (30) consecutive days, such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), showing the Borrowing Base as of the close of business on the immediately preceding Saturday, which weekly Borrowing Base Certificate shall roll-forward assets included in the Borrowing Base in a manner administratively feasible for the Borrowers and acceptable to the Administrative Agent in its reasonable discretion;

(g) Promptly after the same become publicly available, copies of (i) all material periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, and (ii) SEC Forms 10K and 10Q for Burlington Stores, Inc. (for so long as Burlington Stores, Inc. is subject to the reporting requirements under the Securities Exchange Act of 1934, as amended);

(h) (i) on the date of the occurrence of a Covenant Compliance Event, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit I hereto (or such other form as may be agreed by the Administrative Agent and the Lead Borrower), setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for the immediately preceding Fiscal Quarter for which financial statements have been delivered or have been required to be delivered pursuant to Section 5.01(a) or (b) above, and (ii) thereafter, as long as the Consolidated Fixed Charge Coverage Ratio is required to be tested under SECTION 6.10, no later than each date during such period that a Compliance Certificate is delivered pursuant to Section 5.01(d) above, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit I hereto (or such other form as may be agreed by the Administrative Agent and the Lead Borrower) setting forth reasonably detailed calculations of the Consolidated Fixed Charge Coverage Ratio for such Fiscal Quarter;

(i) Not later than any date on which financial statements are delivered with respect to any period in which any Pro Forma Adjustment is made as a result of the consummation of an acquisition of an Acquired Entity, a disposition of an entity or business or a shut-down of any discontinued operations, as the case may be, for which there shall be any Pro Forma Adjustments, a certificate of one of the Lead Borrower’s Responsible Officers setting forth the amount of such Pro Forma Adjustments and, in reasonable detail, the calculations and basis therefor; and

(j) Promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party as the Agents or any Lender may reasonably request (other than information which is subject to an attorney-client privilege or would result in a breach of a confidentiality obligation of the Loan Parties to any other Person or a breach of Applicable Law).

Notwithstanding the foregoing, the obligations in paragraphs (a), and (b) of this SECTION 5.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing (A) the applicable consolidated financial statements of any direct or indirect parent of Holdings that, directly or indirectly, holds all of the Capital Stock of Holdings or (B) Holdings’ (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q or other filings, as applicable, filed with the SEC; provided that this paragraph shall not limit the obligation to deliver the reconciliation required, if any, by SECTION 5.01(d) above.

Any financial statement or other document, reports, proxy statements or other materials (to the extent any such financial statement or document, reports, proxy statements or other materials included in materials otherwise filed with the SEC) required to be delivered pursuant to this SECTION 5.01 or SECTION 5.02 may be satisfied with respect to such financial statements or other documents, reports, proxy statements or other materials by the filing of Holdings’ (or its direct or indirect parent that, directly or indirectly, holds all of the Capital Stock of Holdings) Form 8-K, 10-K, 10-Q or other filing, as applicable, with the SEC. All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this SECTION 5.01 or SECTION 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov, (ii) on which the Lead Borrower posts such documents, or provide a link thereto, on the Lead Borrower’s website or (iii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by the Administrative Agent). The Credit Parties shall have no liability to any Loan Party or any Credit Party associated with establishing and maintaining the security and confidentiality of the any website and the information posted thereto.

SECTION 5.02 Notices of Material Events.

The Lead Borrower will furnish to the Administrative Agent prompt written notice of the occurrence of any of the following after any Responsible Officer of the Lead Borrower obtains knowledge thereof:

(a) A Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

(b) The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Restricted Subsidiary of the Lead Borrower that has a reasonable likelihood of adverse determination and such adverse determination would reasonably be expected to result in a Material Adverse Effect;

(c) The occurrence of an ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d) Any development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

(e) Any material change in any Loan Party’s financial reporting practices which changes in any material respect the calculation of the Borrowing Base or the Consolidated Fixed Charge Coverage Ratio (or, in each case, any of the component definitions thereof);

(f) The filing of any Lien for unpaid Taxes against any Loan Party in excess of $15,000,000;

(g) The discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants; and

(h) Any casualty or other insured damage to any portion of the Collateral included in the Borrowing Base in excess of $15,000,000.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Information Regarding Collateral.

The Lead Borrower will furnish to the Agents written notice within 30 days after any of the following changes occur: (a) any Loan Party’s name; (b) the location of any Loan Party’s chief executive office or its principal place of business; (c) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (d) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. Following the written request of the Administrative Agent, the Lead Borrower shall cooperate with the Administrative Agent, and hereby authorizes the Administrative Agent and the Collateral Agent, to make such filings, publications and registrations as are reasonably requested to be made under the Uniform Commercial Code or other Applicable Law and that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest to the extent required under the Security Documents (subject only to Permitted Encumbrances having priority by operation of Applicable Law or under clause (a) or (b) of the definition of Permitted Encumbrances, in favor of the Term Loan Collateral Agent on any Term Loan Priority Collateral or in favor of the agent, trustee or other secured party in respect of any Qualifying Senior Secured Debt or any Qualifying Other Debt on any Qualifying Senior Collateral) in all the Collateral for its own benefit and the benefit of the other Secured Parties.

SECTION 5.04 Existence; Conduct of Business.

Each Loan Party will do all things necessary to comply with its Charter Documents in all material respects, and to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under SECTION 6.03 or SECTION 6.05.

SECTION 5.05 Payment of Obligations.

Each Loan Party will pay its Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (b) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (c) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The provisions of this paragraph shall not limit or restrict the ability of the Agents to establish any Reserve for any unpaid Tax liabilities.

SECTION 5.06 Maintenance of Properties.

Each Loan Party will keep and maintain all tangible property material to the conduct of its business in substantially the same condition as of the Second Amendment Effective Date (ordinary wear and tear, casualty loss and condemnation excepted), except (a) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) for Store closings and Permitted Dispositions permitted hereunder. Each Loan Party will use commercially reasonable efforts to prosecute, maintain, and enforce the Intellectual Property, except to the extent such Intellectual Property is no longer used or deemed by such Loan Party in its reasonable business judgment to be useful in the conduct of the business of the Loan Parties.

SECTION 5.07 Insurance.

(a) Each Loan Party shall (i) maintain insurance with financially sound and reputable insurers (or, to the extent consistent with business practices in effect on the Second Amendment Effective Date, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is consistent with business practices in effect on the Second Amendment Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment, including public liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law; and (iii) furnish to the Agents, promptly following written reasonable request, full information as to the insurance carried.

(b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agents, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Administrative Agent (which payments shall be subject to the terms of the Intercreditor Agreement), and (ii) a provision to the effect that none of the Loan Parties, Credit Parties (in their capacity as such) or any other Affiliate of a Loan Party shall be a co-insurer (the foregoing not being deemed to limit the amount of self-insured retention or deductibles under such policies, which self-insured retention or deductibles shall be consistent with business practices in effect on the Second Amendment Effective Date or as otherwise determined by the Responsible Officers of the Loan Parties acting reasonably in their business judgment). Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as a loss payee and shall be endorsed or amended to include a provision that, after the occurrence and during the continuance of a Cash Dominion Event and notice from the Administrative Agent to the insurer, the insurer shall pay all proceeds of such business interruption policies otherwise payable to the Loan Parties under the policies directly to the Administrative Agent. Each such casualty or liability policy referred to in this SECTION 5.07(b) shall also provide that it shall not be canceled, modified in any manner that would cause this SECTION 5.07 to be violated, or not renewed (i) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Lead Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

SECTION 5.08 Books and Records; Inspection and Audit Rights; Appraisals; Accountants.

(a) Each Loan Party will keep proper books of record and account in accordance in all material respects with GAAP and in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to discuss its affairs, finances and condition with its officers and to examine and make extracts from its books and records, all at such reasonable times and as often as reasonably requested. Notwithstanding anything to the contrary in this SECTION 5.08, neither the Lead Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(b) Subject to the limitations set forth in clauses (i) and (ii) below with respect to the permitted number of appraisals and commercial finance examinations, each Loan Party will from time to time upon the request of any Agent, permit any Agent or professionals (including consultants, accountants, lawyers and appraisers) retained by the Agents, on reasonable prior notice and during normal business hours, to conduct Inventory appraisals and commercial finance examinations, including, without limitation, of (x) the Borrowers’ practices in the computation of the Borrowing Base, and (y) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. Subject to the limitations set forth in clauses (i) and (ii) below with respect to reimbursement for appraisals and commercial finance examinations, the Loan Parties shall pay the reasonable and documented out-of-pocket fees and expenses of the Agents or such professionals with respect to such Inventory appraisals and commercial finance examinations.

(i) The Agents may conduct up to one (1) commercial finance examination in each calendar year, which shall be at the Loan Parties’ expense; provided that, if Specified Availability at any time is less than the greater of (i) 17.5% of the Loan Cap and (ii) $87,500,000, in each case for five (5) consecutive Business Days (an “Appraisal and Exam Trigger Event”), the Agents may conduct up to two (2) commercial finance examinations in such calendar year in which such Appraisal and Exam Trigger Event occurs, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, the Administrative Agent (A) may undertake one additional commercial finance examination in each calendar year at the sole expense of the Administrative Agent, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional commercial finance examinations to be taken as the Agents, in their reasonable discretion, determine are necessary or appropriate (each, at the Loan Parties’ expense); provided, further, so long as Specified Availability is greater than 80.0% of the Loan Cap, the Agents shall not conduct any finance examinations.

(ii) The Agents may conduct up to one (1) appraisal of the Loan Parties’ Inventory in each calendar year, which shall be at the Loan Parties’ expense; provided that, if an Appraisal and Exam Trigger Event occurs in any calendar year, the Agents may conduct up to two (2) appraisals of the Loan Parties’ Inventory in such calendar year in which such Appraisal and Exam Trigger Event occurs, each at the Loan Parties’ expense. Notwithstanding anything to the contrary contained herein, the Agents (A) may undertake one additional Inventory appraisal in each calendar year at the sole expense of the Agents, and (B) after the occurrence and during the continuance of any Specified Default, may cause such additional Inventory appraisals to be taken as the Agents, in their reasonable discretion, determine are necessary or appropriate (each, at the Loan Parties’ expense); provided, further, so long as Specified Availability is greater than 80.0% of the Loan Cap, the Agents shall not conduct any appraisals of the Loan Parties’ Inventory.

(c) The Loan Parties shall at all times retain independent certified public accountants of national standing and shall instruct such accountants to cooperate with, and be available to, the Agents or their representatives to discuss the annual audited statements, the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants for such audited statements, as may be raised by the Agents; subject, however, if requested by such accountants, to the execution of an access agreement by the Agents and such accountants in form reasonably satisfactory to each of them; provided that a representative of the Lead Borrower shall be given the opportunity to be present at all such discussions.

SECTION 5.09 Physical Inventories.

The Loan Parties, at their own expense, shall cause not less than one (1) physical count of Inventory to be undertaken in each twelve (12) month period (or alternatively, periodic cycle counts) in conjunction with the preparation of its annual audited financial statements, conducted following such methodology as is consistent with the methodology used in the immediately preceding Inventory (or cycle count) or as otherwise may be reasonably satisfactory to the Agents. Following the completion of such Inventory count, and in any event by the next date required for the delivery of a Borrowing Base Certificate hereunder, the Borrowers shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

SECTION 5.10 Compliance with Laws.

Each Loan Party will comply with all Applicable Laws and the orders of any Governmental Authority except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Loan Party shall conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws. The Loan Parties shall (a) notify the Administrative Agent promptly after such Person becomes aware of any violation of or non-compliance with any Environmental Laws or any Release on, at, in, under, above, to, from or about any Real Estate that could reasonably be expected to result in a Material Adverse Effect;

and (b) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Person in connection with any such violation or Release or any other matter that could reasonably be expected to result in a Material Adverse Effect, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter.

SECTION 5.11 Use of Proceeds and Letters of Credit.

The proceeds of Revolving Credit Loans made hereunder and of Letters of Credit issued hereunder will be used only (a) on the First Amendment Effective Date, together with proceeds of the Term Loan Financing Facility, to refinance the existing Term Loan Financing Facility, the Lead Borrower’s 10% unsecured Senior Notes Due 2019 and the existing 9.00% notes of Holdings due 2018 and to pay fees, costs and expenses in connection therewith and with the First Amendment, and (b) thereafter, (i) to finance the acquisition of working capital assets of the Borrowers and their Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (ii) to finance Capital Expenditures of the Borrowers and their Subsidiaries, (iii) to finance Permitted Acquisitions, and (iv) for general corporate purposes, including payment of fees, costs and expenses in connection with the Second Amendment and the repayment of Indebtedness (including the Term Loan Financing Facility), the making of Restricted Payments, and the making of Investments, all to the extent permitted in this Agreement. No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations U and X. The Lead Borrower will not request and shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (A) to make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any operations of a Sanctioned Entity or a Sanctioned Person, in each case, in violation of applicable Sanctions or in any other manner that would result in a violation of applicable Sanctions by any Person party hereto, or (B) for any purpose which would breach any Anti-Corruption Laws or Anti-Money Laundering Laws.

SECTION 5.12 Additional Subsidiaries.

If any Loan Party shall form or acquire a Restricted Subsidiary (including by redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary) that is not an Excluded Subsidiary after the Second Amendment Effective Date, the Lead Borrower will cause such Restricted Subsidiary to become a Loan Party hereunder and under each applicable Security Document in the manner provided therein (including furnishing to the Lenders such information as the Lenders may reasonably request to complete “know your customer” requirements) within fifteen (15) Business Days (or such longer time as the Administrative Agent may agree) after such Restricted Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets that are required to be granted hereunder and under the applicable Security Documents to secure the Obligations as the Agents shall reasonably request. If any shares of Capital Stock or Indebtedness of such Restricted Subsidiary are owned by or on behalf of any Loan Party, the Lead Borrower will cause such shares and promissory notes evidencing such Indebtedness (to the extent constituting Collateral) to be pledged to secure the Obligations within fifteen (15) Business Days (or such longer time as the Administrative Agent may agree) after such Restricted Subsidiary is formed or acquired (except that, if such Restricted Subsidiary is a Foreign Subsidiary or a CFC Holding Company, shares of Capital Stock of such Restricted Subsidiary to be pledged may be limited to 65% of the outstanding shares of Capital Stock of such Subsidiary).

SECTION 5.13 Further Assurances.

(a) Subject to the terms herein and therein, each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect in the United States the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties, and in each case to the extent required under the Security Documents. Notwithstanding anything to the contrary in this Agreement or in the Loan Documents, no Loan Party shall have any obligation to perfect Liens in any Intellectual Property created, registered or applied-for in any jurisdiction other than the United States, or to create or perfect Liens in any Real Estate assets in any jurisdiction.

(b) Upon the request of the Collateral Agent, each Loan Party shall use commercially reasonable efforts to cause each of its customs brokers to deliver an agreement (including, without limitation, a Customs Broker Agreement) to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require. In the event Inventory is in the possession or control of a customs broker that has not delivered an agreement as required by the preceding sentence, such Inventory shall not be considered Eligible In-Transit Inventory hereunder.

SECTION 5.14 Designation of Unrestricted Subsidiaries.

The board of directors of the Lead Borrower may, at any time after the Second Amendment Effective Date, designate any Restricted Subsidiary of the Lead Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary (a “Subsidiary Designation”); provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately before and after giving effect to such designation, the Payment Conditions shall have been satisfied (and, as a condition precedent to the effectiveness of any such designation, the Lead Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction thereof), (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” immediately after giving effect to any such designation hereunder for purposes of any documentation governing Permitted Indebtedness, (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Subsidiary to be so designated shall satisfy all of the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof, (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, on the date of such designation, all representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects (without duplication of any “materiality” qualifiers set forth therein) with the same effect as though such representations and warranties had been made on and as of the date of such designation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any “materiality” qualifiers set forth therein) as of such earlier date and (vi) until the Term Loan Financing Facility (and any Permitted Refinancings thereof) has been paid in full, the status of any such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary shall at all times be the same under this Agreement and the Term Loan Financing Facility. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Second Amendment Effective Date shall constitute an Investment (in a non-Subsidiary) by the applicable Loan Party and its respective Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of all outstanding Investments owned by the Lead Borrower and its Restricted Subsidiaries in the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Each Unrestricted Subsidiary has entered into a tax sharing agreement with the Parent, or will enter into such an agreement upon becoming an Unrestricted Subsidiary, requiring such Unrestricted Subsidiary to pay the amount of tax the Unrestricted Subsidiary would be required to pay in respect of federal, state, provincial, municipal and local income taxes for such Fiscal Year were the Unrestricted Subsidiary to pay such taxes on a standalone basis. Any Subsidiary Designation by the board of directors of the Lead Borrower shall be (x) evidenced to the Administrative Agent by promptly filing with each Agent a copy of the resolution of the board of directors of the Lead Borrower giving effect to such designation and a certificate of a Responsible Officer of the Lead Borrower certifying that such designation complied with the foregoing provisions, and containing the calculations of compliance (in reasonable detail) with preceding clause (ii), and (y) if any assets of any Person designated as an Unrestricted Subsidiary pursuant to such Subsidiary Designation had been included in the Borrowing Base immediately prior to such Subsidiary Designation, accompanied by an updated Borrowing Base Certificate showing the Borrowing Base after giving effect to the elimination therefrom of such assets.

SECTION 5.15 Anti-Corruption Laws and Sanctions.

Each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to promote and achieve compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

ARTICLE VI

NEGATIVE COVENANTS

Until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank), each Loan Party covenants and agrees with the Credit Parties that:

SECTION 6.01 Indebtedness and Other Obligations.

No Loan Party will create, incur, assume or permit to exist any Indebtedness, except Permitted Indebtedness.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, any amount specified in this Agreement or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 6.01, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution reasonably designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

SECTION 6.02 Liens.

No Loan Party will create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except Permitted Encumbrances.

SECTION 6.03 Fundamental Changes.

(a) No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (including, in each case, pursuant to a Division), except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would arise therefrom, (i) any Restricted Subsidiary may liquidate, dissolve, consolidate, or merge (including, in each case, pursuant to a Division) into a Loan Party in a transaction in which a Loan Party is the surviving corporation (or, in the case of a Division, the surviving Person, or any division or series thereof, shall be a Restricted Subsidiary and, solely to the extent required under Section 5.12 after giving effect to such transaction, such Person, or such division or series thereof, shall be or become a Loan Party within the period required by Section 5.12), (ii) any Subsidiary that is not a Loan Party may liquidate, dissolve, consolidate, or merge (including, in each case, pursuant to a Division) into any Subsidiary that is not a Loan Party, (iii) any Loan Party may merge with or into any other Loan Party, provided that in any merger involving the Lead Borrower, the Lead Borrower shall be the surviving entity, (iv) the Loan Parties and their Restricted Subsidiaries may dispose of Capital Stock of their respective Restricted Subsidiaries in a transaction permitted by Section 6.05, and (v) Permitted Acquisitions and other Permitted Investments and transactions permitted pursuant to Section 6.05 or 6.04 may be consummated in the form of a merger or consolidation, as long as, in the event of a Permitted Acquisition, a Loan Party is the surviving Person or the surviving Person becomes a Loan Party upon consummation of such Permitted Acquisition, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) No Loan Party will engage, to any material extent, in any business other than businesses of the type conducted by such Loan Party on the Second Amendment Effective Date and businesses reasonably related thereto and those supportive, complementary, synergistic or ancillary thereto.

SECTION 6.04 Investments, Guarantees and Acquisitions.

No Loan Party will make or permit to exist any Investment, except Permitted Investments; provided that, if any such Permitted Investment is made in a Person who is not a Loan Party and includes the Investment or the sale, transfer or other disposition of Intellectual Property that is necessary for the operation of the business of the Loan Parties or required, after the date of such Permitted Investment for a Loan Party or the Agents to sell or otherwise dispose of Collateral of the type included in the Borrowing Base (the “Necessary Intellectual Property”), then in connection with such Permitted Investment, the purchaser, assignee or other transferee of such Necessary Intellectual Property shall agree in writing to be bound by a non-exclusive royalty-free license of such Necessary Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Administrative Agent or the Collateral Agent, which license shall be in form and substance reasonably satisfactory to the Administrative Agent; provided further that in the case of a Permitted Investment of Necessary Intellectual Property licensed by a Loan Party from a third party, the transferee thereof shall be required to provide such a license only to the extent to which the applicable license gives it a right to do so.

SECTION 6.05 Asset Sales.

No Loan Party will sell, transfer, lease (as lessor), license (as licensor), abandon or otherwise voluntarily dispose of any asset, including any Capital Stock of another Person, except sales of Inventory and the use of cash or cash equivalents in the ordinary course of business, transactions permitted by Section 6.03 and Permitted Dispositions and the making of Permitted Investments (to the extent such Investment would involve a sale, transfer, lease, abandonment or disposition of any assets); provided that, if any such disposition is made in a Person who is not a Loan Party and includes the sale, transfer or other disposition of Necessary

Intellectual Property, then in connection with such sale, transfer or other disposition, the purchaser, assignee or other transferee of such Necessary Intellectual Property shall agree in writing to be bound by a non-exclusive royalty-free license of such Necessary Intellectual Property in favor of the Administrative Agent for use in connection with the exercise of the rights and remedies of the Administrative Agent or the Collateral Agent, which license shall be in form and substance reasonably satisfactory to the Administrative Agent; provided further that in the case of a sale, transfer or other disposition of Necessary Intellectual Property licensed by a Loan Party from a third party, the transferee thereof shall be required to provide such a license only to the extent to which the applicable license gives it a right to do so.

SECTION 6.06 Restricted Payments; Certain Payments of Indebtedness.

(a) No Loan Party will declare or make, directly or indirectly, any Restricted Payment, except that

(i) any Loan Party or any Restricted Subsidiary of a Loan Party may declare and pay Restricted Payments to a Loan Party or a Restricted Subsidiary that is the direct parent of such Restricted Subsidiary and a pro rata Restricted Payment to any third party in respect of non-wholly owned Restricted Subsidiaries;

(ii) any Loan Party may declare, make and pay Restricted Payments to Holdings or Parent (or any other direct or indirect parent of the Lead Borrower) (w) to pay general corporate and overhead expenses incurred by Holdings, Parent or Burlington Stores, Inc. in the ordinary course of business or the amount of any indemnification claims made by any director or officer of Holdings, the Parent or Burlington Stores, Inc., (x) to pay franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings, Parent or Burlington Stores, Inc. (or any other direct or indirect Parent of the Lead Borrower), or (y) to pay taxes that are due and payable by Holdings as the parent of a consolidated group that includes Parent, Burlington Stores, Inc., and its Restricted Subsidiaries;

(iii) [reserved];

(iv) Restricted Payments necessary to consummate Investments permitted pursuant to Section 6.04;

(v) the Loan Parties may declare and make Restricted Payments with respect to its Capital Stock payable solely in shares of Capital Stock of the Loan Parties that is not Disqualified Capital Stock;

(vi) the Lead Borrower may make payments (or may make Restricted Payments to any parent, the proceeds of which will be used to make payments) at such times and in such amounts as are necessary to make payments of or on account of (1) monitoring or management or similar fees or transaction fees and (2) reimbursement of out-of-pocket costs, expenses and indemnities, in each case to the extent permitted by Section 6.07(l) (assuming the Lead Borrower was party thereto);

(vii) as long as no Event of Default exists or would arise therefrom, the Loan Parties may make a Restricted Payment as consideration for the acquisition of additional Capital Stock in any Restricted Subsidiary from minority shareholders that are not Affiliates; provided that the amount of Restricted Payments permitted pursuant to this clause (vii) shall not exceed $50,000,000 in any Fiscal Year;

(viii) the Loan Parties may make additional Restricted Payments to the extent that such Restricted Payments are made with (A) Net Proceeds received by the Lead Borrower (or any parent entity) after the Second Amendment Effective Date from the issuance or sale of Capital Stock of the Lead Borrower that is not Disqualified Capital Stock (or any parent entity) or (B) proceeds of an equity contribution initially made to Parent, in each case to the extent such proceeds have been contributed to the common equity of the Lead Borrower and have not been applied pursuant to clause (bb) of the definition of “Permitted Investment” or utilized to also increase the Available Amount (as defined in the Term Loan Agreement);

(ix) the Loan Parties may make Restricted Payments to the Parent (or any parent entity) to pay cash in lieu of fractional Capital Stock in connection with (a) any dividend, split or combination thereof or any Acquisition, Investment or other transaction otherwise permitted hereunder, and (b) any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Capital Stock of the Parent (or any parent entity) that is not Disqualified Capital Stock);

(x) the Loan Parties and the Restricted Subsidiaries may make Restricted Payments consisting of Capital Stock in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder;

(xi) the Loan Parties may make Restricted Payments to its direct or indirect parent to declare and pay regular quarterly dividends on its common stock (or similar Capital Stock of its direct or indirect parent) in an amount not to exceed 6% per year of the aggregate net cash proceeds of the initial public offering of such parent that were actually received by or contributed to the Capital Stock of the Lead Borrower in or from such initial public offering;

(xii) the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of both such declaration and payment such Restricted Payment would have complied with another provision of this Section 6.06(a); provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made;

(xiii) the Loan Parties may make Restricted Payments consisting of Permitted Dispositions of the type described, and subject to the limitations contained, in the definition thereof;

(xiv) Restricted Payments made (A) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other permitted Investments and (B) to satisfy indemnity and other similar obligations under Permitted Acquisitions or other Permitted Investments;

(xv) Restricted Payments to the Specified Captive Insurance Company (or to the direct or indirect parent of any Loan Party, the proceeds of which are promptly contributed or distributed, directly or indirectly, to the Specified Captive Insurance Company), in an aggregate amount not to exceed in each twelve month period, the greater of (x) $35,000,000 and (y) 1.5% of Consolidated Total Assets;

(xvi) the Loan Parties and their Restricted Subsidiaries may make Restricted Payments constituting repurchases of Capital Stock in Parent, Holdings, Burlington Stores, Inc. or any Restricted Subsidiary (or distributions to Parent, Holdings, or Burlington Stores, Inc. or any direct or indirect parent of the Lead Borrower for such purpose) in connection with the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such option or warrants, provided that Restricted Payments made pursuant to this clause (xvi) shall not exceed $10,000,000 in any Fiscal Year (with unused amounts from any Fiscal Year available for carry-forward to future Fiscal Years subject to a maximum amount of $20,000,000 in any Fiscal Year); and

(xvii) the Loan Parties may make other Restricted Payments if the Payment Conditions are satisfied.

(b) No Loan Party will pay or make any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except

(i) payments or distributions in Capital Stock (as long as no Change in Control would result therefrom) and payments of interest in-kind of the Loan Parties and their Subsidiaries;

(ii) payments of principal and interest in respect of any Subordinated Indebtedness (subject to applicable subordination provisions relating thereto);

(iii) (A) payments of principal (including mandatory prepayments) and interest as and when due in respect of any Permitted Indebtedness (other than Subordinated Indebtedness), (B) as long as the Payment Conditions are satisfied, prepayments of Permitted Indebtedness (other than the Term Loan Financing Facility or Subordinated Indebtedness) and (C) payments in respect of the Obligations or of any Indebtedness owed to a Loan Party;

(iv) prepayment in whole or in part of the Term Loan Financing Facility or any other Permitted Indebtedness or any Permitted Refinancing of any of the foregoing, in each case with the proceeds of any equity securities issued or capital contributions received by any Loan Party or any Subsidiary;

(v) prepayment in whole or in part of the Term Loan Financing Facility from any Permitted Refinancing thereof or any refinancing with the proceeds of Qualifying Secured Debt or Qualifying Other Debt;

(vi) AHYDO catch-up payments relating to Permitted Indebtedness of the Loan Parties;

(vii) prepayment in whole or in part of the Term Loan Financing Facility;

(viii) other payments or other distributions so long as the Payment Conditions are satisfied;

(ix) [reserved];

(x) payments either of (A) cash to shareholders, or (B) principal and interest in respect of notes issued to stockholders, in each case, in connection with the repurchase of shares of Capital Stock of the Parent owned by such shareholder, provided that such payments shall not exceed $5,000,000 in the aggregate in any Fiscal Year, provided that, in the event the entire $5,000,000 is not utilized in any Fiscal Year, one hundred percent (100%) of such unutilized portion may be carried forward to succeeding Fiscal Years of the Parent; and

(xi) refinancings, replacements and renewals of Indebtedness to the extent permitted under this Agreement.

SECTION 6.07 Transactions with Affiliates.

No Loan Party will sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates in each case with a fair market value in excess of $5,000,000, except (a) transactions that are at prices and on terms and conditions, taken as a whole, not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties and their Restricted Subsidiaries not otherwise prohibited hereunder, (c) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of Parent, Holdings, the Loan Parties or their Subsidiaries in the ordinary course of business, including in connection with the Third Amendment, and all transactions related thereto (including without limitation, the payment of fees and expenses in connection therewith), and any other transaction permitted hereunder, (d) [reserved], (e) as set forth on Schedule 6.07, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Secured Parties in any material respect (taken as a whole), (f) stock option, stock incentive, equity, bonus and other compensation plans of the Loan Parties and their Restricted Subsidiaries, (g) payment of director’s fees, expenses and indemnities, (h) Restricted Payments to the extent specifically permitted under this Agreement, (i) advances and loans to officers and employees of the Loan Parties and their Restricted Subsidiaries to the extent specifically permitted under this Agreement, (j) payments pursuant to the tax sharing agreements among the Loan Parties and their Restricted Subsidiaries to the extent attributable to the ownership or operations of the Loan Parties and their Restricted Subsidiaries and to the extent permitted under Section 6.06(a)(ii), (k) other transactions with Affiliates specifically permitted under this Agreement (including, without limitation, sale/leaseback transactions, Permitted Dispositions, Restricted Payments, Permitted Investments and Indebtedness), (l) payment of fees and expenses pursuant to the Third Amendment, and all transactions related thereto (including without limitation, the payment of fees and expenses in connection therewith), (m) transactions between and among the Parent, Holdings, Lead Borrower and their respective Subsidiaries which are in the ordinary course of business and transactions between the Lead Borrower, Parent, Holdings, and its direct or indirect shareholder in the ordinary course of business with respect to the Capital Stock of Parent or Holdings (or any direct or indirect parent entity), such as shareholder agreements, registration agreements and including providing expense reimbursement and indemnities in respect thereof, (n) employment contracts with officers, management and consultants of the Loan Parties and their Restricted Subsidiaries, (o) Investments consisting of notes from officers, directors and employees to purchase equity interests to the extent specifically permitted under this Agreement, (p) any transaction between or among any Borrower or any Restricted Subsidiary and any Affiliate of any Borrower or a joint venture or similar entity otherwise permitted hereunder that would constitute an Affiliate transaction solely because a Borrower or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Affiliate, joint venture or similar entity, and (q) transactions in which any Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to such Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of this section.

SECTION 6.08 Restrictive Agreements.

No Loan Party will directly or indirectly enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Collateral Agent to secure Obligations under this Agreement then outstanding or (b) the ability of any Restricted Subsidiary thereof to pay dividends or other distributions with respect to any shares of its Capital Stock to such Loan Party or to make or repay loans or advances to a Loan Party or to guarantee Indebtedness of the Loan Parties, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law, by any Loan Document, by any documents in existence on the Third Amendment Effective Date or under any documents relating to joint ventures of any Loan Party to the extent that such joint ventures are not prohibited hereunder and any Permitted Refinancing thereof, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of assets or equity permitted hereunder by a Loan Party or a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets of the Loan Party or Subsidiary that are to be sold, (iii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) the foregoing shall not apply to customary provisions in contracts or leases restricting the assignment, subleasing, sublicensing or transfer thereof, (v) the foregoing shall not apply to any agreement related to Indebtedness under the Term Loan Financing Facility, (vi) the foregoing shall not apply to licenses or contracts which by the terms of such licenses and contracts prohibit the granting of Liens on the rights contained therein, (vii) the foregoing shall not apply to any restrictions in existence prior to the time any such Person became a Subsidiary (or was designated as a Restricted Subsidiary) and not created in contemplation of any such acquisition (or designation), (viii) the foregoing shall not apply to any restrictions in any agreement in respect of Indebtedness so long as such restrictions are not (I) materially more onerous, taken as a whole, to the Loan Parties than the terms of this Agreement or (II) either (X) the Lead Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, any Borrower’s ability to make principal or interest payments required hereunder or (Y) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument, (ix) the foregoing shall not apply to other agreements evidencing Indebtedness permitted by Section 6.01, provided that in each case under this clause (ix) such restrictions or conditions (1) apply solely to a Restricted Subsidiary that is not a Loan Party, (2) are no more restrictive than the restrictions or conditions set forth in the Loan Documents, or (3) do not materially impair the Borrowers’ ability to pay their respective obligations under the Loan Documents as and when due (as determined in good faith by the Lead Borrower), (x) the foregoing shall not apply to restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold; (A) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale, transfer or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (B) restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien), (xi) the foregoing shall not apply to customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any joint venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to joint ventures and non-wholly-owned Restricted Subsidiaries and applicable solely to such joint venture or non-wholly-owned Restricted Subsidiary and the Capital Stock issued thereby, (xii) the foregoing shall not apply to any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business, (xiii) the foregoing shall not apply to any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04, (xiv) the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 6.09 Amendment of Material Documents.

No Loan Party will amend, modify or waive any of its rights under (a) its Charter Documents, or (b) any Material Indebtedness, in each case to the extent that such amendment, modification or waiver would reasonably likely have a Material Adverse Effect.

SECTION 6.10 Consolidated Fixed Charge Coverage Ratio.

During the continuance of a Covenant Compliance Event, the Loan Parties shall not permit the Consolidated Fixed Charge Coverage Ratio, tested on a trailing four quarter basis commencing with the Fiscal Quarter most recently ended, to be less than 1.00:1.00.

SECTION 6.11 Fiscal Year.

No Loan Party will change its Fiscal Year without the prior written consent of the Agents; provided that no such consent shall be required if such change is required by Applicable Law.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) Any Loan Party shall fail to pay (i) any amounts required under Section 2.17(a) hereof within one Business Day when due, or (ii) any other principal of any Revolving Credit Loan or any reimbursement obligation in respect of any Letter of Credit Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration or otherwise;

(b) Any Loan Party shall fail to pay any interest on any Revolving Credit Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a), any amount payable for Cash Management Services or Other Liabilities) as the same shall become due and payable under this Agreement or any other Loan Document and such failure continues for five (5) Business Days;

(c) Any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, any Loan Document or any amendment or modification thereof or waiver thereunder (including, without limitation, in any Borrowing Base Certificate or any certificate of a Financial Officer accompanying any financial statement) shall prove to have been incorrect in any material respect when made or deemed made;

(d) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in (i) any Section of Article VI or (ii) Section 5.01(f) (after a two (2) Business Day grace period), or (iii) in any of SECTION 2.18, Section 5.01(d), Section 5.02(a), SECTION 5.07, Section 5.08, or SECTION 5.11 (provided that, if (A) any such Default described in this clause (d)(iii) is of a type that can be cured within five (5) Business Days and (B) such Default could not materially adversely impact the Lenders’ Liens on the Collateral, such default shall not constitute an Event of Default for five (5) Business Days after the occurrence of such Default so long as the Loan Parties are diligently pursuing the cure of such Default);

(e) Any Loan Party shall fail to observe or perform when due any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01(a), Section 7.01(b), Section 7.01(c), or Section 7.01(d)), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Lead Borrower;

(f) Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (iii) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, which default, event or condition is not being contested in good faith; provided that (A) the occurrence of any event of default under the Term Loan Agreement by virtue of the breach of any financial performance covenant contained in SECTION 6.10 of the Term Loan Agreement (or any Permitted Refinancing thereof) (or any other financial performance covenant from time to time in effect under the Term Loan Agreement or any Permitted Refinancing thereof and not contained in this Agreement) shall not constitute a default or an Event of Default until the earliest of (x) sixty (60) days after the date of such breach (during which period such breach is not waived by the lenders under the Term Loan Agreement (or Permitted Refinancing thereof) or such breach is not cured pursuant to Section 7.01 of the Term Loan Agreement (or equivalent provision applicable to any Permitted Refinancing thereof), or (y) the acceleration of the obligations under the Term Loan Agreement (or Permitted Refinancing thereof), or (z) the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the Third Amendment Effective Date) by the Term Loan Administrative Agent, Term Loan Collateral Agent and/or the “Lenders” (as defined in the Term Loan Agreement) under the Term Loan Agreement (or Permitted Refinancing thereof) as a result of such breach or (B) this paragraph (f) shall not apply to (I) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (II) Indebtedness which is convertible into Capital Stock of the Lead Borrower or Capital Stock of any direct or indirect parent of the Lead Borrower and converts to such Capital Stock in accordance with its terms, or (III) any breach or default that (X) is remedied by the Lead Borrower or the applicable Loan Party or (Y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the earlier of the acceleration of all the Revolving Credit Loans pursuant to this Section 7.01 or the commencement of the Exercise of Any Secured Creditor Remedies (as defined in the Intercreditor Agreement as in effect on the Second Amendment Effective Date) by the Agents and/or the Lenders as a result of such breach;

(g) a Change in Control shall occur;

(h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under the Bankruptcy Code or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of authorizing any of the foregoing;

(j) [reserved;]

(k) One or more final judgments for the payment of money in an aggregate amount in excess of $75,000,000 (or such lesser amount as would reasonably be expected to result in a Material Adverse Effect) in excess of insurance coverage (or indemnities from indemnitors reasonably satisfactory to the Agents) shall be rendered against any Loan Party or any combination of Loan Parties (other than an Immaterial Subsidiary) and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, satisfied or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(l) An ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect and the same shall remain undischarged for a period of thirty (30) consecutive days;

(m) Any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

(n) Any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered materially adverse to the Agents and the Lenders;

(o) Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any such Collateral, with the priority required by (but subject to the limitations set forth in) the applicable Security Document and this Agreement except (i) as a result of the sale, release or other disposition of the applicable Collateral in a Permitted Disposition or other transaction permitted under the Loan Documents or, (ii) relating to an immaterial amount of Collateral, or (iii) as a result of the failure of the Collateral Agent, through its acts or omissions and through no fault of the Loan Parties, to maintain the perfection or priority of its Liens in accordance with Applicable Law; or

(p) The termination of the Facility Guarantee or any other material guaranty of the Obligations (except for any release or termination permitted hereunder);

then, and in every such event (other than an event with respect to any Loan Party described in Section 7.01(h) or Section 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Lead Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall irrevocably terminate immediately; (ii) declare the Obligations owing by such Borrowers then outstanding to be due and payable in whole, and thereupon the principal of the Revolving Credit Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law; or (iii) require the applicable Loan Parties to furnish cash collateral in an amount equal to 103% of its respective Letter of Credit Outstandings to be held and applied in accordance with Section 7.03. In case of any event with respect to any Loan Party described in Section 7.01(h) or Section 7.01(i), the Commitments shall automatically and irrevocably terminate and the principal of the Revolving Credit Loans and other Obligations owing by such Borrower then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, and the applicable Loan Parties shall furnish cash collateral in an amount equal to 103% of their respective Letter of Credit Outstandings to be held and applied in accordance with Section 7.03, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties to the extent permitted by Applicable Law.

SECTION 7.02 Remedies on Default.

In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, the Agents may (and at the direction of the Required Lenders, shall) proceed to protect and enforce their rights and remedies under this Agreement or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Secured Parties. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.03 Application of Proceeds.

After the occurrence and during the continuance of (i) any Cash Dominion Event or (ii) any Event of Default and acceleration of the Obligations, all proceeds realized from any Loan Party or on account of any Collateral owned by a Loan Party or, without limiting the foregoing, on account of any payments in respect of any Obligations and all proceeds of the Collateral, shall be applied in the following order:

(a) FIRST, ratably to pay the Obligations in respect of any Credit Party Expenses, indemnities and other amounts then due to the Agents until paid in full;

(b) SECOND, ratably to pay any Credit Party Expenses and indemnities, and to pay any fees then due to the Lenders, until paid in full;

(c) THIRD, to the extent not previously reimbursed by the Lenders, to payment of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

(d) FOURTH, ratably to pay interest accrued in respect of the Obligations (other than as set forth in clause Third above) until paid in full;

(e) FIFTH, to pay principal due in respect of the Swingline Loans until paid in full;

(f) SIXTH, ratably to pay principal due in respect of the Revolving Credit Loans until paid in full;

(g) SEVENTH, to the Administrative Agent, to be held by the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders as cash collateral in an amount up to 103% of the then Stated Amount of Letters of Credit until paid in full;

(h) EIGHTH, to pay outstanding Obligations with respect to Cash Management Services furnished to any Loan Party by the Agents;

(i) NINTH, ratably to pay any other outstanding Obligations (including any outstanding Other Liabilities); and

(j) TENTH, to the Lead Borrower or such other Person entitled thereto under Applicable Law.

SECTION 7.04 Financial Covenant Cure.

Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrowers fail to comply with the requirements of the covenant set forth in Section 6.10, then until the expiration of the 5th day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 5.01(d), the Borrowers shall have the right to issue common equity for cash or otherwise receive a cash capital contribution (the “Cure Right”), and upon the receipt by the Lead Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrowers of such Cure Right, the calculation of Consolidated EBITDA as used in the covenant set forth in Section 6.10 shall be recalculated giving effect to the following pro forma adjustments:

(a) Consolidated EBITDA shall be increased for the purposes of determining compliance with such financial covenant at the end of the relevant period and each applicable subsequent periods which include such period, solely for the purpose of measuring the covenants set forth in Section 6.10 and not for any other purpose under this Agreement (including but not limited to determining the satisfaction of the Payment Conditions, any financial ratio-based conditions, or amount of any covenant baskets or carve-outs), by an amount equal to the Cure Amount; provided that the receipt by the Lead Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement and any reduction in Indebtedness, if applicable, from the Cure Amount shall not reduce Debt Service Charges for purpose of calculating the Consolidated Fixed Charge Coverage Ratio;

(b) If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the covenants set forth in Section 6.10, the Borrowers shall be deemed to have satisfied the requirements of the covenants set forth in SECTION 6.10 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the covenants set forth in Section 6.10 that had occurred shall be deemed cured for the purposes of this Agreement;

(c) Upon receipt by the Administrative Agent of written notice, prior to the expiration of the 5th day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 5.01(d)(the “Anticipated Cure Deadline”), that the Borrowers intend to exercise the Cure Right in respect of a Fiscal Month, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the covenants set forth in Section 6.10 until such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline (but the failure to so comply pending the receipt of the Cure Amount shall constitute a Default and the Lenders and the Issuing Banks shall not be obligated to fund any Revolving Credit Loans or issue any Letter of Credit until receipt by the Lead Borrower of the Cure Amount); and

(d) Notwithstanding anything herein to the contrary, (i) in each twelve-Fiscal Month period, there shall be at least six (6) Fiscal Months in respect of which the Cure Right is not exercised, (ii) there can be no more than eight (8) Fiscal Months in respect of which the Cure Right is exercised during the term of this Agreement, and (iii) for purposes of this Section 7.04, the Cure Amount utilized shall be no greater than the amount required for purposes of complying with the covenants set forth in Section 6.10.

ARTICLE VIII

THE AGENTS

SECTION 8.01 Appointment and Administration by Administrative Agent.

Each Credit Party hereby irrevocably designates Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Credit Parties each hereby (a) irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party, and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental or related thereto, and (b) agrees and consents to all of the provisions of the Security Documents. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.02 Appointment of Collateral Agent.

Each Secured Party hereby irrevocably designates Bank of America as Collateral Agent under this Agreement and the other Loan Documents. The Secured Parties each hereby (i) irrevocably authorizes the Collateral Agent (x) to enter into the Loan Documents to which it is a party, and (y) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental or related thereto, and (ii) agrees and consents to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.03 Sharing of Excess Payments.

Except as otherwise permitted hereunder (including under SECTION 2.27 hereof), if at any time or times any Secured Party shall receive (i) by payment, foreclosure, setoff, banker’s lien, counterclaim, or otherwise, or any payments with respect to the Obligations owing to such Secured Party arising under, or relating to, this Agreement or the other Loan Documents, or (ii) payments from the Administrative Agent in excess of such Secured Party’s ratable portion of all such distributions by the Administrative Agent, such Secured Party shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Secured Parties and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Secured Parties so that such excess payment received shall be applied ratably as among the Secured Parties in accordance with the provisions of SECTION 2.17 or Section 7.03, as applicable; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment. In no event shall the provisions of this paragraph be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply).

SECTION 8.04 Agreement of Applicable Lenders.

Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Applicable Lenders, action shall be taken by each Agent for and on behalf or for the benefit of all Secured Parties upon the direction of the Applicable Lenders, and any such action shall be binding on all Secured Parties. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.02.

SECTION 8.05 Liability of Agents.

(a) The Agents, when acting on behalf of the Secured Parties, may execute any of their respective duties under this Agreement or any of the other Loan Documents by or through any of their respective officers, agents and employees, and no Agent nor any of their respective directors, officers, agents or employees shall be liable to any other Secured Party for any action taken or omitted to be taken in good faith, or be responsible to any other Secured Party for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Agent nor any of their respective directors, officers, agents and employees shall in any event be liable to any other Secured Party for any action taken or omitted to be taken by it pursuant to instructions received by it from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing no Agent, nor any of their respective directors, officers, employees, or agents shall be: (i) responsible to any other Secured Party for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any other Loan Document or any related agreement, document or order; (ii) required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents; (iii) responsible to any other Secured Party for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations or any information contained in the books or records of the Loan Parties; (iv) responsible to any other Secured Party for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) responsible to any other Secured Party for the validity, priority or perfection of any Lien securing or purporting to secure the Obligations or for the value or sufficiency of any of the Collateral.

(b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the other Loan Documents. The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

(c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to any Loan Party on account of the failure or delay in performance or breach by any other Secured Party (other than by each such Agent in its capacity as a Lender) of any of its respective obligations under this Agreement or any of the other Loan Documents or in connection herewith or therewith.

(d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by them to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Loan Parties), independent accountants and other experts selected by any Loan Party or any Secured Party. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Applicable Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the other Secured Parties against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.06 Notice of Default.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has actual knowledge of the same or has received notice from a Secured Party or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent obtains such actual knowledge or receives such a notice, such Agent shall give prompt notice thereof to each of the other Secured Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Secured Parties. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that their compliance with such directions would be unlawful.

SECTION 8.07 Credit Decisions.

Each Secured Party (other than the Agents) acknowledges that it has, independently and without reliance upon the Agents or any other Secured Party, and based on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents. Each Credit Party (other than the Agents) also acknowledges that it will, independently and without reliance upon the Agents or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Revolving Credit Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.08 Reimbursement and Indemnification.

Each Secured Party (other than the Agents) agrees to (i) reimburse the Agents for such Secured Party’s pro rata share of outstanding Obligations held by such Secured Party (or, in the case of any Lender that has assigned its Commitments pursuant to Section 9.04 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this Section 8.08 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Commitment Percentage prior to such assignment) of (x) any expenses and fees incurred by any Agent for the benefit of Secured Parties under this Agreement and any of the other Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Secured Parties, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Loan Parties, and (y) any expenses of any Agent incurred for the benefit of the Secured Parties that the Loan Parties have agreed to reimburse pursuant to this Agreement or any other Loan Document and have failed to so reimburse, and (ii) indemnify and hold harmless each Agent and any of their respective directors, officers, employees, or agents, on demand, in the amount of such Secured Party’s Commitment Percentage (or, in the case of any Lender that has assigned its Commitments pursuant to Section 9.04 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this Section 8.08 with respect to acts or omissions that occurred prior to such assignment, such assigning Lender’s Commitment Percentage prior to such assignment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any Secured Party in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents to the extent not reimbursed by the Loan Parties, including, without limitation, costs of any suit initiated by each Agent against any Secured Party (except such as shall have been determined by a court of competent jurisdiction or another independent tribunal having jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent); provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Secured Party in its capacity as such. The provisions of this Section 8.08 shall survive the repayment of the Obligations and the termination of the Commitments and, in the case of any Lender that has assigned its Commitments pursuant to Section 9.04 hereof where the applicable assignee has not ratably assumed such Lender’s obligations under this Section 8.08 with respect to acts or omissions that occurred prior to such assignment, with respect to events which have occurred prior to any such assignment.

SECTION 8.09 Rights of Agents.

It is understood and agreed that the Agents shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not the Agents. Each Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if it were not an Agent thereunder.

SECTION 8.10 Notice of Transfer.

The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.04.

SECTION 8.11 Successor Agents.

Any Agent may resign at any time by giving thirty (30) Business Days’ written notice thereof to the other Secured Parties and the Lead Borrower. Upon any such resignation of an Agent, the Required Lenders shall have the right to appoint a successor Agent, which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent in any event shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and/or none shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the other Secured Parties, appoint a successor Agent which shall be a commercial bank (or affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $1,000,000,000, or capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the other Secured Parties in writing by such successor Agent) which, so long as there is no Specified Default, shall be reasonably satisfactory to the Lead Borrower (whose consent shall not in any event be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was such Agent under this Agreement and (ii) after such resignation for so long as it continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.

SECTION 8.12 Relation Among the Lenders.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender.

SECTION 8.13 Reports and Financial Statements.

By signing this Agreement, each Lender:

(a) agrees to furnish the Administrative Agent (i) prompt written notice upon the entering into of any leasing arrangement constituting a Bank Product and (ii) after the occurrence and during the continuance of a Cash Dominion Event (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender or its Affiliates;

(b) is deemed to have requested that the Agents furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower under SECTIONS 5.01(a) through and including 5.01(f), and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”) (and the Agents agree to furnish such Reports promptly to the Lenders, which Reports may be furnished in accordance with the final paragraph of SECTION 5.01);

(c) expressly agrees and acknowledges that no Agent makes any representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold each Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Revolving Credit Loan or Revolving Credit Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold each Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender in violation of the terms hereof.

SECTION 8.14 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other Applicable Law of the United States of America can be perfected only by possession or control. Should any Secured Party (other than an Agent) obtain possession or control of any such Collateral, such Secured Party shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

SECTION 8.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.02.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to ARTICLE VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender; fourth, as the Lead Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Lead Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in SECTION 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Outstandings and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 8.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 8.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.19(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 8.15(a)(ii).

(C) With respect to any fee payable under Section 2.19(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Outstandings or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Outstandings and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in SECTION 4.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate outstanding amount of Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to SECTION 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to them hereunder or under Applicable Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, cash collateralize the Issuing Bank’s Fronting Exposure.

(b) Defaulting Lender Cure. If the Lead Borrower, the Administrative Agent, the Swingline Lender and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders (without giving effect to Section 8.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 8.16 Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Collateral Agent to release any Lien upon any Collateral, and such Lien shall automatically be released, (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations (other than contingent indemnity obligations with respect to then unasserted claims and the Other Liabilities that are permitted by the providers thereof to remain outstanding), all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank) and all Letter of Credit Outstandings have been reduced to zero (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner reasonably satisfactory to the applicable Issuing Bank), (ii) (x) constituting property being sold, transferred or disposed of in a Permitted Disposition or (y) which constitutes property subject to the proviso in the definition of “Collateral” in the Security Agreement or subject to the proviso in Section 2.1 of the Pledge Agreement, (iii) as provided in any intercreditor agreement, including the Intercreditor Agreement with respect to Term Loan Priority Collateral, and (iv) as to the Collateral of any Facility Guarantor, upon its release from its Facility Guarantee as a result of a transaction or designation permitted hereunder (including as a result of designation as an Unrestricted Subsidiary). Except as provided above, the Collateral Agent will not release any of the Collateral Agent’s Liens without the prior written authorization of the Applicable Lenders. Upon request by any Agent or any Loan Party at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this Section 8.16.

(b) Upon at least two (2) Business Days’ prior written request by the Lead Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in Section 8.16(a); provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its reasonable opinion, would, under Applicable Law, expose the Collateral Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) Each Lender irrevocably authorizes each of the Administrative Agent and the Collateral Agent to (i) release any Facility Guarantor from its obligations under a Facility Guarantee if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder, and (ii) upon the request of the Lead Borrower and pursuant to documentation reasonably acceptable to the Administrative Agent and/or Collateral Agent, to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under clause (f), (h), (m), or (s) of the definition of Permitted Encumbrances.

SECTION 8.17 Co-Syndication Agents, Co-Documentation Agents and Arrangers.

Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication Agents, the Co-Documentation Agents and the Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents except as otherwise expressly provided herein.

SECTION 8.18 ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Credit Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Revolving Credit Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Credit Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Credit Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Revolving Credit Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.20 Administrative Agent May File Proofs of Claim; Credit Bidding.

In case of the pendency of any proceeding under any Bankruptcy Code, any other debtor relief law, or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Credit Extension shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans, Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.19 and Section 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.19 and Section 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Capital Stock or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Capital Stock thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Capital Stock and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of

Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Capital Stock and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 8.21 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any other Credit Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone or electronically, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a) if to any Loan Party, to it at 2006 Route 130, Burlington, New Jersey 08016, Attention: Legal Department (Telecopy No. 609-589-7838) (E-Mail: Christopher.Schaub@burlingtonstores.com), with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Drive, Chicago, Illinois 60606, Attention: Seth E. Jacobson (Telecopy No. (312) 407-8511), (E-Mail: seth.jacobson@skadden.com);

(b) if to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, 9th Floor, Boston, Massachusetts 02110, Attention: Nicholas Balta (Telecopy No. (617) 310-3087), (E-Mail; nicholas.j.balta@bofa.com), with a copy to Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110, Attention: Marjorie S. Crider (Telecopy No. (617) 341-7701), (E-Mail: marjorie.crider@morganlewis.com);

(c) if to any other Credit Party, to it at its address (or telecopy number or electronic mail address) set forth on the signature pages hereto or on any Assignment and Acceptance.

Notwithstanding the foregoing, any notice hereunder sent by e-mail shall be solely for the distribution of (i) routine communications such as financial statements and (ii) documents and signature pages for execution by the parties hereto, and for no other purpose. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by any Credit Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time.

(b) Except as otherwise specifically provided herein, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent(s) and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such waiver, amendment, modification or other agreement shall:

(i) Increase the Commitment of any Lender without the prior written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default or Event of Default shall not constitute an increase of any Commitment of any Lender);

(ii) Without:

(A) the prior written consent of all Lenders directly and adversely affected thereby (but not the Required Lenders), reduce the principal amount of any Obligation or reduce the rate of interest thereon (other than the waiver of the Default Rate), or reduce any fees payable under the Loan Documents; provided that no waiver, amendment or modification made, or other agreement entered into, in each case pursuant to the terms of Section 2.10, shall constitute a reduction in the rate of interest or fees for purposes of this clause (A);

(B) the prior written consent of all Lenders directly and adversely affected thereby (but not the Required Lenders), postpone the scheduled date of payment of the principal amount of any Obligation, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the Termination Date (it being understood that a waiver of interest pursuant to SECTION 2.12 shall not constitute a reduction, waiver or excuse of any payment of interest); provided that no waiver, amendment or modification made, or other agreement entered into, in each case pursuant to the terms of Section 2.10, shall constitute a postponement or reduction for purposes of this clause (B);

(C) prior written Unanimous Consent, except for Permitted Dispositions or for Collateral releases as provided in Section 8.16, release all or substantially all of the Collateral from the Liens of the Security Documents (it being understood that (1) entering into any Qualifying Pari Passu Intercreditor Agreement or any Qualifying Second Lien Intercreditor Agreement, or (2) incurring any Qualifying Secured Debt or secured Qualifying Other Debt shall not, in either case, constitute a release of all or substantially all of the Collateral from the Liens of the Security Documents);

(D) [reserved;]

(E) (1) prior written Unanimous Consent, increase any advance rate percentage set forth in the definition of “Borrowing Base”; or (2) prior written consent of the Supermajority Lenders, otherwise change the definition of the terms “Availability” or “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Inventory and Accounts acquired in a Permitted Acquisition to the Borrowing Base as provided herein;

(F) prior written Unanimous Consent, except in connection with Permitted Dispositions or as provided in Section 6.03 or Section 8.16, release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document;

(G) prior written Unanimous Consent, modify the definition of Permitted Overadvance so as to increase the amount thereof, or to cause the aggregate Commitments (or the Commitment of any Lender) to be exceeded as a result thereof, or, except as provided in such definition, the time period for a Permitted Overadvance;

(H) prior written Unanimous Consent, change SECTION 2.17 (provided that no waiver, amendment or modification made to Section 2.17 pursuant to the terms of Section 2.10, shall require the consent of any Lender), Section 7.03, or Section 8.03;

(I) prior written Unanimous Consent, (i) subordinate the Obligations hereunder to any other Indebtedness, or (ii) except as provided by operation of Applicable Law or in the Intercreditor Agreement, in any Qualifying Pari Passu Intercreditor Agreement, or except as provided in section 8.16, subordinate the Liens granted hereunder or claim of the Lenders or under the other Loan Documents to any other Lien; or

(J) prior written Unanimous Consent, change any of the provisions of this Section 9.02(b), the definitions of “Required Lenders”, “Supermajority Lenders”, or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder.

(iii) Without prior written consent of the Agents or the Issuing Banks, as the case may be, affect the rights or duties of the Agents or the Issuing Banks;

Provided, further, that:

(A) only the consent of the Administrative Agent and the Lead Borrower shall be required to waive, amend or modify the terms of the Fee Letter or any other fee letter to which the Administrative Agent and a Borrower are a party; and

(B) only the consent of the Administrative Agent, the Lead Borrower and the account bank party thereto shall be required to waive, amend or modify the terms of any Blocked Account Agreement.

(c) Notwithstanding anything to the contrary contained in this Section 9.02,

(i) in the event that the Lead Borrower shall request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 9.02(b) or all directly and adversely affected Lenders and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders (other than the Required Lenders) or by the directly and adversely affected Lenders, the Lead Borrower and the Administrative Agent shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Lead Borrower (such Lender or Lenders, collectively the “Minority Lenders”) subject to their providing for (A) the termination of the Commitment of each of the Minority Lenders, (B) the addition to this Agreement of one or more other financial institutions which would qualify as an Eligible Assignee, subject to the reasonable approval of the Administrative Agent, or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitments after giving effect to such amendment shall be in the same amount as the Total Commitments immediately before giving effect to such amendment, (C) if any Revolving Credit Loans are outstanding at the time of such amendment, the making of such additional Revolving Credit Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Revolving Credit Loans (including principal, interest, fees and other amounts due and owing under the Loan Documents) of the Minority Lenders immediately before giving effect to such amendment and (D) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing; and

(ii) the Administrative Agent may, and is hereby deemed instructed by the Applicable Lenders to, consent to non-substantive amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Arrangers to effect any Permitted Refinancing, Qualifying Secured Debt or Qualifying Other Debt. No Arranger shall bear any liability in connection with the foregoing.

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of

Collateral or any Loan Party, and (y) any Loan Document may be amended, supplemented and waived with the consent of the Administrative Agent at the request of the Lead Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects, any obvious error or any error or omission of a technical or immaterial nature or (iii) to cause any Loan Document to be consistent with this Agreement and the other Loan Documents.

(e) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(f) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement or any other Loan Document shall be effective against any Loan Party unless signed by such Loan Party.

(g) Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended as set forth in Section 2.02, Section 2.10(b) and Section 2.27 with only the consent of the Persons described in such Sections.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties shall jointly and severally pay all Credit Party Expenses incurred as of the Second Amendment Effective Date on the Second Amendment Effective Date. Thereafter, the Loan Parties shall jointly and severally pay all Credit Party Expenses within thirty (30) days after receipt of an invoice therefor setting forth such expenses in reasonable detail; provided that in the event the Loan Parties have a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Loan Parties or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Loan Parties’ rights with respect thereto).

(b) The Loan Parties shall, jointly and severally, indemnify the Secured Parties and each of their Subsidiaries and Affiliates, and each of the respective stockholders, directors, officers, employees, agents, attorneys, and advisors of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses (including legal expenses limited to the reasonable fees, charges and disbursements of one counsel for the Agents and one local counsel for the Agents in each applicable jurisdiction and one counsel for all other Indemnitees (other than the Agents), plus, in the event of an actual or potential conflict of which the Lead Borrower has been advised, one additional counsel to all of the affected Persons) incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Credit Extension or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability related in any way to any Loan Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any other Loan Document; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of any Agent or such Indemnitee or any Affiliate of such Indemnitee (or any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), (x) are relating to disputes among Indemnitees, (y) are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from a material breach by such Indemnitee of its obligations to a Loan Party, or (z) which constitute indirect, consequential, special or punitive damages; provided further that to the extent of any amounts paid to an Indemnitee in respect of this Section 9.03 for indemnified liabilities, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Loan Parties to it if such Indemnitee was finally judicially determined by a court of competent jurisdiction in a non-appealable judgment to not be entitled to receipt of such amount pursuant to operation of any of the foregoing clauses (w) through (y). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Loan Parties shall promptly pay the reasonable fees and expenses of such counsel.

(c) No party to this Agreement shall assert and, to the extent permitted by Applicable Law, each such party hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by the Loan Documents, any Credit Extension or the use of the proceeds thereof.

(d) The provisions of paragraphs (b) and (c) of this Section 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations or the assignment of any of the Obligations to a third party, the invalidity or unenforceability of any term or provision of any Loan Document, or any investigation made by or on behalf of any Credit Party. All amounts due under this Section 9.03 shall be payable within thirty (30) days of written demand therefor, which written demand shall set forth such amounts in reasonable detail.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agents and the Lenders (and any such attempted assignment or transfer without such consent shall be null and void), and (ii) no Lender may assign or transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, Indemnitees, any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and, so long as no Specified Default has occurred and is continuing, the Lead Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees (other than any Person in direct competition with a Loan Party’s business) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans at the time owing to it); provided, however, that no such consent of either the Administrative Agent or the Lead Borrower shall be required in connection with any assignment to another Lender or to an Affiliate of a Lender or an Approved Fund, and provided further that, each assignment shall be subject to the following conditions: (i) except in the case of an assignment to a Lender or an Affiliate or Approved Fund of a Lender, the amount of the Commitment or Revolving Credit Loans of the assigning Lender subject to a partial assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 or, if less, the entire remaining amount of the assigning Lender’s Commitment or Revolving Credit Loans; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00, unless such fee is waived by the Administrative Agent. Subject to acceptance and recording thereof pursuant to Section 9.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(e). The Loan Parties hereby acknowledge and agree that any effective assignment shall give rise to a direct obligation of the Loan Parties to the assignee and that the assignee shall be considered to be a “Credit Party” for all purposes under this Agreement and the other Loan Documents.

(c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Revolving Credit Loans and Letter of Credit Disbursements owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive and the Loan Parties and Credit Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement absent any manifest error, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(d).

(e) Any Lender may, without the consent of the Loan Parties or any other Person, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans owing to it), subject to the following:

(i) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged;

(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii) the Loan Parties and other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement;

(iv) any agreement or instrument pursuant to which a Lender sells a participation in the Commitments, the Revolving Credit Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 9.02(b)(ii)(A) or (B) that affects such Participant;

(v) subject to clauses (viii) and (ix) of this Section 9.04(e), the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.14 and SECTION 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b);

(vi) to the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender so long as such Participant agrees to be subject to Section 2.21(c) as though it were a Lender;

(vii) each Lender, acting for this purpose as an agent of the Loan Parties, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register (each a “Participation Register”) meeting the requirements of §5f.103-1(c) of the U.S. Treasury Regulations for the recordation of the names and addresses of its Participants and their rights with respect to principal and interest amounts and other Obligations from time to time. The entries in each Participation Register shall be conclusive and the Loan Parties and the Credit Parties may treat each Person whose name is recorded in a Participation Register as a Participant for all purposes of this Agreement (including, for the avoidance of doubt, for purposes of entitlement to benefits under SECTION 2.14, SECTION 2.23, and Section 9.08). The Participation Register shall be available for inspection by the Lead Borrower and any Credit Party at any reasonable time and from time to time upon reasonable prior notice;

(viii) a Participant shall not be entitled to receive any greater payment under SECTION 2.14 or SECTION 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent; and

(ix) a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.23 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 2.23(e) as though it were a Lender and such Participant is eligible for exemption from, or reduction in, the withholding Tax referred to therein, following compliance with Section 2.23(e).

(f) Any Credit Party may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Credit Party, including any pledge or grant to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, and this Section 9.04 shall not apply to any such pledge or grant of a security interest; provided, however, that no such pledge or grant of a security interest shall release a Credit Party from any of its obligations hereunder or substitute any such pledgee or grantee for such Credit Party as a party hereto.

(g) The Loan Parties authorize each Credit Party to disclose to any Participant or grantee and any prospective Participant or grantee, subject to the provisions of Section 9.15, any and all financial information in such Credit Party’s possession concerning the Loan Parties which has been delivered to such Credit Party by or on behalf of the Loan Parties pursuant to this Agreement or which has been delivered to such Credit Party by or on behalf of the Loan Parties in connection with such Credit Party’s credit evaluation of the Loan Parties prior to becoming a party to this Agreement.

(h) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its pro rata share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(i) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.05 Survival.

All covenants, agreements, indemnities, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Credit Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until (i) the Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan and all fees and other Obligations (other than contingent indemnity obligations with respect to then unasserted claims) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner satisfactory to the applicable Issuing Bank) and (iv) all Letter of Credit Outstandings have been reduced to zero (or cash collateralized or otherwise credit supported (including backstop letters of credit) in a manner satisfactory to the applicable Issuing Bank). The provisions of SECTION 2.14, SECTION 2.23, Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Obligations or any assignment thereof, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents, on behalf of themselves and the other Credit Parties, may require such indemnities as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Obligations that may thereafter arise under Section 9.03 hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all contemporaneous or previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the applicable Credit Parties and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Credit Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 9.07 Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff.

If any Specified Default shall have occurred and be continuing, each Secured Party, each Participant and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust and tax withholding accounts) at any time held and other obligations at any time owing by such Secured Party, Participant or Affiliate to or for the credit or the account of the Loan Parties against any and all of the Obligations of the Loan Parties now or hereafter existing under this Agreement or other Loan Document to the extent such are then due and owing, although such Obligations may be otherwise fully secured; provided that such Secured Party shall provide the

Lead Borrower with written notice promptly after its exercise of such right of setoff; and provided further that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Credit Party may have. No Credit Party will, or will permit its Participant to, exercise its rights under this Section 9.08 without the consent of the Administrative Agent or the Required Lenders. ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY SECURED PARTY, PARTICIPANT OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO OTHER CONFLICTS OF LAWS PRINCIPLES THEREOF.

(b) Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the non-exclusive jurisdiction of such courts. Each party to this Agreement hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Agreement against a Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Press Releases and Related Matters.

Each Borrower consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Borrower’s name, and with the consent of the Lead Borrower, logo or trademark. The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. The Administrative Agent and the Lenders reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.12 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13 Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Credit Loan, together with all fees, charges and other amounts that are treated as interest on such Revolving Credit Loan under Applicable Law (collectively, the “Charges”), shall be found by a court of competent jurisdiction in a final order to exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Credit Loan in accordance with

Applicable Law, the rate of interest payable in respect of such Revolving Credit Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Credit Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Credit Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or under Applicable Law, (ii) any rescission, waiver, amendment or modification of, or any release of any Loan Party from, any of the terms or provisions of, this Agreement, any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Secured Party.

(b) The obligations of each Loan Party to pay the Obligations in full hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Obligations after the termination of all Commitments to any Loan Party under any Loan Document), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the payment in full in cash of all the Obligations after termination of all Commitments to any Loan Party under any Loan Document).

(c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash of all the Obligations after the termination of all Commitments to any Loan Party under any Loan Document. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been paid in full in cash and performed in full after the termination of Commitments to any Loan Party under any Loan Document. Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Except as otherwise specifically provided herein, each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations (other than contingent indemnity obligations for then unasserted claims) and the termination of all Commitments to any Loan Party under any Loan Document. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Credit Loans made to another Loan Party hereunder (an “Accommodation Payment”), then the Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Loan Parties in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any date of determination, the “Allocable Amount” of each Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Loan Party hereunder without (a) rendering such Loan Party “insolvent” within the meaning of Section 101 (32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights and defenses arising out of an election of remedies by any Credit Party, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Credit Party’s rights of subrogation and reimbursement against such Loan Party by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise. Each Loan Party waives all rights and defenses that such Loan Party may have because the Obligations are secured by Real Estate which means, among other things: (i) a Credit Party may collect from any Loan Party without first foreclosing on any Real Estate or personal property Collateral pledged by a Loan Party; (ii) if any Credit Party forecloses on any Real Estate pledged by any Loan Party, the amount of the Obligations may be reduced only by the price for which that Real Estate is sold at the foreclosure sale, even if the Real Estate is worth more than the sale price; and (iii) the Credit Parties may collect Obligations from a Loan Party even if a Credit Party, by foreclosing on any such Real Estate, has destroyed any right any Loan Party may have to collect from the other Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses any Loan Party may have because the Obligations are secured by Real Estate. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

(f) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party waives all rights under the provisions of Nevada Revised Statutes 40.430 to the extent the waiver is permitted by Nevada Revised Statutes 40.495 or other Applicable Law in order to allow the enforcement of the Obligations against each such Loan Party prior to exercising rights against any Collateral or any other Loan Party.

(g) Each Loan Party hereby agrees to keep each other Loan Party fully apprised at all times as to the status of its business, affairs, finances, and financial condition, and its ability to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect thereto. Each Loan Party hereby agrees to undertake to keep itself apprised at all times as to the status of the business, affairs, finances, and financial condition of each other Loan Party, and of the ability of each other Loan Party to perform its Obligations under the Loan Documents, and in particular as to any adverse developments with respect to any thereof. Each Loan Party hereby agrees, in light of the foregoing mutual covenants to inform each other, and to keep themselves and each other informed as to such matters, that the Credit Parties shall have no duty to inform any Loan Party of any information pertaining to the business, affairs, finances, or financial condition of any other Loan Party, or pertaining to the ability of any other Loan Party to perform its Obligations under the Loan Documents, even if such information is adverse, and even if such information might influence the decision of one or more of the Loan Parties to continue to be jointly and severally liable for, or to provide Collateral for, the Obligations of one or more of the other Loan Parties. To the fullest extent permitted by Applicable Law, each Loan Party hereby expressly waives any duty of the Credit Parties to inform any Loan Party of any such information.

(h) Each of the Loan Parties hereby acknowledges and agrees that such Person does not have any offsets, defenses, claims, or counterclaims against any Credit Party for any actions or omissions under the Existing Credit Agreement, and that if any such Person now has, or ever did have, any such offsets, defenses, claims, or counterclaims against any such Credit Party for any actions or omissions under the Existing Credit Agreement, or any of its affiliates, officers, directors, employees, attorneys, representatives, predecessors, successors, or permitted assigns, whether known or unknown, at law or in equity, from the Closing Date through the Second Amendment Effective Date, each such Person expressly WAIVES any such offsets, defenses, claims, or counterclaims, and each such Person expressly RELEASES each Credit Party and its affiliates, officers, directors, employees, attorneys, representatives, predecessors, successors, and permitted assigns from any liability therefor.

SECTION 9.15 Confidentiality.

Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors involved with the financing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or by any subpoena or similar legal process (the Credit Parties’ agreeing to furnish the Lead Borrower with notice of such process and an opportunity to contest such disclosure as long as furnishing such notice and opportunity would not result in the Credit Parties’ violation of Applicable Law), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as, or no less favorable to the Loan Parties than, those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and any actual or prospective counterparty or advisors to any swap or derivative transactions relating to the Loan Parties and the Obligations so long as such Person or any of their Affiliates is not a competitor of any Loan Party and so long as such Person is not a Disqualified Institution, (g) with the consent of the Loan Parties, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or to the knowledge of such Credit Party, the breach of any other Person’s obligation to keep the information confidential, or (ii) becomes available to any Credit Party on a nonconfidential basis from a source other than the Loan Parties, or (i) to the extent that such Information is independently developed by such Credit Party. For the purposes of this Section, the term “Information” means all information received from or on behalf of the Loan Parties or any of their Affiliates relating to their business. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.16 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit

Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties or their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties or any of their respective Affiliates has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties or their respective Affiliates has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties or their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by Applicable Law, any claims that it may have against each of the Credit Parties or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.17 Patriot Act.

Each Credit Party hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Credit Party to identify such Borrower in accordance with the Act. Each Borrower is in compliance, in all material respects, with the Act. No part of the proceeds of the Revolving Credit Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.18 Foreign Asset Control Regulations.

Neither of the advance of the Revolving Credit Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons

Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

SECTION 9.19 Intercreditor Agreement.

The Loan Parties, the Agents, the Lenders and the other Credit Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents, the Lenders and the other Credit Parties shall remain in full force and effect.

SECTION 9.20 Florida Tax Provisions.

THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE GIVEN TO EVIDENCE AN OUT-OF-STATE LOAN AND OTHER OUT-OF-STATE CREDIT EXTENSIONS IN THE MAXIMUM AMOUNT OF $900,000,000. RULE 12B-4.053(31)(C), FLA. ADMIN. CODE, AND FLA. STAT. 199.133(2).

SECTION 9.21 Existing Credit Agreement Amended and Restated.

Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety and (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Loan Parties hereby agree that (i) the Letter of Credit Outstandings under, and as defined in, the Existing Credit Agreement on the Effective Date shall be Letter of Credit Outstandings hereunder, and (ii) all Obligations of the Loan Parties under, and as defined in, the Existing Credit Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such obligations and other liabilities.

SECTION 9.22 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Facility Guarantee or the grant of a security interest under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP

Guarantor’s obligations and undertakings under the Facility Guarantee voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 9.22 shall remain in full force and effect until the Obligations have been paid and performed in full. Each Loan Party intends this Section 9.22 to constitute, and this Section 9.22 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 9.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.24, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

Schedule 1.1(a) (Lenders and Commitments)

[See Attached]

Schedule 1.1(a)

Lenders and Commitments

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$190,000,000	29.230769231%
Wells Fargo Bank, National Association	$165,000,000	25.384615385%
US Bank National Association	$85,000,000	13.076923077%
JPMorgan Chase Bank, N.A.	$85,000,000	13.076923077%
Truist Bank	$85,000,000	13.076923077%
PNC Bank, National Association	$40,000,000	6.153846154%

TOTAL	$650,000,000	100.000000000%

ANNEX C

Form of Qualifying Pari Passu Intercreditor Agreement

[See Attached]

PARI PASSU INTERCREDITOR AGREEMENT

among

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties

JPMORGAN CHASE BANK, N.A.,

as Authorized Representative for the Credit Agreement Secured Parties,

WILMINGTON TRUST, NATIONAL ASSOCIATION

as the Additional Pari Passu Collateral Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto dated as of April 16, 2020

PARI PASSU INTERCREDITOR AGREEMENT, dated as of April 16, 2020 (as amended, restated, supplemented and/or otherwise modified from time to time, this “Agreement”), among BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation (the “Company”), the other Grantors (as defined below) from time to time party hereto, JPMORGAN CHASE BANK, N.A., (“JPMCB”), as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), JPMCB, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as collateral agent for the Additional Pari Passu Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Additional Pari Passu Collateral Agent”), WILMINGTON TRUST, as Trustee (as defined below) for the Initial Additional Pari Passu Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional Pari Passu Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Pari Passu Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Pari Passu Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent under the ABL Credit Agreement, and its successors and permitted assigns.

“ABL Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of September 2, 2011, among the Company, as lead borrower, the Guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, as the same may be amended, restated, supplemented, replaced, refinanced or increased (to the extent any such replacement, refinancing or increase has been designated as an “ABL Credit Agreement” for purposes of the ABL Intercreditor Agreement).

“ABL Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of April 16, 2020, among the Company, the other Grantors, the ABL Collateral Agent, JPMCB, in its capacity as First Lien Term Agent (as defined in the ABL Intercreditor Agreement), Wilmington Trust, in its capacity as First Lien Notes Agent (as defined in the ABL Intercreditor Agreement) and each additional agent from time to time party thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Pari Passu Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Additional Pari Passu Documents” means, with respect to the Initial Additional Pari Passu Obligations or any Series of Additional Senior Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Pari Passu Documents and the Additional Pari Passu Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Pari Passu Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Pari Passu Obligations) has been designated as Additional Pari Passu Obligations pursuant to Section 5.13.

“Additional Pari Passu Obligations” means all amounts owing to any Additional Pari Passu Secured Party (including the Initial Additional Pari Passu Secured Parties) pursuant to the terms of any Additional Pari Passu Document (including the Initial Additional Pari Passu Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees, and expenses accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional Pari Passu Document, whether or not such interest, fees, or expenses is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional Pari Passu Secured Parties.

“Additional Pari Passu Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional Pari Passu Obligations, including the Initial Additional Pari Passu Security Documents.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Collateral Agent” means (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional Pari Passu Collateral Agent. Upon the Additional Pari Passu Collateral Agent becoming the Applicable Collateral Agent, it shall provide a notice to the ABL Collateral Agent that it shall be the “Controlling Term Loan/Notes Agent” for all purposes under the ABL Intercreditor Agreement.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Pari Passu Obligations or the Initial Additional Pari Passu Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Pari Passu Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of the Additional Pari Passu Obligations, the Additional Pari Passu Collateral Agent.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Pari Passu Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of February 24, 2011, among the Company, the guarantors party thereto, the lenders from time to time party thereto, JPMCB, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Obligations” means all Obligations as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Credit Agreement Security Documents” means the Security Agreement, the Pledge Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, the date on which such Series of Pari Passu Obligations is no longer secured by such Shared Collateral in accordance with the terms of the documents governing such Series. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Pari Passu Obligations secured by such Shared Collateral under an Additional Pari Passu Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Pari Passu Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Grantors” means the Company and each of the Facility Guarantors (as defined in the Credit Agreement) and each other Subsidiary of the Company which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Pari Passu Agreement” means that certain Indenture, dated as of April 16, 2020, among the Company, the Guarantors identified therein, and Wilmington Trust, as trustee (in such capacity, the “Trustee”) and Wilmington Trust, as collateral agent, as amended, restated, supplemented, modified, replaced and/or Refinanced from time to time.

“Initial Additional Pari Passu Documents” means the Initial Additional Pari Passu Agreement, the notes issued thereunder, the Initial Additional Pari Passu Security Documents and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Passu Obligations.

“Initial Additional Pari Passu Obligations” means the Secured Obligations as such term is defined in the Initial Additional Pari Passu Security Agreement.

“Initial Additional Pari Passu Pledge Agreement” means the pledge agreement, dated as of the date hereof, among the Company, the Additional Pari Passu Collateral Agent and the other parties thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Initial Additional Pari Passu Secured Parties” means the Additional Pari Passu Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Pari Passu Obligations issued pursuant to the Initial Additional Pari Passu Agreement.

“Initial Additional Pari Passu IP Security Agreement” means the intellectual property security agreement, dated as of the date hereof, among the Company, the Additional Pari Passu Collateral Agent and the other parties thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Initial Additional Pari Passu Security Agreement” means the security agreement, dated as of the date hereof, among the Company, the Additional Pari Passu Collateral Agent and the other parties thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Initial Additional Pari Passu Security Documents” means the Initial Additional Pari Passu Security Agreement, the Initial Additional Pari Passu Pledge Agreement, the Initial Additional Pari Passu IP Security Agreement, the other Collateral Documents (as defined in the Initial Additional Pari Passu Agreement) and each other agreement entered into in favor of the Additional Pari Passu Collateral Agent for the purpose of securing any Initial Additional Pari Passu Obligations.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other case or proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereof required to be delivered by an Additional Senior Class Debt Representative to each Collateral Agent, each Authorized Representative and each Grantor pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Pari Passu Obligations and add Additional Pari Passu Secured Parties hereunder.

“JPMCB” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Passu Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Pari Passu Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Passu Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral, (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding or (3) at any time the Credit Agreement Collateral Agent is stayed from exercising remedies with respect to a material portion of the Shared Collateral pursuant to the ABL Intercreditor Agreement.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Passu Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Pari Passu Obligations.

“Pari Passu Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Pari Passu Secured Parties with respect to each Series of Additional Pari Passu Obligations.

“Pari Passu Security Documents” means, collectively, (i) the Credit Agreement Security Documents and (ii) the Additional Pari Passu Security Documents.

“Pledge Agreement” means the Pledge Agreement, dated as of February 24, 2011, among the Company, the Credit Agreement Collateral Agent and the other parties thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Investment Property, Instruments, and Chattel Paper (each as defined in the Security Agreement), in each case, delivered to or in the possession of a Collateral Agent under the terms of the Pari Passu Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, or replace, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) the Initial Additional Pari Passu Agreement and each Initial Additional Pari Passu Document, and (iii) each Additional Pari Passu Document.

“Security Agreement” means the Security Agreement, dated as of February 24, 2011, among the Company, the Credit Agreement Collateral Agent and the other parties thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Passu Secured Parties (in their capacities as such), and (iii) the Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Pari Passu Obligations, and (iii) the Additional Pari Passu Obligations incurred pursuant to any Additional Pari Passu Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Wilmington Trust” has the meaning assigned to such term in the introductory paragraph of this Agreement.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Pari Passu Obligations shall not be deemed to be an Impairment of any Series of Pari Passu Obligations. In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Obligations or the Pari Passu Security Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

SECTION 1.04 Additional First Lien Obligations. It is hereby agreed that (i) all obligations of the Grantors under the Initial Additional Pari Passu Documents and (ii) all Additional Pari Passu Obligations are hereby designated as “Additional First Lien Obligations” for all purposes under this Agreement, the Credit Agreement, the Credit Agreement Security Documents, the Initial Additional Pari Passu Agreement, the Initial Additional Pari Passu Documents, all Additional Pari Passu Documents, and all operative agreements evidencing or governing any Pari Passu Obligations.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03 and the ABL Intercreditor Agreement), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Company or any other Grantor or any Pari Passu Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Pari Passu Secured Party or received by the Applicable Collateral Agent or any Pari Passu Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such payments, proceeds, or distribution, to the sentence immediately following) to which the Pari Passu Obligations are entitled under any intercreditor agreement (other than this Agreement) (all payments, distributions, proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Passu Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Pari Passu Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the Pari Passu Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Subject to the ABL Intercreditor Agreement, only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Pari Passu Secured Party shall or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other Pari Passu Secured Party may file a proof of claim or statement of interest with respect to the Pari Passu Obligations owed to the Pari Passu Secured Parties; (ii) any Collateral Agent or any other Pari Passu Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Pari Passu Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse, in any material respect, to the Liens granted in favor of the Controlling

Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement or the ABL Intercreditor Agreement; and (iii) any Collateral Agent or any other Pari Passu Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such Pari Passu Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement and the ABL Intercreditor Agreement.

(b) With respect to any Shared Collateral at any time when the Additional Pari Passu Collateral Agent is the Applicable Collateral Agent, (i) the Additional Pari Passu Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Additional Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Additional Pari Passu Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Additional Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Pari Passu Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c) Notwithstanding the equal priority of the Liens on the Shared Collateral securing each Series of Pari Passu Obligations, the Applicable Collateral Agent (in the case of the Additional Pari Passu Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the Pari Passu Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each Pari Passu Secured Party agrees that (i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Passu Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, Insolvency or Liquidation Proceeding or other proceeding any claim against the Applicable Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other Pari Passu Secured Party to enforce this Agreement.

(b) Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Passu Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to Pari Passu Security Documents.

(a) If, at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent or any Grantor to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding (including any case or proceeding under the Bankruptcy Code or any other Bankruptcy Law or similar law by or against the Company or any of its Subsidiaries.

(b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each

Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-à-vis the Pari Passu Secured Parties as set forth in this Agreement (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments in cash, in connection with such DIP Financing and/or use of cash collateral, the cash proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code, any Bankruptcy Law or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full (other than contingent obligations).

SECTION 2.07 Insurance. As between the Pari Passu Secured Parties, the Applicable Collateral Agent, (and in the case of the Additional Pari Passu Collateral Agent, acting at the direction of the Applicable Authorized Representative), shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The Pari Passu Obligations of any Series may be amended, restated, extended, renewed, increased, registered, defeased, restructured, refunded, repaid, modified, supplemented or otherwise Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.10; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Additional Pari Passu Collateral Agent, promptly deliver all Possessory Collateral to the Additional Pari Passu Collateral Agent together with any necessary endorsements (or otherwise allow the Additional Pari Passu Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as reasonably requested by such Collateral Agent to effectuate the transfer contemplated hereby.

(b) The Additional Pari Passu Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

SECTION 2.10 Amendments to Security Documents.

(a) Without the prior written consent of the Credit Agreement Collateral Agent, the Additional Pari Passu Collateral Agent agrees that no Additional Pari Passu Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Pari Passu Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of the Additional Pari Passu Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse to reasonably promptly provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

SECTION 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Pari Passu Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Passu Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02 Exculpatory Provisions. The Applicable Collateral Agent shall not have any duties or obligations to any Pari Passu Secured Party except those expressly set forth herein. Without limiting the generality of the foregoing, the Applicable Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to this Agreement, the ABL Intercreditor Agreement or applicable law;

(c) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity;

(d) shall not, except as expressly set forth herein, be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction or (2) in reliance on a certificate from the Company stating that such action is permitted by the terms of this Agreement. The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until notice describing such Event of Default and referencing the applicable Secured Credit Documents is given to the Applicable Collateral Agent;

(e) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Secured Credit Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Secured Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Secured Credit Document, (5) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent under the terms of this Agreement; and

(f) need not segregate money held hereunder from other funds except to the extent required by law and shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at 270 Park Ave., New York, New York 10017, Attention of: Jennifer Heard;

(b) if to the Additional Pari Passu Collateral Agent or the Initial Additional Authorized Representative, to it at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Burlington Coat Factory Warehouse Notes Administrator, Facsimile: (612) 217-5651;

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c) Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Pari Passu Secured Parties and Additional Pari Passu Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Pari Passu Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Pari Passu Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Pari Passu Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive, incidental or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Passu Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Pari Passu Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional Pari Passu Documents, the Company may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional Pari Passu Documents to be incurred and secured on an equal and ratable basis by the liens securing the Pari Passu Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Pari Passu Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, a “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Indebtedness (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement,

(i) such Additional Senior Class Debt Representative, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional Pari Passu Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional Pari Passu Obligations and the initial aggregate principal amount or face amount thereof, which certificate shall state that such obligations are permitted to be incurred and secured on a pari passu basis with the Liens securing the then existing Pari Passu Obligations and by the terms of the then extant Secured Credit Documents;

(iii) all filings, recordations and/or amendments or supplements to the Pari Passu Security Documents necessary or desirable in the reasonable judgment of the Additional Pari Passu Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Additional Pari Passu Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Pari Passu Collateral Agent); and

(iv) the Additional Pari Passu Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative and each Grantor in accordance with Section 5.13, the Additional Pari Passu Collateral Agent will continue to act in its capacity as Additional Pari Passu Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such Additional Senior Class Debt Representative.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Security Documents, JPMCB is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Pari Passu Security Documents, Wilmington Trust is acting herein not in its individual capacity, but solely (i) when acting as Additional Pari Passu Collateral Agent, in its capacity as collateral agent under the Initial Additional Pari Passu Agreement, and (ii) when acting as the Initial Additional Authorized Representative, in its capacity as Trustee under the Initial Additional Pari Passu Agreement, solely for the Additional Pari Passu Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent, the Additional Pari Passu Collateral Agent or the Initial Additional Pari Passu Authorized Representative shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. It is understood and agreed that (i) JPMCB is entering into this Agreement solely its capacities as Administrative Agent and collateral agent under the Credit Agreement and the provisions of the Credit Agreement applicable to it as Administrative Agent and collateral agent thereunder shall also apply to it as the Credit Agreement Collateral Agent and Authorized Representative for the Credit Agreement Secured Parties hereunder and (ii) Wilmington Trust is entering into this Agreement in its capacities as trustee and collateral agent under the Initial Additional Pari Passu Agreement and the provisions of the Initial Additional Pari Passu Agreement granting or extending any rights, protections, privileges, indemnities and immunities to Wilmington Trust thereunder shall also apply to its acting as Initial Additional Pari Passu Collateral Agent and Initial Additional Authorized Representative hereunder. Whenever the Initial Additional Authorized Representative is the Applicable Authorized Representative hereunder, the Initial Additional Authorized Representative shall direct the Additional Pari Passu Collateral Agent to act or refrain from acting all in accordance with the terms of the Initial Additional Pari Passu Agreement.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, the Additional Pari Passu Collateral Agent any or any other Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Passu Security Documents.

SECTION 5.16 Additional GrantorsSECTION 5.17 . The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Additional Pari Passu Collateral Agent and the Credit Agreement Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Collateral Agent

By:	/s/ James A. Knight
Name: James A. Knight
Title: Executive Director

JPMORGAN CHASE BANK, N.A.,
as Authorized Representative for the Credit Agreement Secured Parties

By:	/s/ James A. Knight
Name: James A. Knight
Title: Executive Director

[Signature Page to Pari Passu Intercreditor]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Additional Pari Passu Collateral Agent

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Additional Authorized Representative

By:	/s/ Barry D. Somrock
Name: Barry D. Somrock
Title: Vice President

[Signature Page to Pari Passu Intercreditor]

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION

By:	/s/ David Glick
Name: David Glick
Title: Senior Vice President, Investor Relations and Treasurer
THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ David Glick
Name: David Glick
Title: Senior Vice President, Investor Relations and Treasurer

[Signature Page to Pari Passu Intercreditor]

ANNEX I

Grantors

Schedule I

1.	Burlington Coat Factory Holdings, LLC
2.	Burlington Coat Factory Investment Holdings, Inc.
3.	Burlington Coat Factory of Texas, L.P.
4.	Burlington Coat Factory of Kentucky, Inc.
5.	BURLINGTON COAT FACTORY DIRECT CORPORATION
6.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC.
7.	Burlington Coat Factory Warehouse of New Jersey, Inc.
8.	BURLINGTON COAT FACTORY OF PUERTO RICO, LLC
9.	COHOES FASHION OF CRANSTON, INC.
10.	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN INC
11.	Burlington Coat Factory of Pocono Crossing, LLC
12.	BURLINGTON COAT FACTORY OF TEXAS, INC.
13.	BURLINGTON COAT FACTORY REALTY OF EDGEWATER PARK, INC.
14.	BURLINGTON COAT FACTORY REALTY OF PINEBROOK, INC.
15.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK URBAN RENEWAL CORP.
16.	BCF Florence Urban Renewal, L.L.C.
17.	BCF Florence Urban Renewal II, LLC
18.	Burlington Merchandising Corporation
19.	Burlington Distribution Corp.

ANNEX II

[FORM OF] JOINDER NO. [    ] dated as of [    ], 202[    ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of April 16, 2020 (the “Pari Passu Intercreditor Agreement”), among Burlington Coat Factory Warehouse Corporation, a Florida corporation (the “Company”), the entities listed on Schedule I thereto (collectively with the Company, each, a “Grantor”), JPMorgan Chase Bank, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Pari Passu Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), JPMorgan Chase Bank, N.A., as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as Additional Pari Passu Collateral Agent, Wilmington Trust, National Association, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Additional Pari Passu Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Pari Passu Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.13 of the Pari Passu Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Additional Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Representative Joinder in accordance with the requirements of the Pari Passu Intercreditor Agreement and the Pari Passu Security Documents.

Accordingly, each Grantor, each Collateral Agent, each Authorized Representative and the New Representative agree as follows:

SECTION 1. The New Representative, as [trustee, administrative agent or other capacity] under the that certain [describe the applicable agreement evidencing the Additional Senior Class Debt] (the “New Additional Pari Passu Document”), hereby represents that it is the representative of [identify the Additional Senior Class Debt Parties] (the “New Additional Pari Passu Secured Parties”). In accordance with Section 5.13 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional Pari Passu Secured Parties. Each reference to a “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference. The New Representative also reaffirms the appointment of and appoints Wilmington Trust, National Association to serve as Additional Pari Passu Collateral Agent for the benefit of each Additional Pari Passu Secured Party, including, without limitation, the New Additional Pari Passu Secured Parties, and consents to the Additional Pari Passu Collateral Agent’s performance of, and ratifies and authorizes the Additional Pari Passu Collateral Agent to perform, its obligations under the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement and all Pari Passue Security Documents.

[1]	In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent.

SECTION 2. The New Representative represents and warrants to each Collateral Agent, each Authorized Representative and the other Pari Passu Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional Pari Passu Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic means shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. (a) Each Grantor hereby consents to the designation of additional debt as Additional Pari Passu Obligations and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Pari Passu Security Documents (including without limitation, the Security Agreement, dated as of April 16, 2020 (the “Security Agreement”), by and among the Grantors party thereto and the Additional Pari Passu Collateral Agent) to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Pari Passu Security Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such New Additional Pari Passu Obligations shall be entitled to all of the benefits of such Pari Passu Security Documents.

(b) In furtherance of the foregoing, to secure the prompt and complete payment, performance and observance of all of the Secured Obligations (as defined in the Security Agreement), each of the Grantors hereby grants to the Additional Pari Passu Collateral Agent for the Additional Pari Passu Secured Parties (including, in any event, the Additional Pari Passu Collateral Agent,[insert names of any other Authorized Representatives who previously executed a Joinder, becoming party to the Pari Passu Intercreditor Agreement] and the New Representative), a security interest upon all of its right, title and interest in, to and under the Collateral (as defined in the Security Agreement). In addition, each of the Grantors hereby authorizes the Additional Pari Passu Collateral Agent to file (but the Additional Pari Passu Collateral Agent shall not be obligated to file) UCC financing statements and/or amendments to UCC financing statements in any jurisdiction and with any filing office. Such UCC financing statements (and/or amendments) may describe or indicate the collateral covered by such financing statements as “all personal property of debtor, whether now owned or hereafter acquired or arising” or “all personal property of debtor, whether now owned or hereafter acquired “ or any words of similar effect and/or meaning.

SECTION 5. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 6. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8 All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address forth below its signature hereto.

SECTION 9. The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its fees and reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[	]	for the holders of
[		],

by
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged and agreed by:

JPMORGAN CHASE BANK, N.A., as the Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Additional Pari Passu Collateral Agent and Initial Additional Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Company

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

ANNEX III

[FORM OF] SUPPLEMENT NO. [    ] (the “Supplement”) dated as of [    ], 20[    ], to the PARI PASSU INTERCREDITOR AGREEMENT dated as of April 16, 2020 (the “Pari Passu Intercreditor Agreement”), among Burlington Coat Factory Warehouse Corporation, a Florida corporation (the “Company”) the entities listed on Schedule I thereto (collectively with the Company, each, a “Grantor”), JPMorgan Chase Bank, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Pari Passu Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), JPMorgan Chase Bank, N.A., as Authorized Representative for the Credit Agreement Secured Parties, Wilmington Trust, National Association, as Additional Pari Passu Collateral Agent, Wilmington Trust, National Association, as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. The Grantors have entered into the Pari Passu Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Pari Passu Intercreditor Agreement. Section 5.16 of the Pari Passu Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Initial Additional Pari Passu Agreement and the Initial Additional Pari Passu Documents.

Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.16 of the Pari Passu Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Applicable Collateral Agent and the other Pari Passu Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Applicable Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Pari Passu Intercreditor Agreement.

SECTION 8. The New Grantor agrees to reimburse the Applicable Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Applicable Collateral Agent. The Applicable Collateral Agent is executing and delivering this Supplement solely in its capacity as the Applicable Collateral Agent under the Pari Passu Intercreditor Agreement and in acting hereunder shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Applicable Collateral Agent under the Pari Passu Intercreditor Agreement, as if such rights, privileges, immunities and indemnities were set forth herein.

IN WITNESS WHEREOF, the New Grantor, and the Applicable Collateral Agent have duly executed this Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

Acknowledged by:
[_________________], as Applicable Collateral Agent,

By:
Name:
Title:

Schedule I to the

Supplement to the

Pari Passu Intercreditor Agreement

Grantors

[     ]

ANNEX D

Form of Conversion/Continuation

[See Attached]

EXHIBIT O

FORM OF CONVERSION / CONTINUATION

Date: ___________, _____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of September 2, 2011 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”) by, among others, (i) Burlington Coat Factory Warehouse Corporation (in such capacity, the “Lead Borrower”), (ii) the other Borrowers party thereto, (iii) the Facility Guarantors party thereto, (iv) the Lenders party thereto, and (v) Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement.

The Lead Borrower hereby requests (select one):

☐ a conversion of Loans from __________ (Type of Loan being converted)

☐ a continuation of LIBOR Rate Loans

On _________________ (a Business Day)2

In the amount of _____________________, and comprised of ________ Loans (Type of Loan being requested, converted to or continued)3

For LIBOR Rate Loans: with an Interest Period of ____

Solely if the foregoing request for conversion or continuation converts or continues a Loan as a LIBOR Rate Loan, then the Lead Borrower hereby represents and warrants that no Event of Default has occurred and is continuing, or will result from the proposed conversion or continuation.

[signature page follows]

[2]

Each notice of a conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans must be received by the Agent not later than 11:00 a.m. three Business Days prior to the requested date of any conversion to or continuation of Revolving Credit Loans. A Borrowing of LIBOR Rate Loans may be converted only on the last day of an Interest Period applicable thereto, unless the applicable Borrower pays all Breakage Costs incurred in connection with such conversion.

[3]

No Borrowing of Revolving Credit Loans may be converted into, or continued as, LIBOR Rate Loans at any time when any Event of Default has occurred and is continuing. The aggregate principal amount of Prime Rate Loans being converted into or continued as LIBOR Rate Loans shall be in an integral of $1,000,000 and at least $5,000,000.

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Dated as of the date above first written.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, as Lead Borrower

By:
Name:
Title:

SCHEDULE I

Borrowers

1.	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Florida corporation
2.	Burlington Coat Factory of Texas, L.P., a Florida limited partnership
3.	Burlington Coat Factory of Kentucky, Inc., a Kentucky corporation
4.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC., a New Jersey corporation
5.	Burlington Coat Factory Warehouse of New Jersey, Inc., a New Jersey corporation
6.	BURLINGTON COAT FACTORY OF PUERTO RICO, LLC, a Puerto Rico limited liability company
7.	COHOES FASHIONS OF CRANSTON, INC., a Rhode Island corporation
8.	BURLINGTON COAT FACTORY WAREHOUSE OF BAYTOWN INC, a Texas corporation
9.	Burlington Coat Factory of Pocono Crossing, LLC, a Virginia limited liability company
10.	Burlington Distribution Corp., a Delaware corporation

SCHEDULE II

Facility Guarantors

1.	Burlington Coat Factory Holdings, LLC, a Delaware limited liability company
2.	Burlington Coat Factory Investments Holdings, Inc., a Delaware corporation
3.	BURLINGTON COAT FACTORY OF TEXAS, INC., a Florida corporation
4.	BURLINGTON COAT FACTORY REALTY OF EDGEWATER PARK, INC., a New Jersey corporation
5.	BURLINGTON COAT FACTORY REALTY OF PINEBROOK, INC., a New Jersey corporation
6.	BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK URBAN RENEWAL CORP., a New Jersey corporation
7.	BCF Florence Urban Renewal, L.L.C., a New Jersey limited liability company
8.	BCF Florence Urban Renewal II, LLC, a New Jersey limited liability company
9.	Burlington Merchandising Corporation, a Delaware corporation

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